Exhibit I-1

（English Language Translation）

This integration and joint share transfer involves securities of a Japanese company. The integration and joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors are residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. Furthermore, it may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in open market or privately negotiated purchases.

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[Translation for reference only]
ENGLISH TRANSLATION OF JAPANESE-LANGUAGE DOCUMENT
This is an English translation of the original Japanese-language document and is provided for convenience only. In all cases, the Japanese-language original shall prevail.

Securities Code: 9477
June 4, 2014

To Our Shareholders

Masaki Matsubara,
Representative Director and President
KADOKAWA CORPORATION
13-3, 2-chome, Fujimi, Chiyoda-ku, Tokyo

NOTICE OF THE 60TH GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of KADOKAWA CORPORATION (the "Company")

Taking this occasion, we would like to express our deep gratitude to you for your good offices.

You are cordially invited to attend our 60th Annual General Meeting of Shareholders.

If you are unable to attend the meeting, you can exercise your voting rights in writing or on the Internet. Please review the "Reference Materials on the General Meeting of the Shareholders" hereinafter described, indicate your approval or disapproval for each of the proposals on the enclosed ballot, paste the protective seal enclosed on the ballot and mail it back to us by 17:00, Friday, June 20, 2014 (JST) or access the website for the exercise of voting rights (http://www.evote.jp/) from a personal computer or mobile phone or smart phone and enter your approval or disapproval for each proposal by 17:00, Friday, June 20, 2014 (JST).
Very truly yours,

Details

1.	Date:	10:00 a.m. on Saturday, June 21, 2014
(The reception of participants in the meeting will begin at 9:00 a.m.)

2.	Place:	"Rose Room," 9th floor, Tokyo Kaikan
2-1, 3-chome, Marunouchi, Chiyoda-ku, Tokyo

3.	Objectives
Matters to be reported:
1.
Presentation of the Business Report, Consolidated Financial Statements, and Audit Report on the Consolidated Financial Statements by the Independent Auditor and the Board of Statutory Auditors for the 60th fiscal year (from April 1, 2013 to March 31, 2014)

2.	Presentation of the Non-consolidated Financial Statements for the Company's 60th fiscal year (from April 1, 2013 to March 31, 2014)

Proposals to be acted upon
Proposal 1:	To Appropriate Retained Earnings
Proposal 2:	To Approve the Share Transfer Plan

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Proposal 3:	To Elect Twenty-two (22) Directors
Proposal 4:	To Elect One (1) Statutory Auditor

4.	Points to Note about the Convocation of the Meeting
(1)
If you neglect to indicate your approval or disapproval for any proposal on the enclosed voting rights exercise form, you will be assumed to have approved the proposal and your vote will be counted accordingly.

(2)	If you exercise your voting rights more than once;
1)	If you exercise your voting rights both in writing and online, only the voting rights you exercise online will be counted.
2)
If you exercise your voting rights more than once online, only the voting rights you exercise last will be counted. The same will apply if you exercise your voting rights more than once by a personal computer, a smartphone and by a mobile phone: only the last vote will be counted.

—
If you plan to attend in person, please present the enclosed voting rights exercise form at the reception desk upon your arrival. For the purpose of saving resources, please be sure to bring this notice with you.

—
Any changes in the Reference Materials on the Exercise of Voting Rights, Business Report, or consolidated or non-consolidated financial statements will be reported on the Company's website (http://ir.kadokawa.co.jp/).

—
The shareholders in the name of management trust banks, etc., (including permanent agents) who have applied in advance for the use of the platform for electronic exercise of voting rights, which is managed by ICJ Inc., a joint venture organized by the Tokyo Stock Exchange Group, Inc. and others, may exercise their voting rights on the platform as a method for exercising voting rights by an electronic means, in addition to the exercise of voting rights online.

[During the general meeting of shareholders, we will adopt the "Cool Biz" style, i.e., light clothes rather than formal ones. Please be lightly dressed when you attend the meeting.]

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(Attached Documents)

Business Report
[From April 1, 2013 to March 31, 2014]

1.	Overview of Business

(1)	Progress and Results of Business

In the fiscal year under review (April 2013 to March 2014), the Japanese economy gradually improved in response to economic and monetary stimulus measures, with exporters leading the revival in corporate earnings. The penetration rates for smartphones, tablets and other digital devices increased further, and the shift towards high-speed digital data communications continued. Japan's digital infrastructure has now developed to the point where many consumers have easy and ubiquitous access to a wide variety of digital content.

In an environment that affords content providers new business opportunities, the Kadokawa Group continued its evolution into a "mega-content publisher" with core competences in publishing and visual media. The Group also made structural reforms to rise to the challenge of developing new platform-based businesses. By implementing a comprehensive business development plan, the Group aims to become one of the leaders of the next-generation content industry over the long term.

In book business, sales of books and comics declined compared with the prior year, reversing the positive growth trend of the past few years. This was, however, offset by the Group's development of titles designed for multiple media and active targeting of new genres. Overall, sales growth remained solid. In March 2014, to thrive in a shrinking market for printed comic magazines and promote the growth of new comic franchises, the Group launched Comic Walker as an online comics portal.

In magazine and advertisement business, although profitability in this business segment improved due to a recovery in magazine advertising revenues and lower merchandise return rates, sales of magazines continued to decline. The Group responded by continuing to trim fixed costs and reorganize unprofitable operations, while expanding into new service and online ad businesses to exploit the rapidly rising penetration of smartphones in Japan. Efforts to restructure operations along these lines were accelerated. In January 2014, in a joint venture with Coca-Cola Japan, the Group began publishing Georgia Weekly, a free magazine for smartphone users. The new title is linked to one of Japan's top brands of canned coffee.

In visual business, the Group successfully stabilized profits in this business segment by selling its multi-screen cinema complex operations and implementing stricter cost controls. Sales of DVDs and Blu-ray discs made a significant contribution to sales, particularly of anime titles and other genre movies with avid fan bases.

In Internet and digital business, the Group's sales of e-books and other online publications grew further, particularly using promotional campaigns for the "BOOK¶WALKER" platform. The "All Kadokawa Fair" event organized on October 1, 2013 with the support of external e-book vendors, coupled with successful end-of-year marketing campaigns, contributed to strong growth in sales of e-books. The Group also continued to focus on expanding the market by attracting new customers.

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In overseas business, sales and profits increased in this segment, supported by the growth of the publishing business in Taiwan and the development of new sales of anime and branded character merchandise. The sale of consolidated subsidiaries based in Hong Kong reduced net sales, but the Group was able to book extraordinary gain on sales of shares of subsidiaries and affiliates.

As a result, the Group's consolidated performance in the fiscal year under review was net sales of 151,148 million yen (declined 6.5% over the previous year), operating income of 6,169 million yen (declined 22.4% over the previous year), ordinary income of 7,337 million yen (declined 15.3% over the previous year) and net income of 7,592 million yen (up 50.6% over the previous year).

The main hit products by category that contributed to the Group's performance in this fiscal year are as follows:

[Books]

"INFERNO" (Dan Brown) (Kadokawa Shoten)
"MONSTER HUNTER 4: THE MASTER GUIDE" (ASCII Media Works)
"OIZUMI ESSAY: A 16-YEAR COMPOSITION" (Yo Oizumi) (Media Factory)

[Pocket editions]

"KENCHO OMOTENASHI KA" (Hiro Arikawa) (Kadokawa Shoten)
"MARIABEETLE"(Kotaro Isaka) (Kadokawa Shoten)
"BIBLIA SECONDHAND BOOKSTORE'S NOTEBOOK of INCIDENTS" (En Mikami) (ASCII
Media Works)

[Light novels]

"SWORD ART ONLINE" (Reki Kawahara) (ASCII Media Works)
"THE IRREGULAR AT MAGIC HIGH SCHOOL" (Tsutomu Sato) (ASCII Media Works)
"KAGEROU DAYS" (Jin) (Shizen no Teki P) (Enterbrain)

[Comics]

"TOARU KAGAKU NO RAIL GUN" (Kazuma Kamachi/Motoi Fuyukawa/Kiyotaka Haimura) (ASCII Media Works)
"THERMAE ROMAE" (Mari Yamazaki) (Enterbrain)
"SAKAMOTO DESU GA? " (Nami Sano) (Enterbrain)
"TONARI NO SEKI-KUN" (Takuma Morishige) (Media Factory)

[Feature-length films]

"STEINS;GATE: FUKA RYOIKI NO DÉJÀ VU," "SADAKO 3D2," and "GRAND ILLUSION (NOW YOU SEE ME)" (Kadokawa Shoten)

[DVDs and Blu-ray works]

"WORLD WAR Z," "LIBRARY WAR," "STEINS;GATE: FUKA RYOIKI NO DÉJÀ VU," and "DATE ALIVE" (Kadokawa Shoten)
"KAGIDOROBO NO METHOD" (Media Factory)

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[Game software products]

PSP, "KYOKAISENJO NO HORIZON PORTABLE" (ASCII Media Works)
PSVita, "PHOTOKANO Kiss" (Enterbrain)
Browser Game, "KANTAI COLLECTION: KAN-COLLE" (Kadokawa Games)

Note:	The names shown in parentheses after each title include names of the companies that were merged with the Company and dissolved on October 1, 2013 as they are still used as brand company names.

(2)	Status of the Group's Capital Investment

The Group's capital investment in the fiscal year under review totaled 2,354 million yen on a consolidated basis.

Key items of spending included (1) purchases of facilities and equipment at the Company's head office in Chiyoda Ward, Tokyo due to a large-scale office reorganization associated with the restructuring of Group operations in which the Company merged with nine consolidated subsidiaries, (2) the purchase of land in Chiyoda Ward, Tokyo for the construction of a new head office for the Company, and (3) investments in additional functions for the BOOK¶WALKER content distribution platform.

The revised resolution on the construction plan of the new head office building in Chiyoda Ward, Tokyo, that had been in the planning phase at the end of the previous fiscal year, was adopted at the Board of Directors as below:

i) Total invested amount	5,851 million yen
ii) Amount paid	3,241 million yen
iii) Scheduled completion date	February 2015
iv) Gross floor area	8,346 m2

(3)	Status of the Group's Financing

The Group did not arrange any financing deserving special mention in this fiscal year, but in order to raise business funds flexibly and efficiently, we continued a commitment line contract (lending limit: 15 billion yen) with more than one bank.

As of the end of this fiscal year, we had no loan payable under any of the commitment line contracts.

(4)	Issues to Be Addressed by the Group

Looking at the market conditions that affect the Group's operations, while the overall business environment remains challenging in the Japanese publishing market, which is now worth less than 1,700 billion yen per year, the e-books market has been growing rapidly.

At 194.2 billion yen, total Japanese box office takings were slightly smaller in year-on-year terms in the year under review, but have generally been flat. The market for video releases continues to shift towards the Blu-ray format, but this is not offsetting the loss of DVD sales, and the overall market remains in decline. In contrast, the Japanese advertising market has expanded for the past two years, boosted by the stimulatory impact of Abenomics and the

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boost to demand that occurred ahead of the April 2014 hike in the consumption tax. In the communications sector, smartphone and tablet penetration rates have continued to rise rapidly as the result of 4G network investments by the major carriers and increased provision of public Wi-Fi and other hot spots, which are giving consumers high-speed mobile access to large volumes of data.

The Group seeks to foster the sustained development of content-generation capabilities in its publishing, visual and game operations to support high-value IP (Intellectual Properties of creative works, characters, etc.) creation amid a transformation of conditions in the media sector. In parallel, the Group is also targeting the development of varied platforms for the distribution of this IP to a broad customer base. By developing businesses in this way across multiple media sectors, the Group aims to maximize profits.

In book business, the Group is carrying out activities with the aim of being number one in each of its product categories, such as the Kadokawa Library of pocket editions, which has a history of over 60 years, books, shinsho-size editions, comics, light novels and strategy guides for computer games. In the field of light novels, the Group's strong point, we have been successfully building customer lifetime value by developing a range of dramatic novels aimed at readers who grew up on light novels. This range is being marketed under the Media Works Bunko label. In comics, the Group continues to explore new creative possibilities and garner industry awards for its publications. Separately, in December 2013, the Group strengthened its content lineup with the acquisition of Choubunsha Publishing Co., Ltd., a publisher of textbooks and other titles for school libraries with an established brand and strong capabilities in title planning and development. This move will help the Group realize new business development possibilities.

In visual business, the Group continues to concentrate on the turning of the abundant group IP created by our publishing business into visual products and the production and distribution of live-action movies and animated cartoons.

In magazine business, although market conditions remain dull and challenging, the Group is working to stimulate customer purchases by updating the visual presentation of its print media titles. In addition, the Group seeks to increase profitability through the following efforts; 1) continuing to move existing brands to digital platforms, 2) steering more customers to the website, 3) diversification of income streams from prepaid subscriptions, e-commerce and other means, and 3) effective introduction of optimized technologies to distribute ads. In other initiatives, the Group has established the subsidiary Walker47 Inc. to provide location-based information services to smartphone users by combining local data with the Group's expertise in entertainment-related information. The aim is to create an original business model for location-based information services through the development of these operations.

In advertising, to complement operations in print and online media and special events, the Group has been working to establish fresh revenue streams by securing orders for the development and management of customized e-zines.

In the Internet/Digital business segment, the core focus of the Group's growth strategy is the BOOK¶WALKER content distribution platform, whose sales of book titles have been growing at 300% in year-on-year terms. The Group also expects substantial growth in sales from the Comic Walker online portal that went live on March 22, 2014. Based on access to all of the Group's content, this platform aims to deliver content to readers of comics around the world in Japanese, English and Chinese.

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In other IP development initiatives, the Group has enjoyed initial success in establishing trading card operations. In this area, we will strive to create the original contents that will be accepted worldwide and to reinforce merchandizing activities.

In overseas business, besides promoting the development of IP which can be accepted on a global scale, the Group's business development efforts in Asia focus on Taiwan where the business has shown steady growth through publishing business including "TaiwanWalker" and light novels. Moreover, the Group has started a business to sell SIM cards, with an eye to the expansion of business fields targeted for foreign visitors to Japan for the 2020 Tokyo Olympic Games. The Group has also established KADOKAWA International Edutainment Co., Ltd. to develop specialist schools for developing promising overseas manga artists, animators and voice talents. Over time, the Group plans to leverage its growing presence in Asia to expand operations globally.

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(5)	Status of Assets and Profit and Loss in the Three Preceding Fiscal Years

1)	Status of the Group's assets and profit and loss

Division	57th fiscal year (ended in March 2011)	58th fiscal year (ended in March 2012)	59th fiscal year (ended in March 2013)	60th fiscal year (fiscal year under review) (ended in March 2014)
Net sales (million yen)	140,055	147,392	161,602	151,148
Ordinary income (million yen)	8,572	5,905	8,661	7,337
Net income (million yen)	6,367	3,604	5,040	7,592
Net income per share (yen)	252.65	140.03	194.72	277.80
Total assets (million yen)	121,951	128,751	139,898	156,105
Net assets (million yen)	73,150	77,050	87,545	110,931
Net assets per share (yen)	2,881.46	2,945.20	3,339.17	3,772.22

Note:
The Company applied the "Accounting Standard for Retirement Benefits" (revised on May 17, 2012) and the "Guidance on the Accounting Standard for Retirement Benefits" (revised on May 17, 2012) effective from the 60th fiscal year ended March 31, 2014.

2)	Status of the Company's assets and profit and loss

Division	57th fiscal year (ended in March 2011)	58th fiscal year (ended in March 2012)	59th fiscal year (ended in March 2013)	60th fiscal year (fiscal year under review) (ended in March 2014)
Net sales (million yen)	3,975	6,718	5,719	94,655
Ordinary income (million yen)	1,010	2,949	971	1,564
Net income or net loss (million yen)	(591)	2,747	677	17,673
Net income or net loss per share (yen)	(23.46)	106.77	26.18	646.65
Total assets (million yen)	90,824	95,705	106,976	147,236
Net assets (million yen)	61,436	64,816	69,708	101,988
Net assets per share (yen)	2,442.45	2,504.19	2,693.17	3,486.32

Note:	Assets and profit and loss varied significantly in the 60th fiscal year ended March 31, 2014 compared with the prior year because of the merger of the Company with ten consolidated subsidiaries.

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(6)	Status of Important Subsidiaries

Company name	Capital stock (million yen)	Company's ratio of voting rights (%)	Principal business
Kadokawa Games, Ltd.	125	100.0	Manufacture/sale of game software
BOOK WALKER Co., Ltd.	100	100.0	Distribution of electronic content
KADOKAWA DAIEI STUDIO CO., LTD.	100	100.0	Film production studio
Kadokawa Media House Inc.	80	100.0	Advertising agency
Glovision Inc.	30	100.0	Video production/editing
KADOKAWA TAIWAN CORPORATION	158 (million NT dollars)	85.1	Publishing and editing
Chara-Ani Corporation	465	76.3	Sale of audio/visual software Manufacture of character merchandise
smiledge Co., Ltd.	99	60.0	Advertising agency

Notes:	1.	Figures for "Company's ratio of voting rights" include those of indirect ownership.

2.
Kadokawa Group Publishing Co., Ltd., Kadokawa Shoten Co., Ltd., Kadokawa Magazines Inc., Fujimi Shobo Co., Ltd., ASCII Media Works Inc., Enterbrain, Inc., Chukei Publishing Co., and Media Factory, Inc. were excluded from the list of the important subsidiaries because they were merged into the Company during the fiscal year under review.

(7)	Status of the Transfer and Acquisition of Business, Split-ups and Mergers and the Acquisition or Disposal of Shares, etc., of Other Companies

Disposal of Hong Kong-based subsidiaries

1)	Sale of shares in IDSL

On August 15, 2013, the Group's Hong Kong-based consolidated subsidiary Kadokawa Intercontinental Group Holdings Ltd. (KIGHL) sold a 100% stake in KIGHL's wholly owned subsidiary Intercontinental Development and Services Ltd. (IDSL) to the Hong Kong-based company Lai Sun Development Co., Ltd. for a total consideration of HK$130 million.

2)	Sale of shares in KIGHL

On August 15, 2013, the Group's Hong Kong-based consolidated subsidiary Kadokawa Holdings Asia Ltd. (KHAL) sold its entire stake in KIGHL to the Hong Kong-based company eSun Holdings Ltd. for a total consideration of HK$175 million.

(8)	Principal Business (as of March 31, 2014)

The Group's principal business is the development, production, purchasing and sale of books, magazines and video content and related business.

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(9)	Principal Offices and Plants (as of March 31, 2014)

1)	The Company

Name	Address
Head Office	Chiyoda-ku, Tokyo
MEDIA FACTORY Brand Company	Shibuya-ku, Tokyo
Kadokawa Cinema Shinjuku	Shinjuku-ku, Tokyo
Kadokawa Cinema Yurakucho	Chiyoda-ku, Tokyo
Kansai Office	Osaka, Osaka Pref.
Kyushu Office	Fukuoka, Fukuoka Pref.
Tokai Office	Nagoya, Aichi Pref.
Yokohama Office	Yokohama, Kanagawa Pref.
Hokkaido Office	Sapporo, Hokkaido

2)	Subsidiaries

Name	Address
Building Book Center Co., Ltd.	Miyoshi-cho, Iruma-gun, Saitama Pref.
KADOKAWA DAIEI STUDIO CO., LTD.	Chofu-shi,Tokyo
smiledge Co., Ltd.	Chuo-ku, Tokyo
Glovision Inc.	Shinjuku-ku, Tokyo
KADOKAWA TAIWAN CORPORATION	Taiwan

(10)	Status of Employees (as of March 31, 2014)

1)	Employees in the Group

Number of employees	Year-on-year change
2,961 (270) persons	Up 106 (down 207) persons
Notes: 1.	The number of employees is those of full-time employees, and the yearly average number of part-time employees is shown in parentheses separately.
2.
The number of part-time employees was decreased by 207 compared with the prior year mainly because Kadokawa Intercontinental Group Holdings Ltd. and its twelve subsidiaries were excluded from the scope of consolidation as a result of the sale of the company's shares.

2)	Employees in the Company

Number of employees	Year-on-year change	Average age	Average length of service
1,919 persons	Up 1,866 persons	39.8 years of age	0.5 years
Notes: 1.	The number of employees is those of full-time employees.
2.
Due to the Company's merger with its ten consolidated subsidiaries in total during the fiscal year under review, the number of employees was radically increased over the previous fiscal year. The average length of service was counted from October 1, 2013, when all the mergers were completed.

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(11)	Status of Principal Lenders (as of March 31, 2014)

Lender	Amount borrowed (million yen)
Mizuho Bank, Ltd.	110

2.	Status of the Company

(1)	Status of Shares (as of March 31, 2014)

1)	Number of shares authorized to be issued by the Company:	100,000,000	shares
2)	Number of outstanding shares:	29,258,393	shares
3)	Number of shareholders:	13,917	persons
4)	Major shareholders (top ten)

Name	Number of shared held (thousand shares)	Ratio of equity participation (%)
Japan Trustee Services Bank, Ltd．(Trust Account)	2,347	8.03
The Master Trust Bank of Japan, Ltd. (Trust Account)	1,677	5.73
Nippon Life Insurance Co.	1,549	5.30
Culture Convenience Club Co., Ltd.	1,375	4.70
NORTHERN TRUST CO. (AVFC) RE 15PCT TREATY ACCOUNT	1,355	4.63
Namco Bandai Holdings Inc.	1,310	4.48
Mizuho Bank, Ltd.	1,127	3.85
NTT docomo, Inc.	1,031	3.52
Tsuguhiko Kadokawa	819	2.80
DWANGO Co., Ltd.	730	2.50

Note:	The treasury shares are excluded in the calculation of the ratio of equity participation shown above.

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(2)	Status of Subscription Rights to Shares, etc. (as of March 31, 2014)

Yen-denominated convertible bond-type bonds with subscription rights to shares maturing in 2014 issued according to the resolution adopted at the meeting of the board of directors held on December 1, 2009

a.	Total amount and year-end balance of the bonds with subscription rights to shares:
Bonds issued:	11,000 million yen
Outstanding balance:	2,580 million yen

b.	Number of subscription rights to shares:
Number of subscription rights to shares issued:	2,200
Number of subscription rights to shares outstanding at end of period:	516

c.	Type and number of shares covered by the subscription rights to shares:
Type of shares:	Common shares
Number of shares issued:	4,403,522 shares
Number of shares outstanding at end of period:	1,032,826 shares

d.	Issue price of the subscription rights to shares:
Free of charge

e.	Amount to be paid on exercise of each subscription right to shares:
5,000,000 yen per subscription right to shares

f.	Exercise period of the subscription rights to shares:
From January 4, 2010 to December 4, 2014

g.	Amount per share for calculating the number of the Company's common shares to be issued on exercise of the subscription rights to shares (conversion price):
2,498 yen

h.	Amount of capitalization in the issue price of new shares:
1,249 yen

i.	Condition for exercising the subscription rights to shares:
No partial exercise of each subscription right to shares shall be made.

j.	Reason and condition for canceling the subscription rights to shares:
No reason for canceling the subscription rights to shares shall be defined.

k.	Matter concerning the transfer of the subscription rights to shares:
The subscription rights to shares are attached to the convertible bond-type bonds with subscription rights to shares and may not be transferred by separating them from the bonds.

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(3)	Status of Company Officers

1)	Directors and statutory auditors (as of March 31, 2014)

Position in the Company	Name	Responsibilities and important concurrent positions in other companies
Chairman of the Board	Tsuguhiko Kadokawa	Executive President of the Kadokawa Culture Promotion Foundation Representative Director and President of Kadokawa Ascii Research Laboratories, Inc.
Representative Director and President	Tatsuo Sato	Executive General Manager of the General IP Business Headquarters Executive General Manager of the General International Business Headquarters of the Group
Representative Director and Senior Managing Director	Shinichiro Inoue	Executive General Manager of the General Entertainment Content Creation Business Headquarters of the Group
Managing Director	Tsuneo Taniguchi	Executive General Manager of the General Administrative Headquarters of the Group
Managing Director	Masaki Matsubara	Executive General Manager of the General Management Headquarters of the Group
Managing Director	Koichi Sekiya	Executive General Manager of the General Sales and Marketing Headquarters of the Group President of Kadokawa Book Navi Co.
Managing Director	Hirokazu Hamamura	Executive General Manager of the General Media & Information Business Headquarters
Director	Kiyoshi Takano	Manager of the Structural Reform Promotion Division
Director	Takashi Yamaguchi	Representative Director and President of Japan Digital Library Service Co., Ltd
Director	Susumu Tsukamoto	Executive Deputy General Manager of the General International Business Headquarters of the Group President of KADOKAWA TAIWAN CORPORATION
Director	Osamu Ota	Executive Deputy General Manager of the General Media & Information Business Headquarters Representative Director and President of K. Sense Co.
Director	Toshiyuki Yoshihara	Executive Deputy General Manager of the General Entertainment Content Creation Business Headquarters of the Group
Director	Akira Watanabe	Executive Deputy Manager of the General Management Headquarters of the Group
Director	Tomomichi Akiyama	Executive Deputy General Manager of the General Media & Information Business Headquarters of the Group
Director	Shin Mizushima	Executive Deputy General Manager of the General Sales and Marketing Headquarters of the Group
Director	Takeshi Yasuda
Executive Deputy General Manager of the General
Entertainment Content Creation Business Headquarters
of the Group
Representative Director and Chairman of PRODUCTION ACE Co., Ltd.
Representative Director and President of DOCOMO ANIME STORE, INC.

Director	Takashi Yokozawa	Executive Deputy General Manager of the General Sales and Marketing Headquarters of the Group
Director and Adviser	Yasushi Shiina	In charge of international business, General International Business Headquarters of the Group
Director	Nobuo Kawakami	Representative Director and Chairman of DWANGO Co., Ltd.

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Director	Koji Funatsu	Representative Director, Chairman and CEO of Transcosmos Inc.
Director	Tomoyuki Moriizumi
Director	Takeo Takasu
Standing Statutory Auditor	Akira Wakabayashi
Standing Statutory Auditor	Yasuaki Takayama
Statutory Auditor	Akira Watanabe	Partner of the Seiwa Meitetsu Law Office
Statutory Auditor	Eiichi Kamiya

Notes:	1.
Directors Mr. Koji Funatsu, Mr. Tomoyuki Moriizumi and Mr. Takeo Takasu are the outside directors as provided for in Article 2, item 15 of the Companies Act. The situation of the important concurrent positions in other companies of each of these outside directors in addition to those stated above is stated in "3) Matters regarding the outside officers" below.

2.
Statutory Auditors Mr. Akira Watanabe and Mr. Eiichi Kamiya are the outside statutory auditors as provided for in Article 2, item 16 of the Companies Act. The situation of the important concurrent positions in other companies of each of these outside statutory auditors in addition to those stated above is stated in "3) Matters regarding the outside officers" below.

3.
Standing Statutory Auditor, Mr. Yasuaki Takayama and Statutory Auditor, Mr. Eiichi Kamiya have a qualification of the certified public accountant and have a considerable degree of knowledge on financial and accounting matters.

4.
At the close of the 59th General Meeting of Shareholders held on June 22, 2013, Directors Mr. Yasuaki Takayama and Mr. Ken Kutaragi retired due to the expiration of term. In addition, at this general meeting of shareholders, Mr. Osamu Ota, Mr. Toshiyuki Yoshihara, Mr. Akira Watanabe, Mr. Tomomichi Akiyama, Mr. Shin Mizushima, Mr. Takeshi Yasuda, Mr. Takashi Yokozawa, Mr. Yasushi Shiina and Mr. Takeo Takasu were elected and took office as director.

5.
At the close of the 59th General Meeting of Shareholders held on June 22, 2013, Statutory Auditors Mr. Yasushi Ikeda and Mr. Shin Mizushima retired due to the expiration of term and due to resignation, respectively. In addition, at this general meeting of shareholders, Mr. Yasuaki Takayama and Mr. Eiichi Kamiya were elected and took office as statutory auditor. Mr. Takayama was elected as the replacement for Mr. Mizushima.

6.	The following changes were made to the positions of the Board of Directors as of April 1, 2014.
Representative Director and President:	Masaki Matsubara
Director and Adviser:	Tatsuo Sato

2)	Compensation, etc., paid to the directors and statutory auditors

Division	Number	Amount
Directors (of whom outside directors)	24 (4)	492 million yen (15 million yen)
Statutory Auditors (of whom outside statutory auditors)	6 (3)	44 million yen (9 million yen)
Total	30	536 million yen

Notes:	1.
The 59th General Meeting of Shareholders held on June 22, 2013 resolved that the total amount of compensation for the directors should be up to 800 million yen (including 40 million yen for outside directors) a year.

2.	The 43rd General Meeting of Shareholders held on June 27, 1997 resolved that the total amount of compensation for the statutory auditors should be up to 50 million yen a year.

3.
The above-stated number of the directors and statutory auditors to whom compensation, etc., was paid includes two directors and one statutory auditor (including one outside statutory auditor) who retired due to the expiration of term and one statutory auditor who resigned at the close of the 59th General Meeting of Shareholders held on June 22, 2013.

4.
In determining the amount of the compensation for its officers, the Company divides it into fixed-amount compensation and achievement-based compensation and adjusts the amount of the achievements-based compensation in consideration of the operating profit to sales ratio and the return

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on shareholders' equity in the previous fiscal year.
3)	Matters regarding the outside officers
a.	Important concurrent positions in other companies and the relation between the Company and such other companies

Situation of important concurrent positions in other companies
Director Koji Funatsu	Representative Director, Chairman and CEO, Transcosmos Inc.
Director Tomoyuki Moriizumi	Outside Director, Hawaiian Holdings, Inc.
Director Takeo Takasu	Outside Director, Bell-Park Co., Ltd. Outside Director, Cool Japan Fund Inc.
Statutory Auditor Akira Watanabe
Partner, Seiwa Meitetsu Law Office,
Outside Director, Maeda Corporation,
Outside Director, MS&AD Insurance Group Holdings, Inc.,
Outside Auditor, Fast Retailing Co., Ltd.
Outside Director, DUNLOP SPORTS CO. LTD.
Director, JAPAN PILE CORPORATION

Statutory Auditor Eiichi Kamiya	Outside Auditor, Sunwood Corp.

Notes:	1.
The Company reported Directors Mr. Koji Funatsu, Mr. Tomoyuki Moriizumi and Mr. Takeo Takasu, and Statutory Auditors Mr. Akira Watanabe and Mr. Eiichi Kamiya to the Tokyo Stock Exchange as the independent officers who are unlikely to have any conflict of interests with its general shareholders.

2.	The Company has business relations with Transcosmos Inc., including the payment of advertisement fees.

3.	The Company has a legal adviser agreement with the attorney belonging to Seiwa Meitetsu Law Office.

4.	There is no business relation to be stated specially between the companies where the officers have important concurrent positions and the Company.

b.	Main activities in the fiscal year under review

(a)	Attendance at the meetings of the Board of Directors and the Board of Statutory Auditors

	Board meetings		Statutory Auditors' meetings
	Attendance	Percentage of attendance	Attendance	Percentage of attendance
Director Koji Funatsu	12 of 14 meetings held	86%	—	—
Director Tomoyuki Moriizumi	13 of 14 meetings held	93%	—	—
Director Takeo Takasu	11 of 12 meetings held	92%	—	—
Statutory Auditor Akira Watanabe	12 of 14 meetings held	86%	7 of 8 meetings held	88%
Statutory Auditor Eiichi Kamiya	10 of 12 meetings held	83%	5 of 6 meetings held	83%

Note:
In the fiscal year under review, a total of 14 meetings of the Board of Directors (12 regular and 2 extraordinary meetings) were held. The meetings of the Board of Directors applicable to Director Takeo Takasu and Statutory Auditor Eiichi Kamiya are 12 meetings (10 regular and 2 extraordinary meetings) held after their appointments on June 22, 2013. In the fiscal year under review, a total of 8 meetings of the Board of Statutory Auditors were held. The meetings of the Board of Statutory Auditors applicable to Statutory Auditor Eiichi Kamiya are 6 meetings held after his appointment on June 22, 2013.

(b)	Remarks made at meetings of the board of directors and the board of statutory auditors

•	Director Mr. Koji Funatsu expressed his opinions making the most of his broad experience as a corporate manager and his expert knowledge of the IT fields.

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•	Director Mr. Tomoyuki Moriizumi expressed his opinions making the most of his broad experience and knowledge as a corporate manager.

•	Director Mr. Takeo Takasu expressed his opinions making the most of his broad experience as a corporate manager and his expert knowledge of entertainment business.

•	Statutory Auditor Mr. Akira Watanabe gave advice and made proposals on compliance, etc., mainly from the specialist viewpoint of an attorney-at-law.

•	Statutory Auditor Mr. Eiichi Kamiya gave advice and made proposals on accounting, etc., mainly from the specialist viewpoint of a certified public accountant.

c.	Outline of the limited liability contract

Under the provisions of Article 427, paragraph 1 of the Companies Act, the Company and each of its outside directors and outside statutory auditors signed a limited liability contract that limits the liability for compensation for damage provided for in Article 423, paragraph 1 of the Act.

The limited liability contract provides that the maximum liability for compensation for damage of Directors Messrs. Koji Funatsu, Tomoyuki Moriizumi and Takeo Takasu, and also Statutory Auditors Messrs. Akira Watanabe and Eiichi Kamiya to the Company under such contract shall be an amount of 7.2 million yen or the minimum amount provided for in the laws and regulations, whichever is higher.

(4)	Status of the independent auditor

1)	Name:	KPMG AZSA LLC

2)	Amount of compensation, etc.

Amount paid
Amount of compensation for the independent auditor for the fiscal year under review	91 million yen
Total amount of the money and other financial benefits to be paid by the Company and its subsidiaries to the independent auditor	91 million yen

Notes:	1.
The audit contract between the Company and the independent auditor does not distinguish the compensation, etc., for the audit under the Companies Act from the compensation, etc., for the audit under the Law for the Transaction of Financial Product. Because of this, the amount stated in the "Amount of compensation for the independent auditor for the fiscal year under review" in the table above includes the total sum amount of these two types of compensation, etc.

2.	Of the Company's important subsidiaries, KADOKAWA TAIWAN CORPORATION is audited by a local auditing firm other than KPMG AZSA LLC.

3)	Non-audit tasks

There is no non-audit task to be stated here.

4)	Policy of the dismissal or non-reappointment of the independent auditor

In the Company, if it is considered that the independent auditor comes under any of the items of Article 340, paragraph 1 of the Companies Act, the Board of Statutory Auditors

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will dismiss the independent auditor based on the consent of all the statutory auditors. In this case, the statutory auditor selected by the Board of Statutory Auditors will report the fact that the independent auditor was dismissed and the reasons for such dismissal at the first general meeting of shareholders held after such dismissal.

In addition to the case mentioned above, if it is considered due to the occurrence of any event that would damage the competence or independence of the independent auditor that it would be difficult for the independent auditor to perform a proper audit task, the Board of Directors will, after obtaining the consent of all the statutory auditors or at the request of the Board of Statutory Auditors, present a proposal for non-reappointment of the independent auditor to the general meeting of shareholders.

(5)	Systems for Ensuring the Proper Performance of the Company's Business

The Company, in its board of directors held on March 27, 2014, adopted the revised resolution stated below regarding "the development of systems for ensuring the proper performance of operations of a stock company" stipulated in Article 362 Paragraph 4 Item 6 of the Companies Act and Article 100 Paragraph 1 and Paragraph 3 of the Rules for Enforcement of the Companies Act.

1)	Systems for ensuring that the performance of the directors' and employees' duties conforms to laws and regulations and to the Articles of Incorporation

a.
Recognizing that it is the basis of all business activities to observe laws and regulations, the Articles of Incorporation, etc., the Company establishes the "Kadokawa Group Compliance Regulations" so that the officers and employees of the Company and its subsidiaries carry out business activities according to the idea of compliance.

b.
The Company establishes the "Compliance Committee" chaired by the president and composed of committee members including outside officers as the body for controlling compliance and works to make the Company and its subsidiaries understand corporate ethics and compliance fully.

c.
The Company puts its officers and employees under an obligation, if they come to know doubtful acts from the viewpoint of compliance in the Company, to report such acts, under guarantee that they won't suffer any disadvantage, to the internal compliance hotline set up inside and outside the Company, which will take proper steps.

d.
The entire organization of Kadokawa, including its executives, is resolutely opposed to any antisocial forces or groups that threaten the order and safety of civil society. The Company is fully committed to ensuring that it has no connections whatsoever with antisocial forces.

2)	Systems for keeping and managing information about the fulfillment of the directors' duties

The Company has instituted regulations concerning documents and other information related to the execution of duties by directors to ensure proper creation, storage and management of such information.

3)	Regulations for the management of the risk of losses and other systems

a.	With regard to operational risks, each division of the Company takes steps to analyze,

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identify and mitigate foreseeable risks. Such activities are reported to the director responsible for risk management.

b.
Reporting systems for risk-related information have been instituted at the Company and its subsidiaries to ensure that such information can be analyzed and any appropriate measures taken without delay.

c.	The Company will set up a headquarters led by the President to develop prompt countermeasures in the event of any situation that could cause serious damage to the Company.

d.
Based on in-house regulations governing internal audits, the Internal Audit Division conducts in-house audits to check the status of the Company's internal controls and related systems, including risk management controls.

4)	Systems for ensuring that the directors' duties are efficiently fulfilled

a.
The Company holds the meeting of the Board of Directors once a month and extraordinary board meetings as necessary to make prompt and proper decision making on important matters. In addition, it establishes a council for discussing management strategies and important matters about the conduct of business and holds the meeting of the council regularly.

b.	The Company conducts performance management based on the annual budget drawn up according to the management philosophy.

c.	In the conduct of business, the Company makes decisions promptly and efficiently according to the internal regulations.

5)	Systems for ensuring that the Group conducts its business properly

a.
With regard to the management and oversight of subsidiaries, the Company has instituted regulations stipulating the control framework used to ensure that the Company is appropriately involved in major decisions taken by its subsidiaries and that proper reporting mechanisms are in place for all matters related to business execution.

b.
With due consideration for the scale of operations and characteristics of each firm, subsidiaries work in cooperation with the Company to build, establish and operate their own systems of internal controls.

c.
As a rule, executive officers of the Company are installed as Statutory Auditors of subsidiaries to oversee the auditing of the subsidiaries' systems of internal controls in collaboration with the Statutory Auditors and the Internal Audit Division.

6)	Matters regarding the employee who is to assist the statutory auditor and matters regarding the independence of such employee from directors

a.
The Company will, at the request of the Board of Statutory Auditors, appoint a staffer who assists the duties of statutory auditors and should gain the consent of the Board of Statutory Auditors to the appointment and relocation of such staffer.

b.
When an assistant staffer to the statutory auditors is appointed, such staffer does not take concurrently any position related to the conduct of the Company's business and performs his duties under the direction of the statutory auditors. The efficiency rating of such staffer should be made by listening to the opinions of the statutory auditors.

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7)	Systems for reporting to the statutory auditors and other systems for ensuring that the audit by the statutory auditors is conducted effectively

a.
Besides important business matters determined by methods other than a Board resolution, directors and employees shall report to the Statutory Auditors the findings of internal audits and the status of the internal compliance hotline.

b.	Directors and employees shall, if they find any fact that might cause serious damage to the Company, immediately report such fact to the statutory auditors.

c.	Statutory Auditors can attend meetings as required for audit purposes and demand from directors and employees any related documentation or reports for review.

d.	Representative Director and President and Statutory Auditors meet regularly so as to exchange opinions.

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Consolidated Balance Sheet
(As of March 31, 2014)

Item	Amount	Item	Amount
(Assets)	Millions of yen	(Liabilities)	Millions of yen
Current assets	91,088	Current liabilities	35,980
Cash and deposits	32,644	Notes and accounts payable	20,229
Notes and accounts receivable	36,482	Current portion of bonds with subscription rights to shares	2,580
Securities	709	Income taxes payable	528
Inventories	14,641	Allowance for employees bonuses	1,567
Deferred tax assets	4,907	Allowance for sales returns	3,694
Others	1,724	Others	7,380
Allowance for doubtful accounts	(21)	Fixed liabilities	9,193
Non-current assets	65,016	Long-term loans payable	260
Tangible fixed assets	19,095	Deferred tax liabilities	5,260
Buildings and structures	5,784	Net defined benefit liability	3,009
Furniture and fixtures	1,315	Others	663
Land	10,255	Total liabilities	45,173
Construction work in progress	1,377	(Net assets)
Others	361	Shareholders' equity	99,047
Intangible fixed assets	3,324	Capital stock	28,825
Goodwill	392	Capital surplus	29,870
Others	2,931	Retained earnings	40,364
Investments and other assets	42,596	Treasury stock	(12)
Investment securities	33,282	Accumulated other comprehensive income	11,304
Deferred tax assets	159	Net unrealized holding gains on securities	11,812
Others	9,431	Revaluation reserve for land	(232)
Allowance for doubtful accounts	(277)	Foreign currency translation adjustment	(156)
		Remeasurements of defined benefit plans	(118)
		Minority interests	579
		Total net assets	110,931
Total assets	156,105	Total liabilities and net assets	156,105

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Consolidated Statement of Income
(April 1, 2013 through March 31, 2014)

Item	Amount
	Millions of yen	Millions of yen
Net sales		151,148
Cost of sales		109,813
Gross profit		41,334
Selling, general and administrative expenses		35,165
Operating income		6,169
Non-operating income
Interest income	33
Dividend income	239
Amortization of negative goodwill	81
Equity in earnings of affiliates	489
Insurance income	61
Gains on sales of goods	182
Others	180	1,268
Non-operating expenses
Interest expenses	68
Share issuance cost	13
Commission fee	16
Others	1	99
Ordinary income		7,337
Extraordinary gains
Gain on sales of non-current assets	723
Gain on sales of investment securities	143
Gain on sales of shares of subsidiaries and affiliates	2,901
Gain on negative goodwill	204	3,972
Extraordinary losses
Loss on retirement of non-current assets	711
Impairment loss	168
Loss on sales of investment securities	98
Loss on valuation of investment securities	380
Loss on liquidation of subsidiaries and affiliates	272
Special retirement benefits	8
Office transfer expenses	161
Others	1	1,802
Income before income taxes and minority interests		9,506
Income taxes - current	1,667
Income taxes - deferred	(381)	1,285
Income before minority interest		8,221
Minority interests in consolidated subsidiaries		629
Net income		7,592

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Consolidated Statement of Changes in Net Assets
(April 1, 2013 through March 31, 2014)
(Millions of yen)
	Shareholders' equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders' equity
Balance at the beginning of the fiscal year under review	26,330	27,375	34,787	(3,932)	84,561
Changes during the fiscal year under review
Issuance of new shares	2,495	2,495			4,990
Cash dividends paid			(1,164)		(1,164)
Net income			7,592		7,592
Purchases of treasury stock				(0)	(0)
Disposal of treasury stock			(490)	3,920	3,430
Reversal of revaluation reserve for land			(361)		(361)
Net changes except for shareholders' equity
Total changes during the fiscal year under review	2,495	2,495	5,576	3,919	14,486
Balance at the end of the fiscal year under review	28,825	29,870	40,364	(12)	99,047

	Accumulated other comprehensive income
	Net unrealized holding gains on securities	Revaluation reserve for land	Foreign currency translation adjustment	Remeasure- ments of defined benefit plans	Total amount of accumu- lated other comprehen- sive income	Minority interests	Total net assets
Balance at the beginning of the fiscal year under review	4,248	(328)	(2,052)	－	1,867	1,116	87,545
Changes during the fiscal year under review
Issuance of new shares							4,990
Cash dividends paid							(1,164)
Net income							7,592
Purchases of treasury stock							(0)
Disposal of treasury stock							3,430
Reversal of revaluation reserve for land							(361)
Net changes except for shareholders' equity	7,564	95	1,895	(118)	9,437	(536)	8,900
Total changes during the fiscal year under review	7,564	95	1,895	(118)	9,437	(536)	23,386
Balance at the end of the fiscal year under review	11,812	(232)	(156)	(118)	11,304	579	110,931

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Notes to the Consolidated Financial Statements

[Notes on Important basic matters for the preparation of consolidated financial statements, etc.]

1.	Scope of consolidation

All of the Company's 26 subsidiaries are consolidated. The names of the main consolidated subsidiaries are as stated in "Business Report, 1. Overview of Business, (6) Status of Important Subsidiaries" above.

KADOKAWA DAIEI STUDIO CO., LTD., KADOKAWA International Edutainment Co., Ltd., KADOKAWA International Edutainment (TAIWAN) Co., Ltd., Walker47 Inc. and Choubunsha Publishing Co., Ltd. were included in the scope of consolidation because the first four companies were newly founded in this consolidated fiscal year and the fifth company's shares were newly acquired in this consolidated fiscal year.

KADOKAWA EDITORIAL CO., LTD. and Kadokawa Intercontinental Group Holdings Ltd. and its 12 subsidiaries were excluded from the scope of consolidation effective in the year ended March 2014 because of the sale of the shares. Kadokawa Holdings U.S. Inc. was also excluded from the scope of consolidation due to the liquidation during the year. Furthermore, the following mergers were conducted among subsidiaries in the Group.

(1)	April 1, 2013
The Company (Merging company) and Kadokawa Group Publishing Co., Ltd.
Chukei Publishing Co. (Merging company) and Shin-Jinbutsuoraisha Co., Ltd.
(2)	July 1, 2013
Kadokawa Digix Co. (Merging company) and Kadokawa Ascii Research Laboratories, Inc.
Kadokawa Digix Co. changed its corporate name to Kadokawa Ascii Research Laboratories, Inc.
(3)	October 1, 2013
The Company (Merging company) and Kadokawa Shoten Co., Ltd., ASCII Media Works Inc., Kadokawa Magazines Inc., Media Factory, Inc., Enterbrain, Inc., Chukei Publishing Co., Fujimi Shobo Co., Ltd., Kadokawa Gakugei Shuppan Publishing Co., Ltd. and Kadokawa Production Co., Ltd.

2.	Application of the equity method
(1)	The equity method is applied to all of the Company's 15 affiliated companies. Main affiliated companies accounted for by the equity method are as follows:
PRODUCTION ACE Co., Ltd.
DOCOMO ANIME STORE, INC.
Nihon Eiga Satellite Broadcasting Corporation

During the year under review, the Company established Hemisphere Motion Picture Partners 2 LLC, Japan Digital Library Service Co., Ltd. and Reinforce Inc., and acquired an equity stake in CPS Co., Ltd. Accordingly, all four of these affiliates were accounted for by the equity method. KADOKAWA EDITORIAL CO., LTD. was included in the scope of consolidation until the year ended March 31, 2013, but became an equity-method affiliate during the year under review following the sale of shares in the firm, after which its name was to IMAGICA KADOKAWA EDITORIAL CO., LTD.

T-Gate, Inc., Crystal Shine Ltd. and Famous Star Investment Ltd. were affiliates accounted for by the equity method until the year ended March 31, 2013, but were excluded from the scope of equity-method accounting during the year under review following the sale of shares in each firm.

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(2)
As for the financial statements of the companies accounted for by the equity method that employed a different closing date from the consolidated closing date, we used the fiscal year of such companies for their financial statements.

3.	Fiscal year, etc., of the consolidated subsidiaries

The closing date of KADOKAWA TAIWAN CORPORATION, Kadokawa Holdings Asia Ltd., Kadokawa Hongkong Ltd., Kadokawa Holdings U.S. in Hong Kong, Ltd. and Kadokawa Pictures America, Inc. which are among the Company's consolidated subsidiaries, was December 31, 2013. The consolidated financial statements of these consolidated subsidiaries were prepared using the financial documents dated as of such closing date. However, the adjustments needed for consolidation were made for all the important transactions that took place between this date and the consolidated closing date.

The closing date of Japan Film Fund Co., Ltd. was December 31, 2013. Therefore, the financial documents of the provisional settlement of accounts (the settlement of accounts in the reasonable procedures conforming to the regular settlement of accounts) were used for the consolidated subsidiary.

4.	Accounting policies

(1)	Valuation basis and methods for significant assets

1)	Marketable securities

(a)	Held-to-maturity securities

Amortized cost method (Straight-line method)

(b)	Other securities

Marketable securities classified as other securities:

The market value method based on market price, etc., as of the year end (The valuation balance is valued by the total net assets method, and the cost of securities sold is determined by the moving-average method)

Non-marketable securities classified as other securities:

The cost method based on the moving-average method

2)	Inventories

(a)	Commodities, products, materials and stores:

Cost method mainly according to the average cost method (Balance sheet amounts are calculated by reducing book values as a result of lowered profitability).

(b)	Productions and work in progress:

Cost method mainly according to the specific identification method (Balance sheet amounts are calculated by reducing book values as a result of lowered profitability).

The costs of productions are allocated using a special depreciation rate according to the same standard provided for in the Corporation Tax Law.

(2)	Depreciation methods of significant depreciable assets

1)	Tangible fixed assets (excluding leased assets):

The declining-balance method at the Company and its domestic consolidated subsidiaries

The straight-line method for the buildings (excluding equipment attached to buildings)

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acquired on or after April 1, 1998.

The straight-line method at overseas consolidated subsidiaries

The main life of tangible fixed assets is as follows:

Buildings and structures: 2-50 years

Furniture and fixtures: 2-20 years

2)	Intangible fixed assets (excluding leased assets):

The straight-line method

The depreciation of the software used in the Company is made based on the life in the Company (five years).

3)	Leased assets:

Leased assets in finance lease transactions that do not transfer ownership are depreciated using the straight-line method based on the assumption that the useful life is equal to the lease term and the residual value is equal to zero. However, finance lease transactions that do not transfer ownership whose transaction commenced on or before March 31, 2008 are accounted for by the accounting treatment similar to that of ordinary rental transactions.

4)	Long-term prepaid expenses:

The straight-line method

(3)	Accounting standards for principal reserves and allowances

1)	Allowance for doubtful accounts:

The allowance for doubtful accounts was provided for possible bad debt at the amount estimated based on the past bad debt experience for general receivables and at the uncollectible amounts determined by reference to the collectability for individual cases for doubtful receivables and other specific receivables.

2)	Allowance for employees bonuses:

The estimated amount of employees' bonuses to be paid in the consolidated fiscal year under review was posted to prepare for the payment of employees bonuses.

3)	Allowance for sales returns:

The estimated amount of losses on sales returns calculated based on receivables at the end of the consolidated fiscal year, etc. was posted to prepare for possible losses on sales returns.

(4)	Other important basic matters for the preparation of consolidated financial statements

1)	Accounting standard for retirement benefit obligations

Retirement benefits are provided to payments to employees based on the estimated value of retirement benefit obligations less plan assets at the year-end and recorded as net defined benefit liability.

Prior service costs were charged off by the straight-line method based on the given number of years (five years) within the average remaining service period of employees when such liabilities accrued.

The actuarial gain or loss was charged off equally over a certain period (five years), which is within the average remaining service period of employees at the time when such gain or loss is achieved or occurs, from the consolidated fiscal year following the fiscal year when such gain or loss is achieved or occurs, respectively.

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2)	Accounting of consumption taxes, etc.:

Transactions are recorded at amounts exclusive of the consumption taxes.

3)	Application of the consolidated tax payment system:

The consolidated tax payment system is applied.

5.	Amortization of goodwill

The goodwill is amortized equally over five years.

However, if the amount is very small, the goodwill is stated as a profit or loss for the consolidated fiscal year when such profit or loss accrued or occurred.

[Notes on change in accounting policies]

Application of the Accounting Standard for Retirement Benefits and its Guidance

The "Accounting Standard for Retirement Benefits" (ASBJ Statement No. 26, May 17, 2012) and the "Guidance on the Accounting Standard for Retirement Benefits" (ASBJ Guidance No. 25, May 17, 2012) were applied effective the end of the fiscal year under review; provided, however, they were applied except for the provisions specified in the main clause of Section 35 of the Accounting Standard for Retirement Benefits and the main clause of Section 67 of the Guidance on the Accounting Standard for Retirement Benefits. Under the new accounting policy, the amount of retirement benefit obligations minus plan assets is recorded as net defined benefit liability, and the unrecognized actuarial gains or loss and unrecognized prior service obligations were recognized in net defined benefit liability.

The application of the Accounting Standard for Retirement Benefits and its Guidance by the Company is subject to the tentative treatment provided for in Section 37 of the Accounting Standard for Retirement Benefits. Consequently, the effects of the changes in accounting policies were recognized in remeasurements of defined benefit plans under accumulated other comprehensive income in the fiscal year under review.

As a result, as of March 31, 2014, accumulated other comprehensive income decreased by 118 million yen.

Please refer to the relevant section for information concerning the effect on per-share amounts.

[Notes to the Consolidated Balance Sheet]

1.	Accumulated depreciation of tangible fixed assets	11,589 million yen

2.	Difference between the market price at the year end and the book value after the revaluation of the land revaluated under the Land Revaluation Law

(481) million yen

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[Notes to the Consolidated Statement of Changes in Net Assets]

1.	Total number of outstanding shares

Type of shares	Number of outstanding shares at the beginning of the consolidated fiscal year under review	Number of outstanding shares increased in the consolidated fiscal year under review	Number of outstanding shares decreased in the consolidated fiscal year under review	Number of outstanding shares at the end of the consolidated fiscal year under review
Common shares	27,260,800 shares	1,997,593 shares	—	29,258,393 shares
Note:	The increase in the number of common shares was due to issuance of new shares following the exercise of subscription rights to shares.

2.	Appropriation of retained earnings in the consolidated fiscal year under review

Dividends decided at the 59th General Meeting of Shareholders held on June 22, 2013:
Total amount of dividends	1,164 million yen
Amount of dividends per share	45 yen
Date of record	March 31, 2013
Effective date	June 24, 2013

3.	Appropriation of retained earnings to be made after the end of the consolidated fiscal year under review

We will propose the appropriation of retained earnings as follows at the 60th General Meeting of Shareholders scheduled to be held on June 21, 2014:
Total amount of dividends	1,755 million yen
Amount of dividends per share	60 yen
Date of record	March 31, 2014
Effective date	June 23, 2014

4.	Number of shares covered by subscription rights to shares at the end of the consolidated fiscal year under review

Decision at the meeting of the Board of Directors held on December 1, 2009:
Type of shares covered	Common shares
Number of shares covered	1,032,826 shares

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[Notes on financial commodities]

1.	Situation of financial commodities

The Group raises funds mainly by issuing bonds and securities to meet its long-term needs. It procures short-term working funds by borrowings from banks. Its policy is to invest temporary surpluses in safe financial assets and not to use them for any speculative purposes. We hold held-to-maturity securities with a high rating only in accordance with Fund Management Standards and thus the related credit risk is very small.

The execution and management of derivative transactions is carried out by the Fund Section with the approval of the person responsible for decision making according to the internal rules that define the authority to do transactions, the upper limit to transactions, etc.

For notes and accounts receivable, the Group regularly monitors the situation of main partners and manages the maturity and balance of each partner so as to check and reduce the risk of uncollectability due to worsened financial situations or other reasons. Notes and accounts payable, our operating liabilities, are mostly due within a year.

For securities and investment securities, we regularly check the market price and the financial situation of the issuers (trading partners). For those other than held-to-maturity securities, we continuously reviews the situation of the securities held considering our relation with the partners concerned.

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2.	Market price, etc., of financial commodities

The amount stated in the consolidated balance sheet, market price and difference between them of financial commodities as of March 31, 2014 are as shown in the table below. Those whose market price is extremely difficult to check are excluded from the table.

	Amount stated in the consolidated balance sheet (millions of yen)	Market price (millions of yen)	Difference (millions of yen)
(1) Cash and deposits	32,644	32,644	—
(2) Notes and accounts receivable	36,482	36,482	—
(3) Securities and investment securities	28,667	28,666	(0)
Total assets	97,794	97,793	(0)
(1) Notes and accounts payable	20,229	20,229	—
(2) Current portion of bonds with subscription rights to shares	2,580	2,580	—
(3) Income taxes payable	528	528	—
(4) Long-term loans payable	260	261	1
Total liabilities	23,597	23,599	1

Notes:	1.	Method for calculating the market price of financial commodities

Assets
(1)	Cash and deposits; (2) Notes and accounts receivable
These items are settled in a short period of time and thus their market price is almost the same as their book value. Because of this, they are stated using such book value.
(3)	Securities and investment securities
While the market price of stocks, etc., is stated using their price at the stock exchange, that of bonds is stated using either their price at the stock exchange or the price presented by our financial institutions, etc.

Liabilities
(1)	Notes and accounts payable; (2) Current portion of bonds with subscription rights to shares;
(3)	Income taxes payable
These items are settled in a short period of time and thus their market price is almost the same as their book value. Because of this, they are stated using such book value.
(4)	Long-term loans payable
The market price of long-term loans payable is calculated using the present value obtained by discounting the sum of the principal and interest by the interest rate supposed in the case where the same long-term borrowings are newly made.

2.	Financial commodities whose market price is extremely difficult to check
Non-listed shares amounting to 5,318 million yen and the shares of the limited liability partnership amounting to 6 million yen have no market price, and it is considered extremely difficult to check the market price of these shares. Because of this, these shares are excluded from "(3) Securities and investment securities."

I-1-30

[Notes on the information about amounts per share]

1.	Amount of net assets per share	3,772.22 yen
2.	Net income per share	277.80 yen

Note:
Per share information has been calculated based on the transitional treatment stipulated in Section 37 of the Accounting Standard for Retirement Benefits. As a result, net assets per share declined by 4.06 yen in the year under review.

[Notes on the subsequent events]

1.	Acquisition of a company, etc. by share acquisition
At the meeting of the Board of Directors held on April 28, 2014, it was resolved that the Company would acquire shares in FromSoftware, Inc. to make the latter a Kadokawa Group subsidiary.

(1)	Name of business partner for share acquisition

Transcosmos Inc., etc.

(2)	Name of acquired company and nature of business

a.	Name:	FromSoftware, Inc.
b.	Business:	Planning/development/sale of game software; planning/development of online content
c.	Capital Stock:	268 million yen

(3)	Purpose of share acquisition

The Company plans to further develop its business by positioning FromSoftware, Inc., along with its wholly owned subsidiary Kadokawa Games, Ltd., as a core company in the Group's game operations. FromSoftware, Inc. and Kadokawa Games, Ltd. had a series of discussions for collaboration with the aim of expanding and developing their operations while leveraging expertise in their respective areas of specialty. Consequently, the two companies agreed that the best strategy is that FromSoftware,, Inc. will become a member of the Group to generate synergies in partnership with Kadokawa Games, and accordingly, it has been decided that the Company will acquire shares of FromSoftware,, Inc.

(4)	Date of share acquisition

May 21, 2014 (planned)

(5)	Ownership after the acquisition: 80% (planned)

2.	Share transfer
The Company, aiming to conduct the integration with DWANGO Co., Ltd., adopted the resolution to establish by a joint share transfer KADOKAWA DWANGO CORPORATION that will be a wholly owing parent company of the Company and DWANGO on the effective date of October 1, 2014, conclude an integration agreement with DWANGO on May 14, 2014 and prepare a joint share transfer plan in the Company's board of directors held on that day, and entered into the integration agreement with DWANGO.
The share transfer is subject to approval at the 60th regular shareholders meeting to be held on June 21, 2014, approval at the extraordinary shareholders meeting of DWANGO to be held on July 3, 2014 and approval, etc. by the associated regulatory authorities.
For details, please refer to the "Proposal 2: The approval of the share transfer plan" in the "reference material to the shareholders meeting."

[Other notes]

The figures in this document are rounded down to the nearest one million yen unless otherwise noted.

I-1-31

Non-consolidated Balance Sheet
(As of March 31, 2014)

Item	Amount	Item	Amount
(Assets)	Millions of yen	(Liabilities)	Millions of yen
Current assets	80,239	Current liabilities	37,550
Cash and deposits	26,574	Accounts payable - trade	17,893
Notes receivable - trade	3,475	Accrued expenses	5,075
Accounts receivable - trade	30,181	Current portion of bonds with subscription rights to shares	2,580
Securities	300	Deposits received
Inventories	12,779	Allowance for employees bonuses	4,914
Deferred tax assets	4,472	Allowance for sales returns	1,385
Others	3,047	Others
Allowance for doubtful accounts	-591	Non-current liabilities	3,638
Non-current assets	66,997	Deferred tax liabilities	2,064
Tangible fixed assets	8,914	Employees severance and retirement benefits	7,697
Buildings	1,622	Others	4,854
Structures	100		2,254
Furniture and fixtures	1,027
Land	4,855		588
Construction work in progress	1,308
Others	0
Intangible fixed assets	2,590
Goodwill	392
Software	1,462
Others	735
Investments and other assets	55,491
Investment securities	30,407
Shares of subsidiaries and affiliated companies	19,411
Others		Total liabilities	45,248
Allowance for doubtful accounts	5,948	(Net assets)
	-275	Shareholders' equity	90,479
		Capital stock	28,825
		Capital surplus	29,870
		Capital reserve	29,870
		Retained earnings	31,796
		Earned reserve	567
		Other retained earnings	31,229
		Deferred retained earnings	31,229
		Treasury stock	-12
		Valuation and translation adjustments	11,508
		Net unrealized holding gains on securities
		Revaluation reserve for land	11,812

			-304
		Total net assets	101,988
Total assets	147,236	Total liabilities and net assets	147,236

I-1-32

Non-consolidated Statement of Income
(April 1, 2013 through March 31, 2014)

Item	Amount
	Millions of yen	Millions of yen
Net sales		94,655
Cost of sales		74,264
Gross profit		20,391
Selling, general and administrative expenses		19,843
Operating income		547
Non-operating earnings
Interest and dividend income	388
Business advisory fee	253
Rent income	329
Gain on sales of goods	87
Others	163	1,222
Non-operating expenses
Interest expenses	111
Provision of allowance for doubtful accounts	64
Others	30	205
Ordinary income		1,564
Extraordinary gains
Gain on extinguishment of tie-in shares	19,652
Gain on sales of non-current assets	722
Gain on sales of investment securities	143	20,519
Extraordinary losses
Loss on extinguishment of tie-in shares	3,226
Loss on retirement of non-current assets	584
Impairment loss	20
Loss on valuation of investment securities	155
Loss on sales of shares of subsidiaries and affiliates	43
Loss on liquidation of subsidiaries and affiliates	725
Office transfer expenses	160
Others	1	4,916
Income before income taxes		17,166
Income taxes - current	36
Income taxes - deferred	(543)	(506)
Net income		17,673

I-1-33

Non-consolidated Statement of Changes in Net Assets
(April 1, 2013 through March 31, 2014)
(Millions of yen)
	Shareholders' equity
	Capital stock	Capital surplus	Retained earnings			Treasury stock	Total shareholders' equity
		Capital reserve	Earned reserve	Other retained earnings	Total retained earnings
				Deferred retained earnings
Balance at the beginning of the fiscal year under review	26,330	27,375	567	15,592	16,159	(3,932)	65,933
Changes during the fiscal year under review
Issuance of new shares	2,495	2,495					4,990
Cash dividends paid				(1,164)	(1,164)		(1,164)
Net income				17,673	17,673		17,673
Purchases of treasury stock						(0)	(0)
Disposal of treasury stock				(490)	(490)	3,920	3,430
Reversal of revaluation reserve for land				(381)	(381)		(381)
Net changes except for shareholders' equity
Total changes during the fiscal year under review	2,495	2,495	—	15,636	15,636	3,919	24,546
Balance at the end of the fiscal year under review	28,825	29,870	567	31,229	31,796	(12)	90,479

	Valuation and translation adjustments
	Net unrealized holding gains on securities	Revaluation reserve for land	Total valuation and translation adjustments	Total net assets
Balance at the beginning of the fiscal year under review	4,234	(459)	3,775	69,708
Changes during the fiscal year under review
Issuance of new shares				4,990
Cash dividends paid				(1,164)
Net income				17,673
Purchases of treasury stock				(0)
Disposal of treasury stock				3,430
Reversal of revaluation reserve for land				(381)
Net changes except for shareholders' equity	7,578	155	7,733	7,733
Total changes during the fiscal year under review	7,578	155	7,733	32,280
Balance at the end of the fiscal year under review	11,812	(304)	11,508	101,988

I-1-34

Notes to the Non-consolidated Financial Statements

[Important accounting policies]

1.	Valuation basis and methods for assets

(1)	Valuation basis and methods for marketable securities

Held-to-maturity debt securities:

Amortized cost method (straight-line method)

Shares of subsidiaries and affiliated companies:

Cost method based on the moving-average method

Other securities:

Marketable securities classified as other securities:

The market value method based on the market price as of the year end (The valuation balance is valued by the total net assets method, and the cost of securities sold is determined by the moving-average method)

Non-marketable securities classified as other securities:

Cost method based on the moving-average method

(2)	Valuation basis and methods for inventories

Merchandise, finished products, raw materials and supplies:

Stated at cost determined mainly using the weighted average method (balance-sheet value calculated by adjusting book value for reductions in profitability)

Films and work-in-process:

Stated at cost determined mainly using the identified cost method (balance-sheet value calculated by adjusting book value for reductions in profitability)

Costs of films are amortized using the method prescribed by Japanese corporation tax laws.

2.	Depreciation method of non-current assets

Tangible fixed assets:

Declining-balance method

Straight-line method for the buildings (excluding equipment attached to buildings) acquired on or after April 1, 1998

The main life of tangible fixed assets is as follows:

Buildings and structures: 3-50 years

Furniture and fixtures: 2-20 years

Intangible fixed assets:

Straight-line method

The depreciation of the software used in the Company is made based on the life in the Company (5 years).

3.	Accounting standards for principal reserves and allowances

Allowance for doubtful accounts:

The allowance for doubtful accounts is provided for possible bad debt at the amount estimated based on the past bad debt experience for general receivables and at the uncollectible amounts

I-1-35

determined by reference to the collectability for individual cases for doubtful receivables and other specific receivables.

Allowance for employees bonuses:

The estimated amount of employees' bonuses to be paid in the consolidated fiscal year under review is posted to prepare for the payment of employees bonuses.

Allowance for sales returns:

An allowance for sales returns is provided for estimated losses on sales returns based on the amount of trade receivables as of the balance-sheet date.

Employees severance and retirement benefits:

To prepare for the possible payment of employees severance and retirement benefits, the amount that it is considered, based on the estimated amount of severance and retirement benefits payable at the end of the consolidated fiscal year, would accumulate at the end of the consolidated fiscal year is posted.

Prior service costs are charged off by the straight-line method based on the given number of years (5 years) within the average remaining service period of employees when such liabilities accrue.

The actuarial gain or loss is charged off equally over a certain period (5 years), which is within the average remaining service period of employees at the time when such gain or loss is achieved or occurs, from the consolidated fiscal year following the fiscal year when such gain or loss is achieved or occurs, respectively.

4.	Other important basic matters for the preparation of non-consolidated financial statements

Accounting of consumption taxes, etc.:

Consumption taxes, etc., are excluded from the amounts stated on these statements.

Application of the consolidated return system:

The consolidated return system was introduced.

[Changes in presentation]

(Non-consolidated Balance Sheet)

"Short-term loans" (897 million yen in the year under review) and "accounts receivable" (1,018 million yen), which were presented as separate line items in current assets in the prior year, were included in "other" current assets from the year under review owing to the amounts being financially immaterial.

"Long-term deposits" (1,500 million yen in the year under review) and "insurance provisions" (2,279 million yen), which were presented as separate line items within investments and other assets in the prior year, were included in "other" investments and other assets from the year under review owing to the amounts being financially immaterial.

"Accrued liabilities" (833 million yen in the year under review) and "income taxes payable" (288 million yen), which were presented as separate line items within current liabilities in the prior year, were included in "other" current liabilities from the year under review owing to the amounts being financially immaterial.

"Accrued expenses" (235 million yen in the prior year), which was included within "other" current liabilities in the prior year, was presented as a separate line item within current liabilities from the year under review owing to an increase in materiality.

I-1-36

[Notes to the Non-consolidated Balance Sheet]

1.	Accumulated depreciation of tangible fixed assets6,028 million yen

2.	The Company's monetary claims against and monetary liabilities for its subsidiaries and affiliated companies

(1)	Short-term monetary claims	3,237 million yen
(2)	Short-term monetary liabilities	6,432 million yen

3.	Difference between the market price at the year end and the book value after the revaluation of the land revaluated under the Land Revaluation Act

(481) million yen

[Notes to the Non-consolidated Statement of Income]

The Company's transactions with its subsidiaries and affiliated companies
(1)	Net sales	3,721 million yen
(2)	Operating expenses	35,058 million yen
(3)	Amount resulting from non-business transactions	791 million yen

[Notes to the Non-consolidated Statement of Changes in Net Assets]

Number of treasury shares

Type of shares	Number of treasury shares at the beginning of the fiscal year under review	Number of treasury shares increased in the fiscal year under review	Number of treasury shares decreased in the fiscal year under review	Number of treasury shares at the end of the fiscal year under review
Common shares	1,377,474 shares	106 shares	1,373,083 shares	4,497 shares

Notes:	1.	The increase in the number of common shares was due to the purchase of odd lots requested.

2.	The decrease in the number of common shares was due to disposal following the exercise of subscription rights to shares.

I-1-37

[Notes on tax effect accounting]

Details of the main causes for deferred tax assets and deferred tax liabilities

(Millions of yen)
<Deferred tax assets (current)>
Allowance for sales returns	1,296
Inventories	1,007
Losses carried forward	1,338
Temporary differences and others	1,068
Subtotal, deferred tax assets (current)	4,710
Valuation reserve	(237)
Total, deferred tax assets (current)	4,472
<Deferred tax assets (fixed)>
Loss on valuation of investment securities	1,423
Shares of subsidiaries and affiliated companies	1,574
Loss carried forward	1,940
Temporary differences and others	1,850
Subtotal, deferred tax assets (fixed)	6,789
Valuation reserve	(5,744)
Total, deferred tax assets (fixed)	1,045
<Deferred tax liabilities (fixed)>
Net unrealized holding gains on securities	(5,496)
Temporary differences and others	(403)
Total, deferred tax liabilities (fixed)	(5,900)
Net deferred tax liabilities	(382)

I-1-38

[Notes on transactions with parties interested]
Subsidiaries and affiliated companies, etc.

Attribute	Name	Address	Capital (million yen)	Business or occupation	Ratio of voting rights, etc. owning (owned) (%)	Relations	Transactions	Amount of transactions (million yen)	Account item	Year-end balance (million yen)
Subsidiary	Kadokawa Magazines Inc.	Chiyoda-ku, Tokyo	100	Publishing and editing	(Owner) Direct ownership: 100.0	Receiving funds in trust Officers serving concurrently	Receiving funds in trust	4,683	–	–
	Enterbrain, Inc.	Chiyoda-ku, Tokyo	100	Publishing and editing	(Owner) Direct ownership: 100.0	Receiving funds in trust Officers serving concurrently	Receiving funds in trust	4,296	–	–
	ASCII Media Works Inc.	Chiyoda-ku, Tokyo	493	Publishing and editing	(Owner) Direct ownership: 100.0	Receiving funds in trust Officers serving concurrently	Receiving funds in trust	5,654	–	–
	Chukei Publishing Co.	Chiyoda-ku, Tokyo	40	Publishing and editing	(Owner) Direct ownership: 100.0	Receiving funds in trust Officers serving concurrently	Receiving funds in trust	1,896	–	–
	Media Factory, Inc.	Shibuya-ku, Tokyo	100	Publishing and editing	(Owner) Direct ownership: 100.0	Receiving funds in trust Officers serving concurrently	Receiving funds in trust	3,143	–	–

Company officers, individual major shareholders, etc.
Attribute	Name	Address	Capital (million yen)	Business or occupation	Ratio of voting rights, etc. owning (owned) (%)	Relations	Transactions	Amount of transactions (million yen)	Account item	Year-end balance (million yen)
Company officers and close relatives	Tsuguhiko Kadokawa	–	–	Chairman of the Board, Executive President of the Kadokawa Culture Promotion Foundation	(owned) Direct ownership: 2.8	Rental of real estate Officers serving concurrently	Selling of real estate	1,780	–	–
	Masaki Matsubara	–	–	Managing Director of the Company	(owned) Direct ownership: 0.0	–	Purchasing of shares	280	–	–

Note:	The terms of transaction, the policy for determining the terms of transaction, etc.
1.	Amount of transactions does not include consumption taxes.
2.	The receiving funds in trust are the transactions by the Cash Management System (CMS), and the amount of transactions stated is an average balance in the consolidated fiscal year under review.
3.	Sale of real estate is a transaction with the Kadokawa Culture Promotion Foundation and the sales price has been decided based on the appraisal value by a real estate appraiser.
4.	The purchase price of shares has been decided by reference to the evaluation made by the third party institution.
5.
Kadokawa Magazines Inc., Enterbrain, Inc., ASCII Media Works Inc., Chukei Publishing Co., and Media Factory, Inc., which were the Company's consolidated subsidiaries up until the prior fiscal year, were merged by the Company as of October 1, 2013, and the amount of transactions is for the period from the beginning of the fiscal year to September 30 of the same year.

6.	Mr. Masaki Matsubara assumed the position of Representative Director and President of the Company as of April 1, 2014.。

[Notes on the information about amounts per share]

1.	Amount of net assets per share	3,486.32 yen
2.	Net income per share	646.65 yen

I-1-39

[Notes on the subsequent events]

1.	Acquisition of a company, etc. by share acquisition
At the meeting of the Board of Directors held on April 28, 2014, it was resolved that the Company would acquire shares in FromSoftware, Inc. to make the latter a Kadokawa Group subsidiary.
An outline of this share acquisition is as stated in [Notes on the subsequent events] in the Notes to the
Consolidated Financial Statements.

2.	Share transfer
The Company, aiming to conduct the integration with DWANGO Co., Ltd., adopted the resolution to establish by a joint share transfer KADOKAWA DWANGO CORPORATION that will be a wholly owing parent company of the Company and DWANGO on the effective date of October 1, 2014, conclude an integration agreement with DWANGO on May 14, 2014 and prepare a joint share transfer plan in the Company's board of directors held on that day, and entered into the integration agreement with DWANGO.
The share transfer is subject to approval at the 60th regular shareholders meeting to be held on June 21, 2014, approval at the extraordinary shareholders meeting of DWANGO to be held on July 3, 2014 and approval, etc. by the associated regulatory authorities.
For details, please refer to the "Proposal 2: The approval of the share transfer plan" in the "reference material to the shareholders meeting."

[Other notes]

1.	The figures in this document are rounded down to the nearest 1 million yen unless otherwise noted.
2.	Absorption-type merger with consolidated subsidiaries
The Company merged with its 10 consolidated companies, totally on April 1 and October 1, 2013.
This resulted in a significant fluctuation of the Company's financial conditions and the business performance, compared with those of the previous fiscal years.
Especially with regard to the results for this fiscal year, due to the difference between shareholders' equity equivalent amount that has been assumed from merged subsidiaries and the purchase amount of their shares, gain on extinguishment of tie-in shares of 19,652 million yen and loss on extinguishment of tie-in shares of 3,226 million have been recorded as extraordinary gains and extraordinary losses, respectively.

I-1-40

Independent Auditors' Report on the Consolidated Financial Statements

Independent auditors' report

May 19, 2014
To the Board of Directors
KADOKAWA CORPORATION

KPMG AZSA LLC
Eiji Mizutani, CPA Seal
Designated Limited Liability Partner, Engagement Partner
Kenji Ishino, CPA Seal
Designated Limited Liability Partner, Engagement Partner

Pursuant to the provisions of Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements for the consolidated fiscal year from April 1, 2013 to March 31, 2014 of KADOKAWA CORPORATION, that is, the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements.

Responsibility of the Company's management for consolidated financial statements
The responsibility of the Company's management is to prepare and present properly consolidated financial statements in accordance with the accounting standards generally accepted in Japan. This includes establishing and operating the internal control that the management considers necessary in order to prepare and present properly such consolidated financial statements free of any material misstatement due to dishonesty or an error.

Auditors' responsibility
Our responsibility is to express an opinion on the consolidated financial statements as independent auditors on the basis of the audit we conducted. We conducted our audit in accordance with the auditing standards generally accepted in Japan. Those standards require that we draw up an audit plan and conduct audit based on the audit plan in order to obtain reasonable reassurance about whether the consolidated financial statements are free of any material misstatement.
In our audit, we perform the procedure for obtaining audit evidence as to the amounts and disclosure of the consolidated financial statements. The audit procedure is selected and used, according to our judgment, on the basis of the assessment of the risk of material misstatements on the consolidated financial statements due to dishonesty or an error. Although the purpose of our audit is not to express our opinion on the validity of the internal control, we examine the internal control related to the preparation and proper presentation of consolidated financial statements in order to plan a proper audit procedure according to the situation in conducting the assessment of the risk. Our audit includes examining the overall presentation of the consolidated financial statements, including the assessment of the accounting policies and their application methods adopted by the management and of the estimates made by the management.
We believe that we have obtained the sufficient and appropriate audit evidence that serve as a basis for expressing our opinions.

Audit opinion
In our opinion, the above consolidated financial statements present properly in every material point the situations of the assets as well as the income and losses of the Group composed of KADOKAWA CORPORATION and its consolidated subsidiaries for the year related to these consolidated financial statements in accordance with the accounting standards generally accepted in Japan.

Emphasis of Matter
As stated in the important subsequent events in the notes to the consolidated financial statements, the Company entered into the integration agreement with Dwango Co., Ltd. on May 14, 2014.
This matter does not affect our conclusion.

Interests or relationships
Neither the above audit corporation nor its engagement partners have any interest in the Company (KADOKAWA CORPORATION) that should be disclosed pursuant to the provisions of the Certified Public Accountants Law.

I-1-41

Independent Auditors' Report on the Non-consolidated Financial Statements

Independent auditors' report

May 19, 2014
To the Board of Directors
KADOKAWA CORPORATION

KPMG AZSA LLC
Eiji Mizutani, CPA Seal
Designated Limited Liability Partner, Engagement Partner
Kenji Ishino, CPA Seal
Designated Limited Liability Partner, Engagement Partner

Pursuant to the provisions of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements for the 60th fiscal year from April 1, 2013 to March 31, 2014 of KADOKAWA CORPORATION, that is, the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and its supplementary statement.

Responsibility of the Company's management for non-consolidated financial statements
The responsibility of the Company's management is to prepare and present properly non-consolidated financial statements and their supporting schedules in accordance with the accounting standards generally accepted in Japan. This includes establishing and operating the internal control that the management considers necessary in order to prepare and present properly such non-consolidated financial statements and their supporting schedules free of any material misstatement due to dishonesty or an error.

Auditors' responsibility
Our responsibility is to express an opinion on the non-consolidated financial statements and their supporting schedules as independent auditors on the basis of the audit we conducted. We conducted our audit in accordance with the auditing standards generally accepted in Japan. Those standards require that we draw up an audit plan and conduct audit based on the audit plan in order to obtain reasonable reassurance about whether the non-consolidated financial statements and their supporting schedules are free of any material misstatement.
In our audit, we perform the procedure for obtaining audit evidence as to the amounts and disclosure of the non-consolidated financial statements and their supporting schedules. The audit procedure is selected and used, according to our judgment, on the basis of the assessment of the risk of material misstatements on the non-consolidated financial statements and their supporting schedules due to dishonesty or an error. Although the purpose of our audit is not to express our opinion on the validity of the internal control, we examine the internal control related to the preparation and proper presentation of non-consolidated financial statements and their supporting schedules in order to plan a proper audit procedure according to the situation in conducting the assessment of the risk. Our audit also includes the overall presentation of the non-consolidated financial statements and their supporting schedules, including the assessment of the accounting policies and their application methods adopted by the management and of the estimates made by the management.
We believe that we have been able to have a reasonable basis for expressing our opinions as a result of our audit.

Audit opinion
In our opinion, the above non-consolidated financial and statements and their supporting schedules present properly in every material point the situations of the assets as well as the income and losses for the year related to these non-consolidated financial statements and their supporting schedules in accordance with the accounting standards generally accepted in Japan.

Emphasis of Matter
As stated in the important subsequent events in the notes to the non-consolidated financial statements, the Company entered into the integration agreement with Dwango Co., Ltd. on May 14, 2014.
This matter does not affect our conclusion.

Interests or relationships
Neither the above audit corporation nor its engagement partners have any interest in the Company (KADOKAWA CORPORATION) that should be disclosed pursuant to the provisions of the Certified Public Accountants Law.

I-1-42

Audit Report by the Board of Statutory Auditors

Audit Report

Regarding the performance of duties by the Directors for the 60th fiscal year from April 1, 2013 to March 31, 2014, the Board of Statutory Auditors hereby submits its audit report, which has been prepared through discussions based on the reports prepared by the respective statutory auditors.

1.	Auditing methods employed by the Statutory Auditors and the Board of Statutory Auditors

The Board of Statutory Auditors determined the auditing policies, the assignment of tasks to statutory auditors, etc., and received reports from each statutory auditor the situation of auditing work and its result. In addition, it received reports on the performance of duties, and if necessary, asked for explanations, from directors, etc., and from independent auditors.

Based on the standards of auditing of statutory auditors and in accordance with the auditing policies, the assignment of tasks to statutory auditors, etc., each statutory auditor kept up communications with directors, the internal audit section, other employees, etc., and worked to collect information and improve the auditing environment. Statutory auditors also attended the meetings of the Board of Directors and other important meetings, received reports on the performance of duties from the directors, employees, etc., read important authorized documents, etc., and studied the operations and financial positions at the Company's Head Office and principal offices. In addition, they regularly received reports and asked explanations whenever necessary from directors, employees, etc., and expressed their opinions about the content of the resolutions of the Board of Directors regarding the development of the system for ensuring that the performance of directors' duties stated in the business report conforms to laws and regulations as well as to the Articles of Incorporation and other systems provided for in Article 100, Paragraphs 1 and 3 of the Companies Act Enforcement Regulations as necessary to ensure the proper conduct of business of a corporation and about the establishment and operating situation of the system (internal control system) established according to the resolutions. As for the subsidiaries, we worked to keep up communications and exchange information with the directors, statutory auditors, etc. of these subsidiaries and, if necessary, received reports on business from the subsidiaries and examined their business and financial conditions. We examined the business report and its supporting schedules for the fiscal year in the way described above.

In addition, the Statutory Auditors monitored and inspected to check whether the independent auditors kept their independence and conducted their audit work properly, and received reports from them about their performance of their duties and, if necessary, asked them for explanations. We also had a report from them to the effect that they established the "System for Ensuring That the Independent Auditors Properly Perform Their Duties" (matters stated in each item of Article 131 of the Regulations for Corporate Accounting) according to the "Standards for Quality Control of Auditing" (Business Accounting Council; October 28, 2005), etc., and, if necessary, asked them for explanations. We examined the financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets and notes to the non-consolidated financial statements) and their supporting schedules as well as the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and notes to the consolidated financial statements) in the way described above.

I-1-43

2.	Audit results
(1)	Audit results of the business report, etc.
1)	In our opinion, the business report and its supporting schedules fairly represent the Company's conditions in accordance with the laws and regulations and the Articles of Incorporation.
2)	With regard to the performance of duties by the directors, we have found no evidence of wrongful act or no material violation of the laws and regulations or the Articles of Incorporation.
3)
In our opinion, the resolution of the Board of Directors regarding the internal control system is fair and reasonable. As for the statement regarding such internal control system in the business report and the performance of directors' duties concerning the internal control system, too, we have found no matters to point out. Though the internal control system after change approved by the resolution adopted in the board of directors on March 27, 2014 is provided in this business report, contents of the resolution adopted in the board of directors regarding the internal control system before change are also considered reasonable. There is no matter that should be indicated with regard to the execution of duties of directors concerning that internal control system.

(2)
Audit results of the non-consolidated financial statements and their supporting schedules
In our opinion, the audit method and results employed and rendered by the independent auditors KPMG AZSA LLC are fair and reasonable.

(3)	Audit results of the consolidated financial statements In our opinion, the audit method and results employed and rendered by the independent auditors KPMG AZSA LLC are fair and reasonable.

May 24, 2013

Board of Statutory Auditors of KADOKAWA CORPORATION:

Akira Wakabayashi Seal
Standing Statutory Auditor

Yasuaki Takayama Seal
Standing Statutory Auditor

Akira Watanabe Seal
Outside Statutory Auditor

Eiichi Kamiya Seal
Outside Statutory Auditor

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Reference Materials on the General Meeting of the Shareholders

Proposal 1: To Appropriate Retained Earnings

We hereby propose the appropriation of retained earnings as follows:

Year-end dividends:

The Company believes that it is one of its important policies to pass on some part of its profit to the shareholders and will work to improve its corporate value through achievement of sustainable growth. For dividends, we will strive to realize stable and continued payment of dividends considering the outlook for performance, investment plans, the situation of funds at hand and other matters in general.

To show appreciation for the support of shareholders, the Company plans to pay a special dividend of 25 yen per share to commemorate the birth of a new KADOKAWA CORPORATION at the start of October 2013 in the same year as the Company achieved its highest level of consolidated net profit since listing on the stock market. Details of the final dividend for the 60th fiscal year are provided below.

(1)	Type of dividend assets

Cash

(2)	Allocation and total amount of the dividend assets

We propose the distribution of a dividend of 60 yen (ordinary dividend: 35 yen; commemorative dividend: 25 yen) per common share of the Company.

The total amount of dividends: 1,755,233,760 yen

(3)	Date when the appropriation of retained earnings becomes effective

June 23, 2014

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Proposal 2: To Approve the Share Transfer Plan

1.	Reason for conducting share transfer

Carrying out business in fields such as publishing, video, publishing rights, and digital content, the Company has continued to strive towards the creation of intellectual property that will be popular around the world and the development of its business in Japan and overseas, using its superior content creation capabilities and brands. In October 2013 KADOKAWA acquired nine of its consolidated subsidiaries by absorption-type merger, whereby in addition to firmly establishing a strong foundation as an operational company, KADOKAWA is rising to the challenge of providing new services to users as a "mega content publisher" and digital content platform provider covering a diverse range of domains with intellectual property at its core.

DWANGO Co., Ltd. ("Dwango") is engaged in content distribution services for mobile devices, the development and sale of game software, the management of live events, and the operation of Niconico Douga, one of the largest video services in Japan, while pressing forward with business development in the next generation network entertainment field where "online" and the "real world" merge, supported by the uniqueness and distinctiveness of Dwango's own content and by the creative culture generated from communication between users. Niconico Douga has grown into a platform with 39.36 million registered members and 2.23 million paid premium members as of the end of March 2014, and is continually engaged in the creation of the most unique services ever seen in this rapidly changing industry.

Expansion of high speed telecommunication networks such as LTE in recent years has created an environment in which it is possible to use large volumes of data even when outside the home or office, which has coincided with a rapid uptake of smartphones and tablets as well as further evolution and diversification of devices with telecommunication capabilities. In connection with these trends, new apps and services designed to meet diverse user needs continue to be developed, and the use of digital content has expanded such as through SNS (social networking services), video distribution services, and e-books.

It was in this business environment that KADOKAWA and Dwango, in order to achieve sustained growth, entered a comprehensive business alliance in October 2010, and a capital alliance in May 2011, with the purpose of rapidly providing highly value added content and new services by partnering the entertainment content of KADOKAWA such as books, comics, films, animation, information magazines, and games with Dwango's various services such as Niconico Douga and advanced network technology. Further, the two companies made Dwango's subsidiary smiledge Co., Ltd. ("smiledge") a joint venture company in March 2013 in order to develop a new form of advertising services utilizing the respective resources of the two companies.

As a result of the foregoing, the business alliance between the two companies is progressing favorably, including the birth of businesses that contribute to the profits of both companies through collaboration.

The two companies have now come to the belief, after comprehensively considering their respective visions, management policies and the environment surrounding the two companies, that further enhancing the alliance relationship between the two companies would coincide with their respective business strategies and that effectively utilizing the respective resources of the two companies under common principles and strategies would be in line with the expectations of all of the companies' stakeholders, including users. Thus, KADOKAWA and Dwango have decided to conduct an integration in a spirit of equality by establishing the Integrated Holding Company.

In order to achieve the Integration, KADOKAWA and Dwango will jointly establish a wholly owning parent company with the method of the share transfer under Article 772 of the Companies Act ("the Share Transfer") and become its wholly owned subsidiary companies. We request the

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approval of a share transfer plan ("the Share Transfer Plan").

2.	Summary of the details of the share transfer plan

SHARE TRANSFER PLAN

Having agreed as of May 14, 2014 to conduct a share transfer by way of joint share transfer, Dwango Co., Ltd. ("Dwango") and Kadokawa Corporation ("Kadokawa") jointly prepare this share transfer plan (this "Plan") as follows.

Article 1	Share transfer

In accordance with the provisions of this Plan, Dwango and Kadokawa will conduct a share transfer (the "Share Transfer") in which, on the Date of the Formation (as defined in Article 7; the same hereafter) of the "wholly owning parent company established by share transfer" to be newly established by way of a joint share transfer (the "New Company"), all of the issued shares of Dwango and Kadokawa will be acquired by the New Company.

Article 2	Purposes, trade name, location of head office, and total number of authorized shares of the New Company, and other matters provided for in the Articles of Incorporation

1.	The purposes, trade name, location of head office, and total number of authorized shares of the New Company are as follows.

(1)	Purposes

The purposes of the New Company are as stated in Article 2 of Exhibit 1 ("Articles of Incorporation").

(2)	Trade name

The trade name of the New Company shall be "Kabushiki Kaisha Kadokawa-Dwango," and "Kadokawa Dwango Corporation" in English.

(3)	Location of head office

The location of the head office of the New Company shall be Chiyoda-ku, Tokyo, and the address of the head office shall be 2-13-3 Fujimi, Chiyoda-ku, Tokyo.

(4)	Total number of authorized shares

The total number of authorized shares of the New Company shall be 260,000,000 shares.

2.	In addition to the matters listed above, the matters provided for in the Articles of Incorporation of the New Company are as stated in Exhibit 1 ("Articles of Incorporation").

Article 3	Directors at Incorporation and Statutory Auditors at Incorporation, and Accounting Auditor at Incorporation, of the New Company

1.	The names of the Directors at Incorporation of the New Company shall be as follows.

Nobuo Kawakami
Tatsuo Sato
Tsuguhiko Kadokawa
Takashi Akira
Masaki Matsubara
Hirokazu Hamamura
Takeshi Natsuno
Yuriya Komatsu
Koji Funatsu (Outside Director)
Koji Hoshino (Outside Director)
Iwao Aso (Outside Director)

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2.	The names of the Statutory Auditors at Incorporation of the New Company shall be as follows.

Yasuaki Takayama
Masahiko Hatsumoto
Yuichi Suzuki (Outside Statutory Auditor)
Akira Watanabe (Outside Statutory Auditor)

3.	The name of the Accounting Auditor at Incorporation of the New Company shall be as follows.

Deloitte Touche Tohmatsu LLC

Article 4	Shares to be delivered upon the Share Transfer and the allotment thereof

1.
The number of shares of common stock of the New Company to be issued by the New Company to the shareholders of Dwango and Kadokawa upon the Share Transfer replacing the shares of common stock of Dwango and Kadokawa held by such shareholders shall be the sum of the numbers provided for in the following items:

(1)
the number obtained by multiplying one (1) by the number of shares of common stock issued by Dwango as of the time (the "Reference Time") immediately prior to the time when the New Company acquires all of the shares of Dwango and Kadokawa upon the Share Transfer; and

(2)	the number obtained by multiplying 1.168 by the number of shares of common stock issued by Kadokawa as of the Reference Time.

2.
The New Company will allot shares of common stock of the New Company to the shareholders of common stock of Dwango and Kadokawa as of the Reference Time, according to the respective ratios provided for in the following items.

(1)	To each shareholder of Dwango: one (1) share of common stock of the New Company per share of common stock of Dwango held by such shareholder.

(2)	To each shareholder of Kadokawa: 1.168 shares of common stock of the New Company per share of common stock of Kadokawa held by such shareholder.

3.
Any fractions less than one share that arise in the calculations in the preceding two paragraphs will be treated in accordance with the provisions of Article 234 of the Companies Act and related laws and ordinances.

Article 5	Amount of stated capital of the New Company and matters relating to the amounts of reserves

The amount of stated capital and amounts of reserves of the New Company as of the Date of Formation of the New Company shall be as follows.

(1)	Amount of stated capital

20,000,000,000 yen

(2)	Amount of capital reserve

20,000,000,000 yen

(3)	Amount of retained earnings reserve

0 yen

Article 6	Share options to be delivered upon the Share Transfer and the allotment thereof, and the assumption of bonds

1.
To the holders (the "Share Option Allottees") of the share options (the "Allotment Share Options") stated in Exhibit 2 ("Details of share options attached to the yen- denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014") and attached to the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 (issued on December 18, 2009) that have been issued by Kadokawa as of the Reference Time, the New Company will issue upon the Share Transfer share options of the New Company as share options replacing the Allotment Share Options and in the same number as the Allotment Share Options as of the Reference Time (meaning the share options in "1. Matters relating to

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share options" stated in Exhibit 3 ("Terms and conditions of the yen-denominated convertible bonds of Kadokawa Dwango Corporation due 2014") attached to the convertible bonds stated therein), and will deliver the same at a ratio of one share option of the New Company per Allotment Share Option.

2.
Of the bond obligations for the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 (issued December 18, 2000) that have been issued by Kadokawa as of the Reference Time, upon the Share Transfer the New Company will assume the obligations for all such bonds that are unredeemed as of the Reference Time as set out in "6. Allotment methods" stated in Exhibit 3 ("Terms and conditions of the yen-denominated convertible bonds of Kadokawa Dwango Corporation due 2014").

Article 7	Date of formation of the New Company

The date on which the incorporation of the New Company is to be registered (the "Date of Formation of the New Company") shall be October 1, 2014. If necessary due to the procedural schedule of the Share Transfer or if necessary for any other reason, Dwango and Kadokawa may change the Date of Formation of the New Company by agreement upon consultation.

Article 8	Shareholders meeting to approve share transfer plan

1.
Kadokawa will convene an ordinary shareholders meeting to be held on June 21, 2014, and will seek that a resolution be made thereat relating to approval of this Plan and matters necessary for the Share Transfer.

2.
Dwango will convene an ordinary shareholders meeting to be held on July 3, 2014, and will seek that a resolution be made thereat relating to approval of this Plan and matters necessary for the Share Transfer.

3.
If necessary due to the procedural schedule of the Share Transfer or if necessary for any other reason, Dwango and Kadokawa may, by agreement upon consultation, change the dates on which the shareholders meetings provided for in the preceding two paragraphs are to be held.

Article 9	Share listing

The New Company is scheduled to list its issued shares of common stock on the First Section of the Tokyo Stock Exchange on the Date of Formation of the New Company.

Article 10	Cancellation of treasury shares

By resolutions of their respective Boards of Directors at meetings thereof to be held on the day before the Date of Formation of the New Company, Dwango and Kadokawa will cancel, before the Reference Time, all of the treasury shares respectively held thereby (including own shares acquired by the repurchase of shares pursuant to requests made upon the Share Transfer for repurchase of shares by dissenting shareholders as provided for in Article 806(1) of the Companies Act).

Article 11	Dividends of surplus

1.	Dwango may pay dividends of surplus to the shareholders or registered pledgees stated or registered in the final shareholders registry of Dwango of September 30, 2014 at a maximum of 10 yen per share.

2.	Kadokawa may pay dividends of surplus to the shareholders or registered pledgees stated or registered in the final shareholders registry of Kadokawa of March 31, 2014 at a maximum of 60 yen per share.

3.
After the preparation of this Plan, neither Dwango nor Kadokawa may make a resolution to pay dividends of surplus with a record date that precedes the Date of Formation of the New Company, except for as provided for in the preceding two paragraphs or unless Dwango or Kadokawa obtains the prior written consent of the other party.

Article 12	Operation of business

After the preparation of this Plan and until the formation of the New Company, each of Dwango and Kadokawa shall operate its business and manage its assets with the due care of a prudent manager, and if either of Dwango or Kadokawa seeks to conduct any act that will have or threatens to have a material effect on the respective businesses, assets, or rights or obligations thereof, Dwango and Kadokawa shall conduct such act if both parties

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agree so in advance upon mutual consultation in good faith.

Article 13	Effectiveness of this Plan

This Plan will cease to have effect if at the shareholders meeting of either Dwango or Kadokawa as provided for in Article 8 a resolution is unable to be obtained regarding the approval of this Plan and the matters necessary for the Share Transfer, or if the approvals of the relevant governmental authorities provided for in laws or ordinances that are necessary for the Share Transfer Plan are unable to be obtained.

Article 14	Amendment of terms of Share Transfer; suspension of Share Transfer

If after the preparation of this Plan and before the Date of Formation of the New Company an event arises which has or threatens to have a material adverse effect on the business, financial condition, or rights or obligations of either Dwango or Kadokawa, and as a result it becomes impossible or extremely difficult to achieve the objectives of the Plan, Dwango and Kadokawa may amend the terms of the Share Transfer or otherwise amend the details of this Plan, or suspend the Share Transfer, if both parties agree to do so upon mutual consultation in good faith.

Article 15	Matters for consultation

In addition to the matters provided for in this Plan, any matters not provided for in this Plan or that become necessary for the Share Transfer will be provided for with the agreement of both parties upon mutual consultation in accordance with the spirit of this Plan.

This Plan is prepared in two originals, with each party affixing its name and seal and retaining one original.

May 14, 2014

Dwango	Dwango Co., Ltd. Kabukiza Tower 4-12-15 Ginza, Chuo-ku, Tokyo Takashi Araki, Representative Director and President

Kadokawa	Kadokawa Corporation 2-13-3 Fujimi, Chiyoda-ku, Tokyo Masaki Matsubara, Representative Director and President

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Exhibit 1	Articles of incorporation

ARTICLES OF INCORPORATION OF
KADOKAWA DWANGO CORPORATION

Chapter 1 – General provisions

Article 1	Trade name

The Company shall be called "KABUSHIKI KAISHA KADOKAWA・DWANGO," and "Kadokawa Dwango Corporation" in English.

Article 2	Purposes

1.
The purpose of the Company shall be, by owning shares or equities in companies engaged in the following businesses or in foreign companies engaged in businesses similar to the following, to control and manage the business activities of such companies:

(1)	publishing; planning, production, and sale, of books and periodicals, and agency services therefor;

(2)	publishing of sheet music;

(3)	planning, production, manufacture, and sale of electronic media and publications that use electronic devices;

(4)	printing and bookbinding business;

(5)	broadcasting business under the Broadcast Act;

(6)
obtainment, exploitation, use, usage development, management, licensing, maintenance, distribution, sale, and lease of trademark rights, copyrights, neighboring rights, design rights, image rights, publishing rights, patent rights, utility model rights, knowhow, commercialization rights, and other intellectual property rights;

(7)	management of music copyrights;

(8)	usage development of music copyrights;

(9)
planning, manufacture, and sale of character merchandise (such as clothing, stationery, toys, accessories, cosmetics, and daily sundries that bear the images of persons or animals or the like that have distinctive names or characteristics);

(10)	planning, development, production, manufacture, sale, import and export, and leasing of computers and computer peripherals, software, and computer game software;

(11)	planning, development, manufacture, sale, and leasing of network systems that use computers;

(12)	services related to the development and sale of ecommerce systems;

(13)	consulting related to publishing;

(14)	planning, production, sale, and leasing of broadcast programs;

(15)	planning, production, operation, exhibition, and sale of cultural business such as films, music, theatre plays, and art, sports business, concerts, auctions, and other various events;

(16)
operation and management of cinemas, theaters, halls, studios, live music venues, auction sites, sports facilities, tourism facilities, accommodation facilities, restaurants, retail stores, and other entertainment facilities;

(17)
planning, production, manufacture, sale, import and export, and leasing, and broadcasting, screen presentation, and distribution, of audio, films, and visual software (disk, tapes such as videograms, and film), and intermediary services therefor;

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(18)
intermediation, training, management, and promotion of persons engaged in fields such as art, music, performance, and film technology, and singers, entertainment personalities, sports athletes, authors, producers, live performers, and other creative artists and celebrities;

(19)	mastering services for domestic and foreign music;

(20)	planning and production of masters of media such as compact discs, music tapes, and videos;

(21)
advertising business that uses media such as newspapers, publications, and network systems; market research, market analysis, and information provision related to advertising; planning, production, and sale of advertisements, and agency services therefor;

(22)	warehousing services and general transportation services for automobiles and other transportation services;

(23)	sale, mediation, intermediation, leasing, and management of real estate; agency services therefor;

(24)	planning, formulation, and sale of various forms of travel, and travel business under the Travel Agency Act and travel agency services;

(25)	services related to soliciting life insurance; general insurance agency services;

(26)
planning, development, manufacture, supply, sale, wholesaling, leasing, intermediation, and import and export of products and articles such as stationery, interior decorations, apparel, timepieces, toys, character merchandise, soft drinks and other non alcoholic beverages, alcoholic beverages, daily sundries, foodstuffs, accessories, furniture, home electrical appliances, artworks, watercraft, automobiles and parts therefor, medical devices, electronic devices, pharmaceuticals, veterinary pharmaceuticals, quasi-drug pharmaceuticals, agricultural chemicals, fertilizer, weighing and measuring instruments, meters and gauges, cosmetics, tobacco, and stamps; issuance and sale of prepaid cards and bookstore cards;

(27)	investment in securities;

(28)	various information processing services, and information provision services;

(29)	operation of language schools and various cultural lecture courses; planning, manufacture, and sale of educational materials and educational tools;

(30)	establishment and operation of correspondence educational courses for obtaining various qualifications and learning various skills, and instruction and training of course instructors;

(31)
operation of academic advancement schools for academic advancement and supplementary education for infants, elementary school students, junior high school students, and senior high school students, and implementation of lecture courses and practice examinations;

(32)	education and training, and consulting, for human resource training related to business management and sale activities;

(33)	development of occupational aptitude of human resources, and implementation of training in relation thereto;

(34)	consulting related to health and medical care;

(35)	temporary labor placement services;

(36)	paid recruitment services;

(37)	telecommunication services under the Telecommunications Business Act;

(38)	planning and design services for store design and interior design, construction design, and engineering design;

(39)	mail order business;

(40)
surveys and research relating to product investment trusts under the Act on Regulation of Business Pertaining to Commodity Investment, and commodity investment sales business and commodity investment advisory business;

(41)	sale, intermediation, and import and export of secondhand articles;

(42)	marketing research business;

(43)	management consulting business;

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(44)	planning and hosting of technical seminars;

(45)	planning, formulation, and manufacturing of sales promotions;

(46)	planning services for sales promotion activities in ecommerce;

(47)	services relating to logistics management in ecommerce;

(48)	services relating to information management in ecommerce;

(49)	intermediary services relating to alliances between businesses;

(50)	production and sale, and leasing, of floral arrangements, trees and plants for gardening, and gardening materials;

(51)	planning, operation, and management of nurseries and other childcare centers;

(52)	investment in businesses engaged in any of the foregoing; and

(53)	any businesses ancillary to any of the foregoing.

2.	The Company may engage in any of the businesses in the items of the preceding paragraph.

Article 3	Location of head office

The head office of the Company shall be in Chiyoda-ku, Tokyo.

Article 4	Organs

The Company shall have the following organs, in addition to a shareholders meeting and Directors:

(1)	a Board of Directors;

(2)	Statutory Auditors;

(3)	a Board of Statutory Auditors; and

(4)	an accounting auditor.

Article 5	Method of public notice

The method of public notices of the Company shall be electronic public notice; provided, however, that if the Company is unable to issue a public notice by electronic public notice due to an accident or other circumstances beyond its control, such public notices shall be issued by being printed in the Nikkei.

Chapter 2 – Shares

Article 6	Total number of authorized shares

The total number of authorized shares shall be 260,000,000 shares.

Article 7	Share unit number

The share unit number of the Company shall be 100 shares.

Article 8	Rights relating to odd lot shares

Shareholders of the Company may not exercise any rights relating to odd lot shares held thereby other than the following rights:

(1)	the rights listed in the items of Article 189(2) of the Companies Act;

(2)	the right to make requests as provided for in Article 166(1) of the Companies Act; and

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(3)	the right to receive allotment of shares for subscription or share options for subscription in proportion to the number of shares held by the shareholder.

Article 9	Shareholder registry administrator

1.	The Company shall have a shareholder registry administrator.

2.	The shareholder registry administrator and its place of business shall be as provided for by a resolution of the Board of Directors and announced by public notice.

3.
The preparation and keeping of the shareholders registry and share option registry of the Company, and any other administration relating to the shareholders registry and share option registry, shall be mandated to the shareholders registry administrator, and the Company shall not be involved therewith.

Article 10	Share handling regulations

Procedures for the exercise of rights of shareholders of the Company and any other handling in relation to shares and fees therefor shall be pursuant to law, ordinance, these Articles of Incorporation, and the Share Handling Regulations provided for by the Board of Directors.

Chapter 3 – Shareholders meeting

Article 11	Convocation

The ordinary shareholders meeting of the Company shall be convened in June of each year, and extraordinary shareholders meetings are convened at any time when necessary.

Article 12	Record date of the ordinary shareholders meeting

The record date for voting rights at the ordinary shareholders meeting of the Company shall be March 31 of each year.

Article 13	Person authorized to convene shareholders meetings; chair

1.
Shareholders meetings shall be convened and chaired by and the Representative Director and President in accordance with a resolution of the Board of Directors, unless otherwise provided for by law or ordinance.

2.
When the Representative Director and President is unable to do so, shareholders meetings shall be convened and chaired by another Director in accordance with the order provided for in advance by the Board of Directors.

Article 14	Internet disclosure and deemed provision of shareholders meeting reference materials etc.

In convening a shareholders meeting, the Company may deem that it has provided shareholders with information relating to matters that should be stated or indicated in the shareholders meeting reference materials, business report, financial statements, and consolidated financial statements, by disclosing such information through the use of the internet, in accordance with the provisions of Ministry of Justice ordinances.

Article 15	Method of making resolutions

1.
Resolutions of shareholders meetings shall require a majority of the voting rights of shareholders who are in attendance and able to exercise voting rights, except where otherwise provided for in law, ordinance, or these Articles of Incorporation.

2.
The resolutions provided for in Article 309(2) of the Companies Act shall require no less than two thirds of the voting rights at a meeting where the shareholders in attendance collectively hold no less than one

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 third of the voting rights able to be exercised.

Article 16	Exercise of voting rights by proxy

A shareholder may cause one proxy, who is another shareholder of the Company with voting rights, to exercise the voting rights of the shareholder. In this case, the shareholder or the proxy shall submit to the Company, for each shareholders meeting, a written statement certifying such right of proxy.

Article 17	Minutes

Minutes shall be prepared about the proceedings of shareholders meetings.

Chapter 4 – Directors and Board of Directors

Article 18	Number of Directors

The Company shall have no more than 12 Directors.

Article 19	Election of Directors

1.	Directors shall be elected by a resolution of the shareholders meeting.

2.
A resolution to elect a Director shall require a majority of the voting rights at a meeting where the shareholders in attendance collectively hold no less than one third of the voting rights able to be exercised.

3.	Cumulative voting shall not be used for resolutions to elect Directors.

Article 20	Dismissal of Directors

A resolution to dismiss a Director shall require no less than two thirds of the voting rights at a meeting where the shareholders in attendance collectively hold a majority of the voting rights able to be exercised.

Article 21	Term of office of Directors

The term of office of a Director shall be until the conclusion of the ordinary shareholders meeting for the last fiscal year to end during the period of one year after the election of the Director.

Article 22	Representative Directors; Directors with titles

1.	The Company shall appoint one or more representative Directors by a resolution of the Board of Directors.

2.
The Company may appoint, by a resolution of the Board of Directors, a chairman of the Board of Directors, and one Representative Director and President, and Directors and Senior Advisors, Directors and Vice Presidents, Senior Managing Directors, Managing Directors, and other Directors with titles.

Article 23	Execution of duties

1.
The Representative Director and President shall control the duties of the Company, and the Directors and Vice Presidents, Senior Managing Directors, Managing Directors, and other Directors shall assist in the duties of the Representative Director and President by dividing such duties among themselves.

2.
If the Representative Director and President is unable to do so, another Director shall perform the duties of the Representative Director and President in accordance with the order provided for in advance by the Board of Directors.

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Article 24	Person authorized to convene meetings of Board of Directors; chair

1.	Meetings of the Board of Directors shall be convened and chaired by the Representative Director and President, unless otherwise provided for by law or ordinance.

2.
If the Representative Director and President is unable to do so, meetings of the Board of Directors shall be convened and chaired by another Director in accordance with the order provided for in advance by the Board of Directors.

Article 25	Notice of convocation of meetings of Board of Directors

1.
Notice of convocation of meetings of the Board of Directors shall be issued to each Director and each Statutory Auditor no later than three days before the meeting date; provided, however, that such period may be shortened in the case of urgent necessity.

2.	A meeting of the Board of Directors may be held without following the procedures for convocation if the Directors and Statutory Auditors unanimously so consent.

Article 26	Omission of resolutions of Board of Directors

If the requirements in Article 370 of the Companies Act are met, the Company shall deem that the Board of Directors has made a resolution.

Article 27	Minutes of meetings of Board of Directors

Minutes shall be prepared about the proceedings of each meeting of the Board of Directors as provided for by law and ordinance, and the Directors and Statutory Auditors who attend such meeting shall affix their signatures or names and seals, or digital signatures, thereto.

Article 28	Board of Directors Regulations

In addition to law and ordinance and these Articles of Incorporation, matters relating to the Board of Directors shall be as prescribed in the Board of Directors Regulations provided for by the Board of Directors.

Article 29	Compensation of Directors

Compensation, bonuses, and any other economic benefits received by Directors from the Company as consideration for the performance of duties ("Compensation Etc.") shall be as provided for by a resolution of the shareholders meeting.

Article 30	Directors' exemption from liability

1.
Pursuant to the provisions of Article 426(1) of the Companies Act, the Company, by a resolution of the Board of Directors, may exempt Directors (including persons who were Directors in the past) from liability for compensatory damages for negligence in their duties, within the limit provided for by law and ordinance.

2.
Pursuant to the provisions of Article 427(1) of the Companies Act, the Company may execute an agreement with Outside Directors that limits their liability for compensatory damages for negligence in their duties; provided, however, that the limit of liability under such agreement must be the amount provided for by law and ordinance.

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Chapter 5 – Statutory Auditors and Board of Statutory Auditors

Article 31	Number of Statutory Auditors

The Company shall have no more than six Statutory Auditors.

Article 32	Election of Statutory Auditors

1.	Statutory Auditors shall be elected by a resolution of the shareholders meeting.

2.
A resolution to elect a Statutory Auditor shall require a majority of the voting rights at a meeting where the shareholders in attendance collectively hold no less than one third of the voting rights able to be exercised.

Article 33	Term of office of Statutory Auditors

1.
The term of office of a Statutory Auditor shall be until the conclusion of the ordinary shareholders meeting for the last fiscal year to end during the period of one year after the election of the Director.

2.
If a Statutory Auditor leaves office before the expiration of the term of office thereof, the term of office of a Statutory Auditor elected to fill the vacancy left thereby shall be until the expiration of the term of office of the Statutory Auditor who left office.

Article 34	Standing Statutory Auditors

Standing Statutory Auditors shall be appointed by a resolution of the Board of Statutory Auditors.

Article 35	Notice of convocation of meetings of Board of Statutory Auditors

1.
Notice of convocation of meetings of the Board of Statutory Auditors shall be issued to each Statutory Auditor no later than three days before the meeting date; provided, however, that such period may be shortened in the case of urgent need.

2.	A meeting of the Board of Statutory Auditors may be held without following the procedures for convocation if the Statutory Auditors unanimously so consent.

Article 36	Minutes of meetings of Board of Statutory Auditors

Minutes shall be prepared about the proceedings of each meeting of the Board of Statutory Auditors as provided for by law and ordinance, and the Statutory Auditors who attend such meeting shall affix their signature or name and seal, or digital signature, thereto.

Article 37	Compensation of Statutory Auditors

Compensation Etc. of Statutory Auditors shall be provided for by a resolution of the shareholders meeting.

Article 38	Board of Statutory Auditors Regulations

In addition to law and ordinance and these Articles of Incorporation, matters relating to the Board of Statutory Auditors shall be as prescribed in the Board of Statutory Auditors Regulations provided for by the Board of Statutory Auditors.

Article 39	Statutory Auditors' exemption from liability

1.
Pursuant to the provisions of Article 426(1) of the Companies Act, the Company, by a resolution of the Board of Directors, may exempt Statutory Auditors (including persons who were Statutory Auditors in the past) from liability for compensatory damages for negligence in their duties, within the limit provided for by law and ordinance.

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2.
Pursuant to the provisions of Article 427(1) of the Companies Act, the Company may execute an agreement with outside Statutory Auditors that limits their liability for compensatory damages for negligence in their duties; provided, however, that the limit of liability under such agreement must be the amount provided for by law and ordinance.

Chapter 6 – Accounting

Article 40	Fiscal year

The fiscal year of the Company shall be from April 1 of each year to March 31 of the following year.

Article 41	Decision making organ for dividends of surplus

The payment of dividends of surplus and other matters provided for in the items of Article 459(1) of the Companies Act shall be as provided for by a resolution of the Board of Directors and not by a resolution of the shareholders meeting, unless provided for otherwise by law or ordinance.

Article 42	Record date for payment of dividends of surplus

1.	The record date for year-end dividends of the Company shall be March 31 of each year.

2.	In addition to the preceding paragraph, the Company may pay dividends of surplus by providing for additional record dates.

Article 43	Interim dividends

The Company may pay interim dividends with a record date of September 30 of each year, by a resolution of the Board of Directors.

Article 44	Period of exclusion for dividends

1.
If dividends are paid in cash and the dividends are not received within three years from the date on which such payment commenced, the Company shall be released from its obligation to make such payment.

2.	Interest shall not accrue on unpaid dividends.

Chapter 7 – Supplementary provisions

Article 45	First fiscal year

Notwithstanding the provisions of Article 40, the first fiscal year of the Company shall be from the date of formation of the Company until March 31, 2015.

Article 46	Initial Compensation Etc. for Directors and Statutory Auditors

Notwithstanding the provisions of Article 29 and Article 37, the respective total amounts of Compensation Etc. for Directors and Statutory Auditors of the Company for the period from the date of formation of the Company until the conclusion of the first ordinary shareholders meeting shall be as follows.

Directors	400,000,000 yen

Statutory Auditors	50,000,000 yen

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Article 47	Deletion of supplementary provisions

These supplementary provisions shall be deleted as of the conclusion of the first ordinary shareholders meeting.

End.

Exhibit 2	Details of share options attached to the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014

1.	Matters concerning share options

(1)
The number of share options attached to each of the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 (hereinafter in Exhibit 2 referred to as "the Convertible Bond", the bond portion as "the Bond" and the portion of the share option as "the Share Option") is one and the total number of the share options is 2,200.

(2)	Class and a number of shares of stock that is an object of the Share Option

The class of a share that is an object of the Share Option shall be common stock of the Company. The number of shares of common stock of the Company newly issued by KADOKAWA CORPORATION (renamed from KADOKAWA GROUP HOLDINGS, INC. on June 22, 2013, hereinafter, referred to as "the Company" in Exhibit 2), or the number of shares of the Company's common stock held by the Company transferred in lieu of the issuance upon exercise of options (hereinafter, the issuance or transfer of the Company's common stock shall be referred to as "the Delivery" of the Company's common stock) shall be obtained by dividing the total amount of Denomination of the Bonds relating to a request for exercise by the conversion price stated in 1. (3) below. However, any fraction less than one share arisen from the exercise of the Share Options shall be discarded without adjusting by cash.

(3)	Contents and value of property contributed upon exercise of the Share Options

a.	Upon exercise of the Share Options, each Bond shall be contributed. The value of the Bonds contributed shall be the same amount as the Denomination of the said Bonds.

b.	The initial conversion price shall be 2,802 yen. (The conversion price as of March 31, 2014 was 2,498 yen.)

c.
If the Company newly issues its common stock or disposes its common stock held by the Company at the amount paid below the market price of its common stock after the issuance of the Convertible Bond, the conversion price will be adjusted by the following formula. "The number of outstanding shares" in the following formula means the total number of outstanding common stock of the Company (excluding the number of treasury shares owned by the Company).

				the number of issued shares	+	the number of newly issued/disposed shares	×	Amount paid per share
Conversion price after adjustment	=	Conversion price before adjustment	×			Market price per share
				the number of issued shares		+	the number of newly issued/disposed shares

In addition, the conversion price will be appropriately adjusted on splitting (including allotment of shares without contribution) or consolidation of shares, issuance of share options enabling a request for delivery of the Company's common stock at the value below the market value thereof (including those attached to bonds with share options) or certain occasions specified in the terms and conditions of the Convertible Bond. Provided, however, that, no adjustment will be made in the Company's Stock Option Plan or on certain occasions specified in the terms and conditions of the Convertible Bond.

d.
If the average closing price (Fraction less than one yen is discarded) for 15 consecutive trading days on or before December 4, 2012 (Japan time, hereinafter referred to as "the Setting Date" in Exhibit 2) falls

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below the effective conversion price as on the said Setting Date by more than one yen, the conversion price shall be revised to the price calculated in the aforementioned manner (the average closing price) after December 18, 2012 (Japan time, hereinafter referred to as "the Revision Date" in Exhibit 2) (however, subject to the adjustment made in accordance with c. above within the period from the Setting Date (excluding the date) to the Revision Date (including the date)). However, if the said average closing price becomes less than 80% of the conversion price that is effective on the Setting Date as a result of the calculation, the conversion price shall be the amount corresponding to 80% of the conversion price that is effective on the Setting Date (however, any fraction less than one yen shall be round up). In addition to the above, if 95% of the average closing price (any fraction less than one yen shall be round up) ("Revised Reference Share Price" in Exhibit 2) for 15 consecutive trading days up to the date after December 18, 2013 that is selected by the Company (including that selected date) (Japan time, hereinafter referred to as "the Specially Decided Date" in Exhibit 2) falls below the effective conversion price on the Specially Decided Date by more than one yen, the Company at its discretion may revise downward the conversion price to the Revised Reference Share Price per share from December 18, 2013 to June 17, 2014. (however, subject to the adjustment made in accordance with c. above within the period from the Specially Decided Date (excluding that Date) to the specially revised date (including that date) to be defined below.) That revision shall become effective on the 14th date from the Specially Decided Date ("the Specially Revised Date" in Exhibit 2). However, if the said Revised Reference Share Price becomes less than 80% of the conversion price that is effective on the Specially Decided Date as a result of the calculation, the conversion price shall be the amount corresponding to 80% of the conversion price that is effective on the Specially Decided Date (however, any fraction less than one yen shall be round up). In addition, a revision of the conversion price pursuant to the provision of this paragraph shall be made only once.

(4)	Matters concerning increased stated capital and capital reserves in cases where shares are issued upon exercise of the Share Options

The amount of increased stated capital in cases where shares are issued upon exercise of the Share Options shall be a half of the maximum amount of increase in capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Corporate Accounting Rules. Any fraction less than one yen arisen from the calculation shall be round up. The amount of increased capital reserve shall be obtained by subtracting the amount of increased capital from the maximum amount of increase in capital, etc.

(5)	Period when the Share Options can be exercised

The period shall be from January 4, 2010 to the closing time of bank operations on December 4, 2014 (both shall be London Time). However, if the Bonds are redeemed before maturity pursuant to the provision stipulated in following 2.(4) b. or e., the period ends at the closing time of bank operations (London time) of five operations days before the said redemption day. Furthermore, if the Company forfeits the benefit of time for the Bonds, the period ends at the time of the forfeiture of benefit of time. In any of the above occasions, the Share Options may not be exercised after December 4, 2014.

Notwithstanding the above, if a Shareholder fix date (to be defined below) is designated either by law or the Company's Articles of Incorporation, in case the period from the calendar day in Japan when the Share Option is effectively exercised ("the Exercise Date" in Exhibit 2) to the Shareholder fix date falls below four operation days in Tokyo, the Share Options may not be exercised for the period from the exercise date to Shareholder fix date is less than the said four operation days (both of the Exercise Date and the Shareholder fix date are included in the calculation of the four operation days).

"The Shareholder fix date" is a date specified in order to determine shareholders associated with Article 151 Paragraph 1 of the Act on Book-Entry of Company Bonds, Shares, etc. (No. 75 of the Act in 2001)

(6)	Other conditions for exercising the Share Options

Partial exercising of the Share Options may not be made.

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(7)	Place where a request for exercising the Share Options is accepted

Predetermined offices of Sumitomo Mitsui Banking Corporation Europe Limited, London will accept such request.

(8)	Delivery of share options by a New obligor, etc. in the event of organizational restructuring, etc.

A.
If the Company conducts organizational restructuring, etc. (defined in the following 2.(4)c.), the Company shall make a New obligor, etc. (defined below) assume the position as a main obligor of the Convertible Bond pursuant to the Terms and Conditions of the Convertible Bond and issue new share options replacing the Share Options unless the Convertible Bonds are redeemed prior to the Effective Date of the organizational restructuring. On such occasion, the Company shall make utmost efforts to ensure that the New obligor, etc. is a listed company in Japan on the Effective Date of the organizational restructuring.

"A New obligor, etc." means a company that exists after the organizational restructuring, etc. and assumes the Company's obligation relating to the Convertible Bond and/or the Share Options.

"The Effective Date of the organizational restructuring" means the date when each organizational restructuring is scheduled to be effective.

B.	Details of share options of the New obligor, etc. to be delivered pursuant to the provision of said A. shall be as follows;

a.	The number of share options of the New obligor, etc. to be delivered

The same as the number of the Share Options owned by holders of the remaining Convertible Bond immediately before the Effective Date of the organizational restructuring

b.	Class of stock that is an object of share options of the New obligor, etc.

Common stock of the New obligor, etc.

c.	The number of shares of stock that is an object of share options of the New obligor, etc.

To be decided, while considering conditions, etc. of the said organizational restructuring, etc. and the following matters, as well as referring to Terms and Conditions of the Convertible Bond. The conversion price shall be subject to the adjustment and revision similar to those stipulated in the above 1.(3)c. and d.

(i)
In the event of a merger, stock exchange or stock transfer, the conversion price shall be determined so that a holder of the Company's common stock may obtain the same number of shares of common stock of a New obligor pursuant to the organizational restructuring by exercising the share options for the New obligor immediately after the Effective Date of the organizational restructuring as the number of shares of common stock of the Company that would be obtained by exercising the Share Options immediately before the Effective Date of the organizational restructuring. If any securities or properties other than common stock of a New obligor are delivered at the reorganization restructuring, the number of shares of common stock of a New obligor, etc. equivalent to the number obtained by dividing the value of that securities or property by the market price of common stock of a New obligor, etc. may also be given.

(ii)
In the event of organizational restructuring other than the above (i), the conversion price shall be determined so that exercising share options of a New obligor, etc. immediately after the Effective Date of the organizational restructuring may bring the similar economic benefit equivalent to that a holder of the Convertible Bond obtains by the Share Options immediately before the Effective Date of the organizational restructuring.

d.	Contents and the Value of properties contributed upon the exercise of share options of a New obligor, etc.

Upon exercise of share options of a New obligor, etc., each Bond shall be contributed. The value of the contributed bonds shall be the same as the Denomination of the Bonds.

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e.	Period during which share options of a New obligor, etc. can be exercised

From the Effective Date of the organizational restructuring or the date when share options of a New obligor, etc. are delivered based on the above i., whichever is later, to the expiration of the exercise period of the Share Options stipulated in the above 1.(5).

f.	Conditions for exercising share options of a New obligor, etc.

Partial exercise of share options of a New obligor, etc. may not be made.

g.	Matters concerning increased stated capital and capital reserves in cases where shares are issued upon exercise of share options of a New obligor, etc.

The amount of increased stated capital in cases where shares are issued upon exercise of share options of a New obligor, etc. shall be a half of the maximum amount of increase in capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Corporate Accounting Rules. Any fraction less than one yen arisen from the calculation shall be round up. The amount of increased capital reserve shall be obtained by subtracting the amount of increased capital from the maximum amount of increase in capital, etc.

h.	Exercising share options upon reorganizational restructuring, etc.

In case where reorganizational restructuring, etc. occurs in a New obligor, etc., similar handling to the Convertible Bond shall be made.

i.	Others

Any fraction less than one share arisen from the exercise of share options of a New obligor, etc. shall be discarded without adjusting by cash. Share Options of a New obligor, etc. may not be assumed if they are separated from the succeeded bonds.

2.	Matters concerning the Bonds

(1)	Aggregate principal amount

11 billion yen (The amount of unredeemed bonds as of March 31, 2014 was 2.58 billion yen.)

(2)	Denomination of each Bond

5,000,000 yen

(3)	Manner and deadline of payment of interests of the Bonds

a.	Interest rate and the manner and deadline of payment of interests of the Bonds

(i)	Interest rate of the Bonds

An annual rate of 1.0% for the Denomination of the Bond

(ii)	Manner and deadline of payment of interests

Interests of the Bonds shall be born from the date of payment (excluding that date) to the date of redemption (including thereof). Interests carried up to March 31, 2010 (including on the day), the initial interest payment date, shall be paid on that day, with subsequent interests for 6 months to be paid on March 31 and September 30 of every year. In the final payment on December 18, 2014, interests carried from September 30, 2014 (excluding that day) to December 18, 2014 (including that day) shall be paid.

(iii)	A coupon shall be attached to each Bond for the above payments.

(iv)	No interests shall be carried after the redemption date. (Any fraction less than one yen shall be round off.)

(v)	Interests shall be calculated by deeming one year 360 days and one month 30 days.

(vi)	If a day when interests should be paid falls on a bank holiday, the payment will be deferred to the next

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bank operation day.

b.	The place of interest payment

The same as the place of payment of redemption amount of the Bond stated in (8) below.

(4)	Manner and deadline of redemption

a.	Redemption at maturity

To be redeemed at 100 % of the Denomination of the Bond on December 18, 2014.

b.	Redemption prior to maturity by a change of the tax system

If the Company makes Daiwa Securities SMBC Europe understand the obligation of additional payment concerning payment regarding the Bonds by the 2.(7)a. below arises or will arise, the Company may redeem the whole of remaining Bonds (partial redemption is not possible) at 100% of the Denomination of the Bonds with accrued interest up to the date of redemption prior to maturity after December 19, 2009, by giving more than 30 days less than 60 days prior notice to a holder of the Convertible Bond.

Notwithstanding the foregoing, in case where the Company gives a notice of redemption due to a change in the tax system and where the Denomination of the remaining Bonds is more than 10% of the Denomination of the Bonds at issuance at the time of giving such notice, each holder of the Bonds shall have a right to choose to have no redemption before maturity regarding the Bond that holder owns. This shall be written on the notice of redemption due to a change in the tax system. On this occasion, the Company shall have no obligation to make additional payment regarding payment of the Bonds specified in the following 2.(7)a. and the payment concerning the Bonds after payment date shall be made after withholding or deducing tax and public dues stipulated in the following 2.(7)a.. The right of the holder of the Convertible Bond shall be exercised by giving a written notice 20 days prior to the said date of redemption before maturity.

c.	Redemption prior to maturity due to reorganizational restructuring

(i) If an event of merger (as hereinafter defined) is proposed (in case where new share options replacing the Share Options are not given to the creditors of the Company), (ii) if an event of making a holding company (as hereinafter defined) is proposed (unless transfer or assumption of the Company's obligation for the Bonds to a New obligor, etc. is proposed), (iii) if reorganizational restructuring, etc. (as hereinafter defined) (new share options are given by a New obligor, etc. to the Company's creditor in lieu of the Share Options)is not proposed as specified in the manner of exercising the Share Options, or (iv) if the Company, on or prior to the occurrence day of the restructuring, sends a certificate describing that the Company does not assume at that point that common stock of a New obligor, etc. is expected to be listed or continues to be listed as of the effective date of occurrence of reorganizational restructuring, etc. with the reason thereof with a signature of a representative director to a managing company, the Company, by giving a notice 30 days prior to the date of redemption before maturity in Tokyo to the holders of the Convertible Bond, shall redeem the whole remaining Bonds (partial redemption is impossible) at the following redemption amount with accrued interests before the date of redemption before maturity and additional payment (if any) based on the following 2.(7)a. on the redemption date (such redemption date shall be before the effective date of the reorganizational restructuring, in principle) designated in such notice. However, such redemption shall require the approval of the reorganizational restructuring in the shareholders meeting of an issuing company (or in the Board of Directors of the issuing company if the approval at the shareholders meeting is not required).

The redemption amount applied in the aforementioned redemption shall be calculated in a certain method according to the redemption date or the parity of the Convertible Bond, so that the amount reflects the value of the Convertible Bond at the time of redemption, while taking into account interest rates, the share price of the Company's common stock, volatility or other market situations at the time of decision of the conversion price specified in the aforementioned 1.(3)b. The lowest redemption price calculated in such method shall be 100% of the Denomination of the Bonds and the highest redemption amount shall be 130% thereof. Details of such method shall be determined at the same time as decision of the conversion price as specified in 1.(3)b., by the Company's board of directors based on the

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authority given.

"The reorganization restructuring, etc." collectively means the resolution adopted in the Company's shareholder meeting (or the Board of Directors, if the stockholder meeting is not required), which approves (1) a merger of the Company with other companies (including consolidation-type merger or absorption-type merger, but excluding the occasion where the Company is a surviving company, the same shall apply hereinafter, "event of merger"), (ii) splitting of company (including consolidation-type splitting or absorption-type splitting, but limiting to the case where the Company's obligation on the Convertible Bond is transferred to the company after split), (iii) exchange or transfer of stock (limiting to the case where the Company becomes a wholly owned company by other company, "event of making a holding company") or (iv) any other conduct of reorganizational restructuring stipulated in the laws of Japan (limiting to the case where the Company's obligation on the Convertible Bond is transferred or assumed to any other company).

d.	Redemption before maturity due to delisting, etc.

(i) If a person other than the Company ("the Tender Offeror" in Exhibit 2) makes a tender offer pursuant to the Financial Instruments and Exchange Act, (ii) the Company expresses an opinion agreeing with that tender offer, (iii) the Company or the Tender Offeror discloses or accepts on a tender offer notification, etc. that the acquisition of shares of the Company's common stock in that tender offer by the Tender Offeror may result in delisting of the Company's common stock (excluding the case where the Company or the Tender Offeror discloses that it makes utmost efforts to keep the Company a listed company in Japan) , and (iv) the Tender Offeror obtains shares of the Company's common stock in the tender offer, the Company, by giving holders of the Convertible Bond a notice within 14 days from the settlement commencement date of the Company's common stock pursuant to the tender offer, on the redemption date designated in the notice (that redemption date shall be any date between the 14th and 30th operation date from the day of such notice) shall redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for the redemption amount (the lowest amount shall be 100% of the face amount of the Bond and the highest shall be 130% thereof) to be calculated in the manner similar to that applied in the redemption set out in c. above with accrued interests carried up to the date of redemption before maturity and additional money (if any) based on (7)a. below.

Notwithstanding the foregoing, if the Company or the Tender Offeror discloses on a tender offer notification, etc. that it will make reorganizational restructuring, etc. after the acquisition date of the Company's common stock by the tender offer, the provision of this d. relating to the Company's obligation on redemption shall not be applied. However, if that reorganizational restructuring, etc. does not occur within 60 days from that settlement commencement date, the Company, by giving holders of the Convertible Bond a notice within 14 days from the final date in the 60 days period, on the redemption date designated in the notice (that redemption date shall be any date between the 14th and 30th operation date from the day of such notice) shall redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for the redemption amount stated above with accrued interests carried up to the date of redemption before maturity and additional money (if any) based on (7)a. below.

e.	Redemption before maturity by Clean Up Call provision

If the principal balance as of the notice date stated below falls below 10% of the sum of the Denomination of the Bonds that are initially issued, the Company by giving holders of the Convertible Bond a prior notice more than 30 days and less than 60 days may redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for 100% of the Denomination of the Bonds with accrued interests carried up to the date of redemption before maturity during the period from December 19, 2009 to December 17, 2014.

f.	Cancellation of bonds by purchase

The Company or its subsidiary in accordance with the regulation of the Swiss National Bank at any time and at any price may purchase the Convertible Bonds via a purchase underwriter and cancel them by delivering the purchased Convertible Bonds to Daiwa Securities SMBC Europe. On such occasion, Daiwa Securities SMBC Europe must immediately cancel these bonds.

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g.	Mandatory redemption due to default, etc.

In case where non-fulfillment of payment obligation for the Bonds or certain events set out in the Terms and Conditions for the Convertible Bond occurs and Daiwa Securities SMBC Europe notifies the Company of the forfeiture of the benefit of time of the remaining bonds, the Company must redeem the entire remaining bonds for 100% of the Denomination of the Bonds unless the Company cures that event or takes certain measures set out in the Terms and Conditions for the Convertible Bond within 15 days from the receipt of that notice.

(5)	Style of the certificate of the Convertible Bond

The face of the Convertible Bond certificate shall be a bearer bond with share option indicating each Bond with the Denomination of 5 million yen and 1 share options ("the Bond Certificate with the Share Option" in Exhibit 2). Holders of the Convertible Bond may not require that the Bond certificate should be name bond.

(6)	Security and guarantee of the bonds

None

(7)	Special provision

a.	Payment of additional money

If withholding or deduction of the present or future taxes or public duties imposed by Japan or other party in Japan holding a right to impose tax is required by laws, the Company shall pay to certain holders of the Convertible Bond, who are non-residents of Japan or foreign companies the additional amount at the same amount as the amount that would be paid without such withholding of tax, except certain occasions set out in the Terms and Conditions for the Convertible Bond.

b.	Limitation on granting of a security

The Company will not create a pledge, mortgage or any other security on the Company's present or future assets or revenues for holders of the bonds with regard to present or future foreign bond (defined below), guarantee or compensation of foreign bonds or other similar obligations, as far as the Convertible Bonds remain, except where the benefit of such security is brought equally at a certain rate to the Convertible Bond, or security or guarantee deemed sufficient by Daiwa Securities SMBC Europe or approved by a special resolution in the creditor meetings of the Convertible Bond is presented for holders of the Bonds.

"Foreign Bond" stated in the above means of all obligations indicated by a bond, note or debenture issued by the Company (corresponding to a corporate bond in the laws of Japan with its redemption period exceeding one year), (i) bond denominated in yen currency other than in Japan or (ii)bond denominated in Japanese yen with a majority of its total principal amount initially solicited or sold outside of Japan by the Company or with the approval of the Company, and, on any of occasions of (i) or (ii), bond having the trading market, being or being to be scheduled to be listed or regularly traded for the time being in securities markets, over-the-counter markets or similar markets outside of Japan.

(8)	The place of payment of redemption amount of the Bond

To be paid in the predetermined office of Daiwa Securities SMBC Europe

3.	Listing

Not applicable.

4.	Stable operation trading

Not applicable.

5.	Other necessary matters concerning the issuance of the Convertible Bond shall be decided by the representative director of the Company or as set out in the purchase agreement.

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Exhibit 3	Terms and Conditions of the yen-denominated convertible bonds of Kadokawa Dwango Corporation due 2014

1.	Matters concerning share options

(1)
The number of share options attached to each of the yen-denominated convertible bonds of Kadokawa Dwango Corporation (hereinafter in Exhibit 3 referred to as "the Company") due 2014 (hereinafter in Exhibit 3 referred to as "the Convertible Bond", the bond portion as "the Bond" and the portion of the share option as "the Share Option") is one and the total number of the share options is 2,200. However, if the number of the share options attached to remaining yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 ("the Convertible Bond before assumption" in Exhibit 3) held by the party other than Kadokawa immediately before the time when the stock transfer in accordance with the share transfer plan prepared on May 14, 2014 between and by Dwango and Kadokawa ("the Share Transfer" in Exhibit 3) becomes effective is less than 2,200, the total number shall be reduced to that number.

(2)	Class and a number of shares of stock that is an object of the Share Option

The class of a share that is an object of the Share Option shall be common stock of the Company. The number of shares of common stock of the Company newly issued by the Company, or the number of shares of the Company's common stock held by the Company transferred in lieu of the issuance upon exercise of options (hereinafter, the issuance or transfer of the Company's common stock shall be referred to as "the Delivery" of the Company's common stock) shall be obtained by dividing the total amount of Denomination of the Bonds relating to a request for exercise by the conversion price stated in 1. (3) below.

Fractions of a Share will not be issued upon exercise of any share options and no adjustment or cash payment will be made in respect thereof.

(3)	Description of the Asset to be Contributed upon exercise of the Share Options

a.
Upon exercise of each new share options, the relevant Bond shall be deemed to be acquired by the New Obligor as a capital contribution in kind by the relevant Bondholder at the price equal to the principal amount of the Bond.Denomination.

b.
The conversion price shall be the amount corresponding to the amount calculated by dividing the conversion price for the Convertible Bond before assumption that is effective immediately before the Share Transfer becomes effective by 1,168 (Any fraction less than one yen shall be discarded.)

c.
If the Company newly issues its common stock or disposes its common stock held by the Company at the amount paid below the market price of its common stock after the issuance of the Convertible Bond, the conversion price will be adjusted by the following formula. "The number of outstanding shares" in the following formula means the total number of outstanding common stock of the Company (excluding the number of treasury shares owned by the Company).

				the number of issued shares	+	the number of newly issued/disposed shares	×	Amount paid per share
Conversion price after adjustment	=	Conversion price before adjustment	×			Market price per share
				the number of issued shares		+	the number of newly issued/disposed shares

In addition, the conversion price will be appropriately adjusted on splitting (including allotment of shares without contribution) or consolidation of shares, issuance of share options enabling a request for delivery of the Company's common stock at the value below the market value thereof (including those attached to bonds with share options) or certain occasions specified in the terms and conditions of the Convertible Bond. Provided, however, that, no adjustment will be made in the Company's Stock Option Plan or on certain occasions specified in the terms and conditions of the Convertible Bond.

d.
If 95% of the average closing price (any fraction less than one yen shall be round up) ("Revised Reference Share Price" in Exhibit 3) for 15 consecutive trading days up to the date after December 18, 2013 that is selected by the Company (including that selected date) (Japan time, hereinafter referred to as "the Specially Decided Date" in Exhibit 3) falls below the effective conversion price on the Specially Decided Date by more than one yen, the Company at its discretion may revise downward the conversion

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price to the Revised Reference Share Price per share from December 18, 2013 to June 17, 2014. (however, subject to the adjustment made in accordance with c. above within the period from the Specially Decided Date (excluding that Date) to the specially revised date (including that date) to be defined below.) That revision shall become effective on the 14th date from the Specially Decided Date ("the Specially Revised Date" in Exhibit 3). However, if the said Revised Reference Share Price becomes less than 80% of the conversion price that is effective on the Specially Decided Date as a result of the calculation, the conversion price shall be the amount corresponding to 80% of the conversion price that is effective on the Specially Decided Date (however, any fraction less than one yen shall be round up). In addition, a revision of the conversion price pursuant to the provision of this paragraph shall be made only once.

(4)	Matters concerning increased stated capital and capital reserves in cases where shares are issued upon exercise of the Share Options

The amount of increased stated capital in cases where shares are issued upon exercise of the Share Options shall be a half of the maximum amount of increase in capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Corporate Accounting Rules. Any fraction less than one yen arisen from the calculation shall be round up. The amount of increased capital reserve shall be obtained by subtracting the amount of increased capital from the maximum amount of increase in capital, etc.

(5)	Period when the Share Options can be exercised

From the date when the Share Transfer becomes effective ("the Effective Date of the Share Transfer" in Exhibit 3) to the closing of bank operation on December 4, 2014 (both on London time). However, if the Bonds are redeemed before maturity pursuant to the provision stipulated in following 2.(4) b. or e., the period ends at the closing time of bank operations (London time) of five operations days before the said redemption day. Furthermore, if the Company forfeits the benefit of time for the Bonds, the period ends at the time of the forfeiture of benefit of time. In any of the above occasions, the Share Options may not be exercised after December 4, 2014.

Notwithstanding the above, if a Shareholder fix date (to be defined below) is designated either by law or the Company's Articles of Incorporation, in case the period from the calendar day in Japan when the Share Option is effectively exercised ("the Exercise Date" in Exhibit 3) to the Shareholder fix date falls below four operation days in Tokyo, the Share Options may not be exercised for the period from the exercise date to Shareholder fix date is less than the said four operation days (both of the Exercise Date and the Shareholder fix date are included in the calculation of the four operation days).

"The Shareholder fix date" is a date specified in order to determine shareholders associated with Article 151 Paragraph 1 of the Act on Book-Entry of Company Bonds, Shares, etc. (No. 75 of the Act in 2001)

(6)	Other conditions for exercising the Share Options

Partial exercising of the Share Options may not be made.

(7)	Place where a request for exercising the Share Options is accepted

Predetermined offices of Sumitomo Mitsui Banking Corporation Europe Limited, London will accept such request.

(8)	Delivery of share options by a New obligor, etc. in the event of organizational restructuring, etc.

A.
If the Company conducts organizational restructuring, etc. (defined in the following 2.(4)c.), the Company shall make a New obligor, etc. (defined below) assume the position as a main obligor of the Convertible Bond pursuant to the Terms and Conditions of the Convertible Bond and issue new share options replacing the Share Options unless the Convertible Bonds are redeemed prior to the Effective Date of the organizational restructuring. On such occasion, the Company shall make utmost efforts to ensure that the New obligor, etc. is a listed company in Japan on the Effective Date of the organizational restructuring.

"A New obligor, etc." means a company that exists after the organizational restructuring, etc. and assumes the Company's obligation relating to the Convertible Bond and/or the Share Options.

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"The Effective Date of the organizational restructuring" means the date when each organizational restructuring is scheduled to be effective.

B.	Details of share options of the New obligor, etc. to be delivered pursuant to the provision of said A. shall be as follows;

a.	The number of share options of the New obligor, etc. to be delivered

The same as the number of the Share Options owned by holders of the remaining Convertible Bond immediately before the Effective Date of the organizational restructuring

b.	Class of stock that is an object of share options of the New obligor, etc.

Common stock of the New obligor, etc.

c.	The number of shares of stock that is an object of share options of the New obligor, etc.

To be decided, while considering conditions, etc. of the said organizational restructuring, etc. and the following matters, as well as referring to Terms and Conditions of the Convertible Bond. The conversion price shall be subject to the adjustment and revision similar to those stipulated in the above 1.(3)c. and d.

(i)
In the event of a merger, stock exchange or stock transfer, the conversion price shall be determined so that a holder of the Company's common stock may obtain the same number of shares of common stock of a New obligor pursuant to the organizational restructuring by exercising the share options for the New obligor immediately after the Effective Date of the organizational restructuring as the number of shares of common stock of the Company that would be obtained by exercising the Share Options immediately before the Effective Date of the organizational restructuring. If any securities or properties other than common stock of a New obligor are delivered at the reorganization restructuring, the number of shares of common stock of a New obligor, etc. equivalent to the number obtained by dividing the value of that securities or property by the market price of common stock of a New obligor, etc. may also be given.

(ii)
In the event of organizational restructuring other than the above (i), the conversion price shall be determined so that exercising share options of a New obligor, etc. immediately after the Effective Date of the organizational restructuring may bring the similar economic benefit equivalent to that a holder of the Convertible Bond obtains by the Share Options immediately before the Effective Date of the organizational restructuring.

d.	Description of the Asset to be Contributed upon the exercise of share options of a New obligor, etc.

Upon exercise of share options of a New obligor, etc., each Bond shall be contributed. The value of the contributed bonds shall be the same as the Denomination of the Bonds.

e.	Share options New obligor Exercised Period

From the Effective Date of the organizational restructuring or the date when share options of a New obligor, etc. are delivered based on the above i., whichever is later, to the expiration of the exercise period of the Share Options stipulated in the above 1.(5).

f.	Conditions for exercising share options of a New obligor, etc.

Partial exercise of share options of a New obligor, etc. may not be made.

g.	Matters concerning increased stated capital and capital reserves in cases where shares are issued upon exercise of share options of a New obligor, etc.

The amount of increased stated capital in cases where shares are issued upon exercise of share options of a New obligor, etc. shall be a half of the maximum amount of increase in capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Corporate Accounting Rules. Any fraction less than one yen arisen from the calculation shall be round up. The amount of increased capital reserve shall be obtained by subtracting the amount of increased capital from the maximum amount of increase in capital, etc.

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h.	Exercising share options upon reorganizational restructuring, etc.

In case where reorganizational restructuring, etc. occurs in a New obligor, etc., similar handling to the Convertible Bond shall be made.

i.	Others

Any fraction less than one share arisen from the exercise of share options of a New obligor, etc. shall be discarded without adjusting by cash. Share Options of a New obligor, etc. may not be assumed if they are separated from the succeeded bonds.

2.	Matters concerning the Bonds

(1)	Aggregate principal amount of the Bonds

Of initial obligation of 11,000,000,000 yen concerning the bond of the Convertible Bond before assumption, unredeemed amount immediately before the Share Transfer becomes effective

(2)	Denomination of each Bond

5,000,000 yen

(3)	Manner and deadline of payment of interests of the Bonds

a.	Coupon and Interest payment of the Bonds

(i)	Coupon

An annual rate of 1.0% for the Denomination of the Bond

(ii)	Interest payment

Interests of the Bonds shall be born from the Effective Date of the Share Transfer (excluding that date) to the date of redemption (including thereof). Interests for 6 months shall be paid on March 31 and September 30 of every year. In the final payment on December 18, 2014, interests carried from September 30, 2014 (excluding that day) to December 18, 2014 (including that day) shall be paid.

(iii)	A coupon shall be attached to each Bond for the above payments.

(iv)	No interests shall be carried after the redemption date. (Any fraction less than one yen shall be round off.)

(v)	Interests shall be calculated by deeming one year 360 days and one month 30 days.

(vi)	If a day when interests should be paid falls on a bank holiday, the payment will be deferred to the next bank operation day.

b.	The place of interest payment

The same as the place of payment of redemption amount of the Bond stated in (8) below.

(4)	Manner and deadline of redemption

a.	Final maturity

At par  of Denominationon December 18, 2014.

b.	Early redemption by a change of the tax system

If the Company makes Daiwa Securities SMBC Europe understand the obligation of additional payment concerning payment regarding the Bonds by the 2.(7)a. below arises or will arise, the Company may redeem the whole of remaining Bonds (partial redemption is not possible) at 100% of the Denomination of the Bonds with accrued interest up to the date of redemption prior to maturity after the day following the Effective Date of the Share Transfer, by giving more than 30 days less than 60 days prior notice to a holder of the Convertible Bond.

Notwithstanding the foregoing, in case where the Company gives a notice of redemption due to a

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change in the tax system and where the Denomination of the remaining Bonds is more than 10% of the Denomination of the Bonds at issuance at the time of giving such notice, each holder of the Bonds shall have a right to choose to have no redemption before maturity regarding the Bond that holder owns. This shall be written on the notice of redemption due to a change in the tax system. On this occasion, the Company shall have no obligation to make additional payment regarding payment of the Bonds specified in the following 2.(7)a. and the payment concerning the Bonds after payment date shall be made after withholding or deducing tax and public dues stipulated in the following 2.(7)a.. The right of the holder of the Convertible Bond shall be exercised by giving a written notice 20 days prior to the said date of redemption before maturity.

c.	Redemption prior to maturity due to reorganizational restructuring

(i) If an event of merger (as hereinafter defined) is proposed (in case where new share options replacing the Share Options are not given to the creditors of the Company), (ii) if an event of making a holding company (as hereinafter defined) is proposed (unless transfer or assumption of the Company's obligation for the Bonds to a New obligor, etc. is proposed), (iii) if reorganizational restructuring, etc. (as hereinafter defined) (new share options are given by a New obligor, etc. to the Company's creditor in lieu of the Share Options)is not proposed as specified in the manner of exercising the Share Options, or (iv) if the Company, on or prior to the occurrence day of the restructuring, sends a certificate describing that the Company does not assume at that point that common stock of a New obligor, etc. is expected to be listed or continues to be listed as of the effective date of occurrence of reorganizational restructuring, etc. with the reason thereof with a signature of a representative director to a managing company, the Company, by giving a notice 30 days prior to the date of redemption before maturity in Tokyo to the holders of the Convertible Bond, shall redeem the whole remaining Bonds (partial redemption is impossible) at the following redemption amount with accrued interests before the date of redemption before maturity and additional payment (if any) based on the following 2.(7)a. on the redemption date (such redemption date shall be before the effective date of the reorganizational restructuring, in principle) designated in such notice. However, such redemption shall require the approval of the reorganizational restructuring in the shareholders meeting of an issuing company (or in the Board of Directors of the issuing company if the approval at the shareholders meeting is not required).

The redemption amount applied in the aforementioned redemption shall be calculated in a certain method according to the redemption date or the parity of the Convertible Bond, so that the amount reflects the value of the Convertible Bond at the time of redemption, while taking into account interest rates, the share price of the Company's common stock, volatility or other market situations at the time of decision of the conversion price specified in the aforementioned 1.(3)b. The lowest redemption price calculated in such method shall be 100% of the Denomination of the Bonds and the highest redemption amount shall be 130% thereof. Details of such method shall be determined at the same time as decision of the conversion price as specified in 1.(3)b., by the Company's board of directors based on the authority given.

"The reorganization restructuring, etc." collectively means the resolution adopted in the Company's shareholder meeting (or the Board of Directors, if the stockholder meeting is not required), which approves (1) a merger of the Company with other companies (including consolidation-type merger or absorption-type merger, but excluding the occasion where the Company is a surviving company, the same shall apply hereinafter, "event of merger"), (ii) splitting of company (including consolidation-type splitting or absorption-type splitting, but limiting to the case where the Company's obligation on the Convertible Bond is transferred to the company after split), (iii) exchange or transfer of stock (limiting to the case where the Company becomes a wholly owned company by other company, "event of making a holding company") or (iv) any other conduct of reorganizational restructuring stipulated in the laws of Japan (limiting to the case where the Company's obligation on the Convertible Bond is transferred or assumed to any other company).

d.	Redemption before maturity due to delisting, etc.

(i) If a person other than the Company ("the Tender Offeror" in Exhibit 3) makes a tender offer pursuant to the Financial Instruments and Exchange Act, (ii) the Company expresses an opinion agreeing with that tender offer, (iii) the Company or the Tender Offeror discloses or accepts on a tender offer

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notification, etc. that the acquisition of shares of the Company's common stock in that tender offer by the Tender Offeror may result in delisting of the Company's common stock (excluding the case where the Company or the Tender Offeror discloses that it makes utmost efforts to keep the Company a listed company in Japan) , and (iv) the Tender Offeror obtains shares of the Company's common stock in the tender offer, the Company, by giving holders of the Convertible Bond a notice within 14 days from the settlement commencement date of the Company's common stock pursuant to the tender offer, on the redemption date designated in the notice (that redemption date shall be any date between the 14th and 30th operation date from the day of such notice) shall redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for the redemption amount (the lowest amount shall be 100% of the face amount of the Bond and the highest shall be 130% thereof) to be calculated in the manner similar to that applied in the redemption set out in c. above with accrued interests carried up to the date of redemption before maturity and additional money (if any) based on (7)a. below.

Notwithstanding the foregoing, if the Company or the Tender Offeror discloses on a tender offer notification, etc. that it will make reorganizational restructuring, etc. after the acquisition date of the Company's common stock by the tender offer, the provision of this d. relating to the Company's obligation on redemption shall not be applied. However, if that reorganizational restructuring, etc. does not occur within 60 days from that settlement commencement date, the Company, by giving holders of the Convertible Bond a notice within 14 days from the final date in the 60 days period, on the redemption date designated in the notice (that redemption date shall be any date between the 14th and 30th operation date from the day of such notice) shall redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for the redemption amount stated above with accrued interests carried up to the date of redemption before maturity and additional money (if any) based on (7)a. below.

e.	Redemption before maturity by Clean Up Call provision

If the principal balance as of the notice date stated below falls below 10% of the sum of the Denomination of the Bonds that are initially issued, the Company by giving holders of the Convertible Bond a prior notice more than 30 days and less than 60 days may redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for 100% of the Denomination of the Bonds with accrued interests carried up to the date of redemption before maturity during the period from the day following the Effective Date of the Share Transfer to December 17, 2014.

f.	Cancellation of bonds by purchase

The Company or its subsidiary in accordance with the regulation of the Swiss National Bank at any time and at any price may purchase the Convertible Bonds via a purchase underwriter and cancel them by delivering the purchased Convertible Bonds to Daiwa Securities SMBC Europe. On such occasion, Daiwa Securities SMBC Europe must immediately cancel these bonds.

g.	Mandatory redemption due to default, etc.

In case where non-fulfillment of payment obligation for the Bonds or certain events set out in the Terms and Conditions for the Convertible Bond occurs and Daiwa Securities SMBC Europe notifies the Company of the forfeiture of the benefit of time of the remaining bonds, the Company must redeem the entire remaining bonds for 100% of the Denomination of the Bonds unless the Company cures that event or takes certain measures set out in the Terms and Conditions for the Convertible Bond within 15 days from the receipt of that notice.

(5)	Style of the certificate of the Convertible Bond

The face of the Convertible Bond certificate shall be a bearer bond with share option indicating each Bond with the Denomination of 5 million yen and 1 share options ("the Bond Certificate with the Share Option" in Exhibit 3). Holders of the Convertible Bond may not require that the Bond certificate should be name bond.

(6)	Security and guarantee of the bonds

None

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(7)	Special provision

a.	Payment of additional money

If withholding or deduction of the present or future taxes or public duties imposed by Japan or other party in Japan holding a right to impose tax is required by laws, the Company shall pay to certain holders of the Convertible Bond, who are non-residents of Japan or foreign companies the additional amount at the same amount as the amount that would be paid without such withholding of tax, except certain occasions set out in the Terms and Conditions for the Convertible Bond.

b.	Limitation on granting of a security

The Company will not create a pledge, mortgage or any other security on the Company's present or future assets or revenues for holders of the bonds with regard to present or future foreign bond (defined below), guarantee or compensation of foreign bonds or other similar obligations, as far as the Convertible Bonds remain, except where the benefit of such security is brought equally at a certain rate to the Convertible Bond, or security or guarantee deemed sufficient by Daiwa Securities SMBC Europe or approved by a special resolution in the creditor meetings of the Convertible Bond is presented for holders of the Bonds.

"Foreign Bond" stated in the above means of all obligations indicated by a bond, note or debenture issued by the Company (corresponding to a corporate bond in the laws of Japan with its redemption period exceeding one year), (i) bond denominated in yen currency other than in Japan or (ii)bond denominated in Japanese yen with a majority of its total principal amount initially solicited or sold outside of Japan by the Company or with the approval of the Company, and, on any of occasions of (i) or (ii), bond having the trading market, being or being to be scheduled to be listed or regularly traded for the time being in securities markets, over-the-counter markets or similar markets outside of Japan.

(8)	The place of payment of redemption amount of the Bond

To be paid in the predetermined office of Daiwa Securities SMBC Europe

3.	Listing

Not applicable.

4.	Stable operation trading

Not applicable.

5.	Other necessary matters concerning the issuance of the Convertible Bond shall be decided by the representative director of the Company or as set out in the purchase agreement.

6.	Manner of allotment

The bond shall be allotted to holders of the remaining Convertible Bond before assumption held by persons other than Kadokawa immediately before the Share Transfer becomes effective at the same amount as the bond amount concerning the Convertible Bond before assumption they hold.

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3.	Matters concerning the reasonability of the provision stated in Article 773 Paragraph 1 Item 5 and Item 6 of the Companies Act

The Company and Dwango upon establishment of an integrated holding company by the Share Transfer has decided the allotment ratio of common stock of the integrated holding company to be allotted to each shareholders of the Company and Dwango ("the Share Transfer Ratio") and judged it reasonable.

(1)	Matters concerning the total number of the consideration for the share transfer and the reasonability of allotment

i)	Details of allotment for the share transfer

	The Company	Dwango
Share transfer ratio	1.168	1

Pursuant to the Share Transfer, 1.168 shares of common stock of the Integrated Holding Company will be allotted and delivered per share of common stock of the Company, and 1 shares of common stock of the Integrated Holding Company will be allotted and delivered per share of common stock of Dwango. If any fractions less than one share arise in the number of shares of common stock of the Integrated Holding Company to be delivered to the shareholders of the Company, an amount will be paid to such shareholders in proportion to the fractional part less than one share in accordance with Article 234 of the Companies Act and the provisions of other relevant laws and ordinances. However, if any circumstances arise that would materially affect the various assumptions on which the calculation is based, the two companies may change the above share transfer ratio upon consultation.

The share unit number of the Integrated Holding Company will be 100 shares.

The application for new listing of shares of the Integrated Holding Company allotted to shareholders of the Company and Dwango pursuant to the Share Transfer is scheduled to be made to the Tokyo Stock Exchange, and because shares of the Integrated Holding Company will be able to be traded if that application is approved, it is believed that liquidity of shares of the Integrated Holding Company will be continuously provided to shareholders of the Company and Dwango to whom in the Share Transfer more than 100 shares of stock of the Integrated Holding Company, which is the share unit number thereof.

Shareholders of the Company or Dwango who pursuant to the Share Transfer receive allotment of less than 100 shares of the Integrated Holding Company are not able to sell such allotted shares on the Tokyo Stock Exchange or any other financial instruments exchange, but such shareholders who come to hold shares less than one unit are able to request the Integrated Holding Company to repurchase the odd lot shares that they hold.

Number of new shares scheduled to be delivered by the Integrated Holding Company through the share transfer: 74,907,650 shares of common stock

The above number is the number of shares calculated from the total number of issued shares and the number of treasury shares of both companies as of March 31, 2014, and because all of the treasury shares held by each of the two companies (including treasury shares acquired if dissenting shareholders exercise their right at the time of the Share Transfer to request that the two companies repurchase their shares as provided for in Article 806(1) of the Companies Act) are scheduled to be cancelled immediately prior to the time at which the Share Transfer takes effect and there is a possibility that share options or the like of the Company may be exercised any time until immediately before the establishment of the Integrated Holding Company, it is possible that the number of new shares to be delivered by the Integrated Holding Company may change.

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ii)	Basis for calculation of the share transfer ratio

A.	Basis for calculation

In order to ensure fairness in the calculation of the share transfer ratio used in the Share Transfer, the Company has appointed Nomura Securities Co., Ltd. ("Nomura Securities") and Dwango has appointed JPMorgan Securities Japan Co., Ltd. ("J.P. Morgan") as financial advisors for the Integration and requested them to each calculate a share transfer ratio, and the Company and Dwango have each received from their respective financial advisor a share transfer ratio calculation report.

After analyzing the financial information of the Company and Dwango and the various terms of the Share Transfer, Nomura Securities performed its calculation for both companies by adopting the average market share price method because the shares of both companies are listed on exchanges and thus have referenceable market share prices, the comparable companies method because there exist multiple listed companies that are able to be compared to the two companies and it is possible to make analogical inferences of share prices by comparing similar companies, and the discounted cash flow ("DCF") method in order to reflect the status of future business activities. The calculation results obtained using each valuation method are as follows. The following valuation ranges of the share transfer ratio are the valuation ranges of the number of shares of common stock of the Integrated Holding Company allotted per share of common stock of the Company in the case that one share of common stock of the Integrated Holding Company is allotted per share of common stock of Dwango.

Valuation method	Valuation range of the share transfer ratio
Average market share price method	1 : 1.11 to 1.23
Comparable companies method	1 : 0.84 to 1.45
DCF method	1 : 1.07 to 1.16

The reference date used for the average market share price method was May 13, 2014 (the "Calculation Reference Date"), and Nomura Securities used the share price on the Calculation Reference Date and the average closing share price for the one-week, one-month, three-month, and six-month periods prior to the Calculation Reference Date.

In calculating the share transfer ratio, Nomura Securities in principle used the information provided to it by both companies and the information and the like generally publicly available. It used that information and the like on the assumption that they were all accurate and complete, and it did not make any attempt to independently verify their accuracy or completeness. It has not independently valuated, appraised, or audited the assets or liabilities of either of the companies or their affiliates (including any assets or liabilities off the books and any contingent liabilities) and it has not requested any third-party institution to perform any such valuation, appraisal, or audit. Furthermore, it has assumed that the financial forecasts (including profit plans and other such information) provided by the two companies were reasonably prepared based on the best forecasts and judgments that could be made by the management of the two companies at the time that such information was provided.

In regard to the future profit plan of the Company used as an assumption for the DCF method by Nomura Securities, although a large year-on-year decrease in income is expected in the 2015 fiscal year due to new business investments, the profit plans for the 2016 fiscal year and beyond include fiscal years in which large year-on-year increases in income are expected due to contributions to performance such as by the realization of results from the aforementioned new business investments. The future profit plans of Dwango include fiscal years in which large year-on-year increases in income are expected in the 2014 fiscal year onwards due to increase in income in the portal business including

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increases in premium members.

The Company has obtained from Nomura Securities a written opinion (a so-called fairness opinion) as of May 14, 2014 to the effect that the agreed share transfer ratio is fair from a financial perspective for the shareholders of common stock of the Company based on certain assumptions.

B.	Process of calculation

As stated in "A." above, the Company requested Nomura Securities and Dwango requested J.P. Morgan to calculate the share transfer ratio to be used in the Share Transfer, and with reference to the results of the calculations of those third parties and, further, as a result of comprehensively taking into account the financial circumstances, the state of assets, the future prospects, and other such factors of both companies and, furthermore, after careful discussions and negotiations on the share transfer ratio, the two companies finally came to the conclusion as of May 14, 2014 that the above share transfer ratio is acceptable, and agreed on and determined the above share transfer ratio.

C.	Relationships with calculation institutions

Nomura Securities does not constitute a "related party" of the Company or Dwango and does not have any material conflicts of interest with either of the two companies. J.P. Morgan, too, does not constitute a "related party" of the Company or Dwango and does not have any material conflicts of interest with either of the two companies.

D.	Measures to ensure fairness

To ensure fairness, the Company has obtained a written opinion (a so-called fairness opinion) from Nomura Securities as of May 14, 2014 to the effect that the agreed share transfer ratio is fair from a financial perspective for the shareholders of the Company based on the assumptions stated in "A. Basis for calculation" above and other certain assumptions.

Dwango, too, has obtained a written opinion (a so-called fairness opinion) from J.P. Morgan as of May 14, 2014 to the effect that the agreed share transfer ratio is fair from a financial perspective for the shareholders of the common stock of Dwango based on certain assumptions.

In addition, the Company has retained Mori Hamada & Matsumoto and Dwango has retained Nishimura & Asahi as legal advisers, and the Company and Dwango have each received advice therefrom on matters such as the procedures for, and the method and process for decision making regarding, the Share Transfer.

Mori Hamada & Matsumoto does not constitute a "related party" of either of the two companies and does not have any material conflicts of interest with either of the two companies. Nishimura & Asahi, too, does not constitute a "related party" of either of the two companies and does not have any material conflicts of interest with either of the two companies.

(2)	Matters relating to stated capital and capital reserves of the wholly owing parent company

The Company and Dwango have decided upon the establishment of the Integrated Holding Company pursuant to the Share Transfer amounts of the stated capital and capital reserves thereof as below:

i)	Amount of stated capital20,000,000,000 yen

ii)	Amount of capital reserve20,000,000,000 yen

iii)	Amount of retained earnings reserve0 yen

These amounts of stated capital and capital reserves have been decided while comprehensively considering and examining capital policies, etc. of the Integrated Holding Company after

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establishment in consultation between the Company and Dwango and within the scope of provisions of Article 52 of the Corporate Accounting Rules.

4.	Matters concerning the reasonability of the provision stated in Article 773 Paragraph 1 Item 9 and Item 10 of the Companies Act

The Company and Dwango upon the Share Transfer, with regard to the share options attached to the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 issued by the Company (meaning the convertible bond stated in Exhibit 2 of the Share Transfer Plan, the same will be applied hereinafter), has decided to allot to holders thereof, based on contents of the share options and the share transfer ratio, share options of the Integrated Holding Company (meaning the share options of the Integrated Holding Company attached to the convertible bonds of the Integrated Holding Company stated in Exhibit 3 of the Share Transfer Plan) replacing them they hold, and to make the Integrated Holding Company assume all unredeemed obligation for the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 immediately before the time when the Share Transfer becomes effective.

This decision has been made by the Company and Dwango in order to enable holders of the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 to maintain as equal right as before to the extent possible even after the Share Transfer, and convertible bonds of the Integrated Holding Company having the same contents as the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 are set and then one convertible bond of the Integrated Holding Company will be delivered per yen-denominated convertible bond of Kadokawa Group Holdings, Inc. due 2014.

5.	Matters relating to Dwango

(1)	Contents of financial statements, etc. concerning the final business year

Contents of financial statements, etc. concerning the fiscal year ended in September 2013 of Dwango have been seen in the Company's web site (http://ir.kadokawa.co.jp/) on the internet pursuant to laws or regulations and Article 16 of the Company's Articles of Incorporation.

[Internet Disclosure Item]

•	Financial Statements, etc. for the immediately preceding fiscal year of the other wholly owned subsidiary company in the share transfer (Dwango Co., Ltd.)

* See the attachment

(2)
Disposition of important properties, burden of important obligations and other events having a great impact on the situation of company's properties that arise after the end day of the final business year

Dwango split one share of its stock to 200 shares and applied the unit share system making the number of unit shares 100 as of October 1, 2013. The amount of stated capital has not been changed upon the stock splitting.

Dwango acquired whole shares of its equity method affiliate, Mages Inc. on December 2, 2013 and made it a consolidated subsidiary.

Dwango in its Board of Directors held on November 14, 2013 adopted a resolution to introduce an incentive plan for employees "Stock-benefit-trust type ESOP."

Dwango in its Board of Directors held on November 14, 2013 adopted a resolution to repurchase its stock and acquired 53,000 shares of common stock.

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6.
Disposition of important properties, burden of important obligations and other events having a great impact on the situation of company's properties that arise in the Company after the end day of the final business year

The Company in its Board of Directors held on April 28, 2014 adopted a resolution to acquire shares of FromSoftware, Inc. and make it a subsidiary.

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7.	Matters relating to persons who will become directors of a wholly-owing parent company established pursuant to the share transfer
			(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company		(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies		(3)	The number of shares of the holding company they are allotted
	April 1991:	Joined Software Japan Co., Ltd.
	August 1997:	Representative Director and President of Dwango Co., Ltd.
Nobuo Kawakami	September 2000:	Representative Director and Chairman of Dwango Co., Ltd. (present)	(1)	6,062,700 shares
(September 6, 1968)	June 2006:	Director of Avex Group Holdings Inc.	(2)	0 shares
	June 2011:	Director of the Company (present)	(3)	6,062,700 shares
	March 2013:	Director and Chairman of smiledge Co., Ltd. (present)
	June 2013:	Managing Director of khara, Inc. (present)
	May 1986:	Director of Kadokawa Media Office
	June 1992:	Representative Director and Managing Director of Kadokawa Media Office
	October 1992:	Representative Director of MediaWorks Inc.
	March 1993:	Representative Director and Senior Managing Director of MediaWorks Inc.
	June 1995:	Representative Director and President of MediaWorks Inc.
	June 1999:	Director of the Company
	April 2000:	Representative Director and President of Toy's Works Inc.
	September 2000:	Auditor of DWANGO Co., Ltd.
	April 2003:	Managing Director of the Company
	April 2003:	Representative Director and President of Character & Anime.com Corporation (present Chara-Ani Corporation)
	June 2004:	Representative Director and President of MediaLeaves, Inc.	(1)	0 shares
	June 2004:	Representative Director and Chairman of Enterbrain, Inc.	(2)	159,300 shares
Tatsuo Sato	April 2005:	Representative Director and Chairman of MediaWorks Inc.	(3)	186,062 shares
(September 18, 1952)	October 2005:	Director and Chairman of Fujimi Shobo Co., Ltd.
	December 2005:	Representative Director and President of Kadokawa Mobile Inc. (present BOOK WALKER Co., Ltd.)
	February 2006:	Representative Director, Chairman and President of MediaLeaves, Inc.
	February 2006:	Representative Director and President of ASCII Corporation
	June 2006:	Director of the Company
	April 2007:	Representative Director and Chairman of Kadokawa Production Inc.
	April 2008:	Representative Director, President and COO of the Company
	December 2009:	Director of DWANGO Co., Ltd. (present)
	June 2010:	Representative Director and President of the Company
	March 2013:	Director and Vice Chairman of smiledge Co., Ltd. (present)
	April 2013:	Representative Director, President, Executive General Manager of the General IP Business Headquarters and Executive General Manager of the General International Business Headquarters of the Company
	April 2014:	Director and Adviser, Executive General Manager of the General IP Business Headquarters and Executive General Manager of the General International Business Headquarters of the Company (present)

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			(1)	The number of shares of Dwango they hold
Name (Date of birth)		Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	(2)	The number of shares of Kadokawa they hold
			(3)	The number of shares of the holding company they are allotted
	March 1966:	Joined the Company
	September 1973:	Director of the Company
	November 1975:	Senior Managing Director of the Company
	June 1992:	Director and Vice-president of the Company
	September 1992:	Retired from Directorship of the Company
	October 1993:	Representative Director and President of the Company
	July 1995:	Executive President of the Kadokawa Culture Promotion Foundation (present)	(1)	0 shares
	April 1999:	President of Kadokawa Media (TAIWAN) Co., Ltd. (present KADOKAWA TAIWAN CORPORATION)	(2)	819,658 shares
Tsuguhiko Kadokawa	June 2002:	Representative Director, Chairman and CEO of the Company	(3)	957,360 shares
(September 1, 1943)	August 2002:	Representative Director and Chairman of Kadokawa Daiei Pictures, Inc.
	April 2003:	Representative Director, President and CEO of the Company
	April 2003:	Representative Director, Chairman and CEO of Kadokawa Shoten Publishing Co., Ltd.
	May 2004:	Representative Director and President of the Japan Video Promotion Co.
	April 2005:	Representative Director, Chairman and CEO of the Company
	May 2005:	President, Kadokawa Holdings U.S. Inc.
	December 2005:	Representative Director and Chairman of Kadokawa Mobile Inc. (present BOOK WALKER Co., Ltd.)
	June 2010:	Chairman of the Board of the Company(present)
	February 2013:	Representative Director and President of Kadokawa Ascii Research Laboratories, Inc. (present)
	April 1986:	Joined The Bank of Tokyo, Ltd.(present The Bank of Tokyo-Mitsubishi UFJ, Ltd
	September 1991:	Joined SPARX Asset Management Co., Ltd. (present SPARX Group Co., Ltd.) April 1990:
	May 1992:	Managing Director of SPARX Asset Management Co., Ltd. (present SPARX Group Co., Ltd.)
	January 1995:	Representative Director and President of Interaset Co., Ltd. (present)
	September 2004:	Senior Managing Director of Avex Inc. (present Avex Group Holdings Inc.)	(1)	37,300 shares
	December 2006:	Director of DWANGO Co., Ltd.	(2)	0 shares
	May 2009:	Representative Senior Managing Director of Avex Group Holdings Inc.	(3)	37,300 shares
Takashi Araki	April 2010:	Representative Director and President of Executive Director of Avex International Holdings Ltd.
(June 16,1957)	July 2012:	Chief Operating Officer (COO) of DWANGO Co., Ltd.
	December 2012:	Representative Director and President of DWANGO Co., Ltd. (present)
Director of DWANGO Mobile Co., Ltd. (present)
Director of Spike Chunsoft Co., Ltd.
	March 2013:	Director of Smiledge Co., Ltd. (present)
	November 2013:	Director of DWANGO User Entertaiment Co., Ltd (present)
	December 2013:	Director of MAGES.Inc. (present)

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		(1)	The number of shares of Dwango they hold
Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	(2)	The number of shares of Kadokawa they hold
		(3)	The number of shares of the holding company they are allotted
	April 1999:	Joined the Company
	June 2000:	Director in charge of the New Business Development Division of the Company
	April 2001:	Director in charge of Media Strategy Division of the Company
	April 2002:	Director and Manager of the Financial Affairs Division and the Accounting Division of the Company
	October 2004:	Representative Director and President of SS Communications Inc.
	July 2009:	Representative Director and President of K. Sense Co.
	September 2009:	Representative Director and Chairman of K. Sense Co.
Masaki Matsubara	October 2009:	Manager of the Financial Affairs Division and the IR/Publicity Division of the Company	(1)	0 shares
(April 11, 1953)	April 2010:	Manager of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of the Company	(2)	11,200 shares
	June 2010:	Director of the Company	(3)	13,081 shares
	July 2010:	Director and General Manager of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of the Company
	June 2012:	Managing Director and General Manager of the Financial Affairs Division and the IR/Publicity Division of the Company
	April 2013:	Managing Director and Executive General Manager of the General Management Headquarters of the Company
	April 2014:	Representative Director, President, Executive General Manager of the General Management Headquarters of the Company (present)
	April 1988:	Joined ASCII Corporation
	June 1996:	Representative Director and President of Enterbrain, Inc.
	November 2002:	Representative Director of MediaLeaves, Inc.	(1)	0 shares
Hirokazu Hamamura	November 2003:	Representative Director and President of MediaLeaves, Inc.	(2)	7,100 shares
(February 8, 1961)	September 2009:	Representative Director and President of Kadokawa Content Gate Corp. (present BOOK WALKER Co., Ltd.)	(3)	8,292 shares
	June 2012:	Director of the Company
	March 2013:	Director of smiledge Co., Ltd. (present)
	April 2013:	Managing Director and Executive General Manager of the General Media & Information Business Headquarters of the Company (present)

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		(1)	The number of shares of Dwango they hold
Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	(2)	The number of shares of Kadokawa they hold
		(3)	The number of shares of the holding company they are allotted
	April 1988:	Joined Tokyo Gas Co., Ltd.
	June 1996:	Director and Vice President of Hypernet Corporation
	September 1997:	Joined NTT Mobile Network Inc. (present NTT DOCOMO, INC.)
	July 2001:	General Manager of i-mode Planning Division	(1)	70,000 shares
	June 2005:	Executive Director and General Manager of Multimedia Service Division	(2)	0 shares
	May 2008:	Guest Professor, Keio University Graduate School of Media and Governance (present)	(3)	70,000 shares
Takeshi Natsuno	June 2008:	Director, SEGA SAMMY HOLDINGS (present) ,
(March 17,1965)		Director, PIA Corporation (present)
Director, Transcosmos Inc. (present)
	December 2008:	Director of DWANGO Co., Ltd. (present)
	September 2009:	Director of GREE, Inc. (present)
	June 2013:	Director of TRENDERS. Inc. (present)
	April 1986:	Joined Nomura Securities Co.,Ltd.
	April 1988:	Joined Credit Suisse Trust Bank, Limited .
	April 1990:	Joined SPARX Asset Management Co., Ltd. (present SPARX Group Co., Ltd.)
	May 1994:	Joined The Dreyfus Corporation
	December 1997:	Joined Fiduciary Trust Company International(present Franklin Resources Inc )
Yuriya Komatsu	September 2000:	Joined Interaset Inc.	(1)	7,300 shares
(October 18,1962)	November 2004:	Joined World Eye Capital Inc.	(2)	0 shares
	June 2006:	Joined Olympus Capital Holdings Asia	(3)	7,300 shares
	July 2010:	Joined Daiwa Quantum Capital Daiwa Partners I, L.P.
	August 2010:	Executive Director of Otsuka Chemical Co., Ltd.
	August 2012:	Supervisor of DWANGO Co., Ltd.
	January 2013:	Supervisor of Otsuka Chemical Co., Ltd. (present)
Executive Director, Executive General Manager, CFO of Corporate Department (present)
	April 1981:	Joined Recruit Co., Ltd. (present Recruit Holdings Co., Ltd.)
	April 1998:	Joined Transcosmos Inc.
	June 1998:	Managing Director of Transcosmos Inc.
	June 1999:	Senior Managing Director of Transcosmos Inc.
	December 1999:	Director of Kadokawa Interactive Media Co., Ltd.
	April 2000:	Representative Director and Vice-president of Transcosmos Inc.	(1)	0 shares
Koji Funatsu	September 2002:	Representative Director, President and CEO of Transcosmos Inc.	(2)	0 shares
(March 18, 1952)	June 2003:	Representative Director, Chairman and CEO of Transcosmos Inc. (present)	(3)	0 shares
	June 2005:	Auditor of Walker Plus Co.
	November 2005:	Auditor of Chara-Ani Corporation
	June 2006:	Director of Kadokawa Cross Media Co.
	June 2006:	Director of Kadokawa The Television Co.
	June 2008:	Director of Kadokawa Marketing Co., Ltd.
	June 2009:	Director of the Company (present)

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		(1)	The number of shares of Dwango they hold
Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	(2)	The number of shares of Kadokawa they hold
		(3)	The number of shares of the holding company they are allotted
	January 1983:	Joined Armstrong Inc. (USA)
	January 1990:	Joined The Walt Disney Company (Japan) Ltd.
	February 1993:	Representative of Disney Home Video Japan Home Video Division
	January 1995:	Vice President of The Walt Disney Company	(1)	0 shares
	January 1998:	Senior Vice President of The Walt Disney Company	(2)	0 shares
Koji Hoshino	January 2000:	Senior Executive Vice President of The Walt Disney Company	(3)	0 shares
(May 7,1956)		Representative Director and President of The Walt Disney Company (Japan) Ltd.
	June 2007:	Representative Director and Chairman of The Walt Disney Company (Japan) Ltd.
	January 2008:	President of STUDIO GHIBLI Inc.(present)
	June 2011:	Director of DWANGO Co., Ltd. (present)
	April 1997:	Joined Long-Term Credit Bank of Japan (present Shinsei Bank, Limited)
	June 2000:	Auditor of ASO CEMENT Co.,Ltd.(present ASO CORPORATION)
	June 2001:	Director of ASO CEMENT Co., Ltd..(present ASO CORPORATION)	(1)	0 shares
	August 2001:	Director of ASO CEMENT Co., Ltd..(present ASO CORPORATION) (present)	(2)	0 shares
Iwao Aso	December 2005:	Director of DWANGO Co., Ltd. (present)	(3)	0 shares
(July 17,1974)	June 2006:	Senior Managing Director of ASO CORPORATION
	October 2008:	Representative Director, Vice President of ASO CORPORATION
	June 2010:	Representative Director, President of ASO CORPORATION (present)
	December 2012:	Director of GYOSEI Corporation (present)

Notes:	1.
The number of shares of Dwango and the Company they hold is described based on the status of holding as of March 31, 2014. The number of shares of the Holding Company they are allotted is described based on the status of holding and considering the share transfer ratio.

2.	The following candidates for directors have beneficial relationships with the Company or DWANGO Co., Ltd., as described below:

1)
The candidates for directors Messrs. Nobuo Kawakami and Takashi Araki concurrently serve as Representative Directors of Dwango Co., Ltd. with which the Company has business relations, including licensing.

2)
The candidate for director Mr. Tsuguhiko Kadokawa serves concurrently as Executive President of the Kadokawa Culture Promotion Foundation, with which the Company has business relations, including the lease of real estate and purchase/sale of real estate.

3)
The candidate for director Mr. Masaki Matsubara serves concurrently as Representative Director of the Company, with which DWANGO Co., Ltd. has business relations, including licensing. Also, he has business relations of transactions of shares of Kinokuniya Company Ltd. with the Company.

4)
The candidate for director Mr. Koji Funatsu serves concurrently as Representative Director, Chairman and CEO of Transcosmos Inc., with which the Company has business relations, including the payment of advertisement fees, etc. There are also transactions of shares of FromSoftware, Inc. held by Transcosmos Inc. in connection with the conversion of FromSoftware, Inc. into the Company's subsidiary.

5)	The candidate for director Koji Hoshino serves concurrently as President of STUDIO GHIBLI Inc., with which the Company has business relations, including payment of royalties.

3.	The candidates for directors Messrs. Koji Funatsu, Koji Hoshino, and Iwao Aso are candidates to become outside directors as provided for in Article 2, paragraph 3, item 7 of the Ordinance for

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Enforcement of the Companies Act.

1)
It is requested to elect as an outside director a candidate Mr. Koji Funatsu because he is expected to use his expertise in the IT field, abundant experiences and extensive knowledge as a business owner in the management of the Integrated Holding Company.

2)
It is requested to elect as an outside director a candidate Mr. Koji Hoshino because he is expected to use his abundant experiences and extensive knowledge in the field of development, production and distribution of entertainment contents and objective perspectives as a business owner in the management of the Integrated Holding Company.

3)
It is requested to elect as an outside director a candidate Mr. Iwao Aso because he is expected to use his abundant experiences and extensive knowledge as a business owner in the management of the Integrated Holding Company.

4.
If candidates of outside directors are elected, the Integrated Holding Company schedules to conclude an agreement limiting the liabilities for damages pursuant to Article 427 Paragraph 1 of the Companies Act, with the limited amount of liabilities for damages under the agreement to be the minimum liability amount set forth in laws or regulations.

8.	Matters relating to persons who will become auditors of a wholly-owing parent company established pursuant to the share transfer

		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	April 1971:	Joined independent auditor Asahi Accounting Firm (present KPMG AZSA LLC)
	March 1974:	Registered as certified public accountant
	May 1987:	Took office as partner of Asahi Accounting Firm
	May 1996:	Took office as representative partner of Asahi Accounting Firm
	April 2009:	Head of the Financial Affairs Division of the Company
	June 2009:	Director of the Company	(1)	0 shares
Yasuaki Takayama	July 2009:	Director and General Manager of the Accounting Division, the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of the Company	(2) (3)	3,700 shares 4,321 shares
(October 14, 1948)	October 2009:	Director, General Manager of the Accounting Division, the Overseas Business Promotion Division and Head of the Financial Affairs Division and the IR/Publicity Division of the Company
	April 2010:	Director, General Manager of the Accounting Division and Head of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of the Company
	July 2010:	Director and General Manager of the Accounting Division of the Company
	March 2013:	Statutory Auditor of smiledge Co., Ltd. (present)
	April 2013:	Director and Executive Deputy Manager of the General Management Headquarters of the Company
	June 2013:	Statutory Auditor of the Company (present)

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted

	April 1985:	Joined Hattori Seiko Corporation (present SEIKO WATCH CORPORATION)
Masahiko Hatsumoto	November 2001:	Joined SOFTBANK EC HOLDINGS CORP.(present SoftBank BB Corp.)	(1)	0 shares
(February 11,1963)	October 2004:	Joined MET'S CORPORATION	(2)	0 shares
	July 2005:	Joined Nanotex Corporation (present Unipulse Corporation)	(3)	0 shares
	July 2006:	Joined DWANGO Co., Ltd. (present)
	April 1973:	Registered as a member of Japan Federation Bar Associations
		(Dai-Ichi Tokyo Bar Association)
	October 1989:	Representative of Seiwa Kyodo Law Office (present Seiwa Meitetsu Law Office) (present)	(1)	0 shares
Akira Watanabe	June 2006:	Director of JAPAN PILE CORPORATION (present)	(2)	1,480 shares
(February 16,1947)	November 2006:	Auditor of FAST RETAILING CO., LTD. (present)	(3)	1,728 shares
	June 2007:	Auditor of the Company (present)
	June 2007:	Director of MAEDA CORPORATION (present)
	April 2010:	Director of MS&AD Insurance Group Holdings, Inc. (present)
	April 1976:	Public prosecutor of Tokyo District Public Procecutor's Office
	March 1977:	Public prosecutor of Yamaguchi District Public Prosecutor's Office
	March 1980	Public prosecutor of Tokyo District Public Prosecutor's Office	(1)	0 shares
Yuichi Suzuki	March 1982:	Appointed a public prosecutor of Nagoya District Public Prosecutor's Office	(2)	0 shares
(September 21,1946)	April 1983:	Registered as an attorney at law of The Japan Federation of Bar Associations (a member of Tokyo Bar Association)	(3)	0 shares
	October 1984:	Representative partner of Tokyo Keizai Law Office (present Yaesu Sogo Law Office)(present)
	June 2004:	Auditor of OKAMURA CORPORATION (present)
	June 2004:	Auditor of DWANGO Co., Ltd. (present)

Notes:	1.
The number of shares of Dwango and the Company they hold is described based on the status of holding as of March 31, 2014. The number of shares of the Holding Company they are allotted is described based on the status of holding and considering the share transfer ratio.

2.
The candidates for auditors Messrs. Akira Watanabe and Yuichi Suzuki are candidates to become outside auditors as provided for in Article 2, paragraph 3, item 8 of the Ordinance for Enforcement of the Companies Act.

1)
It is requested to elect as an outside auditor a candidate Mr. Akira Watanabe because he is expected to use his professional perspectives as a lower in the reinforcement of the audit system. It is considered that he will appropriately perform duties as an outside auditor, in view of his professional knowledge and experiences.

2)
It is requested to elect as an outside auditor a candidate Mr. Yuichi Suzuki because he is expected to use his professional perspectives as a lower in the reinforcement of the audit system. It is considered that he will appropriately perform duties as an outside auditor, in view of his professional knowledge and experiences.

3.
If candidates of outside auditors are elected, the Integrated Holding Company schedules to conclude an agreement limiting the liabilities for damages pursuant to Article 427 Paragraph 1 of the Companies Act, with the limited amount of liabilities for damages under the agreement to be the minimum liability amount set forth in laws or regulations.

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9.	Matters relating to a party who will become an accounting auditor of a wholly-owing parent company established pursuant to the share transfer

Name	Deloitte Touche Tohmatsu LLC
Offices	Main office:	Shinagawa Inter City Tower C, 2-15-3 Konan, Minato-ku, Tokyo
	Other offices	29 offices in Japan, Overseas representatives in foreign approximately 40 cities
	May 1968:	Tohmatsu, Aoki & Co., established
History	May 1975:	Became a member of Touche Ross International (presently Deloitte Touche Tohmatsu LLC)
	February 1990:	Renamed to Tohmatsu, Co.
	July 2009:	Renamed to Deloitte Touche Tohmatsu LLC with the transition to a limited liability accounting firm
Outline	Capital stock:	813 million yen (as of December 31, 2013)
	The total number of staff:	5,855 (as of March 31, 2014)

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Proposal 3: To Elect Twenty-two (22) Directors

The term of office of all the 22 directors will expire at the close of this general meeting of shareholders. Accordingly, we propose the election of 22 directors.

The candidates for directors are as follows:

Candidate No.	Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies		Number of the Company's shares held
		March 1966:	Joined the Company
		September 1973:	Director of the Company
		November 1975:	Senior Managing Director of the Company
		June 1992:	Director and Vice-president of the Company
		September 1992:	Retired from Directorship of the Company
		October 1993:	Representative Director and President of the Company
		July 1995:	Executive President of the Kadokawa Culture Promotion Foundation (present)
1	Tsuguhiko Kadokawa(September 1, 1943)	April 1999:	President of Kadokawa Media (TAIWAN) Co., Ltd. (present KADOKAWA TAIWAN CORPORATION)
		June 2002:	Representative Director, Chairman and CEO of the Company
		August 2002:	Representative Director and Chairman of Kadokawa Daiei Pictures, Inc.	819,658 shares
		April 2003:	Representative Director, President and CEO of the Company
		April 2003:	Representative Director, Chairman and CEO of Kadokawa Shoten Publishing Co., Ltd.
		May 2004:	Representative Director and President of the Japan Video Promotion Co.
		April 2005:	Representative Director, Chairman and CEO of the Company
		May 2005:	President, Kadokawa Holdings U.S. Inc.
		December 2005:	Representative Director and Chairman of Kadokawa Mobile Inc. (present BOOK WALKER Co., Ltd.)
		June 2010:	Chairman of the Board of the Company(present)
		February 2013:	Representative Director and President of Kadokawa Ascii Research Laboratories, Inc. (present)

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Candidate No.	Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	Number of the Company's shares held
		April 1999:	Joined the Company
		June 2000:	Director in charge of the New Business Development Division of the Company
		April 2001:	Director in charge of Media Strategy Division of the Company
		April 2002:	Director and Manager of the Financial Affairs Division and the Accounting Division of the Company
		October 2004:	Representative Director and President of SS Communications Inc.
		July 2009:	Representative Director and President of K. Sense Co.
		September 2009:	Representative Director and Chairman of K. Sense Co.
2	Masaki Matsubara (April 11, 1953)	October 2009:	Manager of the Financial Affairs Division and the IR/Publicity Division of the Company	11,200 shares
		April 2010:	Manager of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of the Company
		June 2010:	Director of the Company
		July 2010:	Director and General Manager of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of the Company
		June 2012:	Managing Director and General Manager of the Financial Affairs Division and the IR/Publicity Division of the Company
		April 2013:	Managing Director and Executive General Manager of the General Management Headquarters of the Company
		April 2014:	Representative Director, President, Executive General Manager of the General Management Headquarters of the Company (present)
		April 1987:	Joined The Television Co.
		June 2002:	Director of the Company
		April 2003:	Director of Kadokawa Shoten Publishing Co., Ltd.
		April 2005:	Managing Director of Kadokawa Shoten Publishing Co., Ltd.
		March 2006:	Senior Managing Director of Kadokawa Shoten Publishing Co., Ltd.
		June 2006:	Representative Director and Senior Managing Director of Kadokawa Shoten Publishing Co., Ltd.
3	Shinichiro Inoue	January 2007:	Representative Director and President of Kadokawa Shoten Co., Ltd.	19,900 shares
	(January 28, 1959)	April 2007:	Representative Director and President of Kadokawa Production Inc.
		June 2008:	Director of the Company
		June 2010:	Managing Director of the Company
		January 2011:	Representative Director and Chairman of Kadokawa Contents Gate Corporation (present BOOK WALKER Co., Ltd.)
		June 2012:	Senior Managing Director of the Company
		April 2013:	Representative Director, Senior Managing Director and Executive General Manager of the General Entertainment Content Creation Business Headquarters of the Company (present)

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Candidate No.	Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	Number of the Company's shares held
		March 1993:	Joined the Company
		July 2002:	Director of Kadokawa Book Service Co.
		July 2004:	Managing Director of Kadokawa Book Service Co.
		March 2005:	Representative Director and President of Kadokawa Book Service Co.
4	Koichi Sekiya (February 14, 1960)	January 2007:	Representative Director and Senior Managing Director of Kadokawa Group Publishing Co., Ltd.	12,400 shares
		March 2007:	Representative Director and President of Kadokawa Group Publishing Co., Ltd.
		June 2009:	Director of the Company
		March 2013:	Representative Director and President of Kadokawa Book Navi Co. (present)
		April 2013:	Managing Director and Executive General Manager of the General Sales and Marketing Headquarters of the Company (present)
		September 1992:	Joined the Company
		March 2006:	General Manager of the Financial Affairs Division and the Accounting Division of the Company
		June 2006:	Director and General Manager of the Personnel Planning and the Legal and General Affairs Divisions of the Company
5	Tsuneo Taniguchi	April 2009:	Director and General Manager of the Personnel Planning Division, the Legal and General Affairs Division and the Financial Affairs Division of the Company	11,000 shares
	(January 6, 1956)	July 2009:	Director and General Manager of the Personnel Planning Division and the Legal and General Affairs Division of the Company
		June 2012:	Managing Director and General Manager of the Personnel Planning Division and the Legal and General Affairs Division of the Company
		April 2013:	Managing Director and Executive General Manager of the General Administrative Headquarters of the Company (present)
		April 1985:	Joined ASCII Corporation
		March 2000:	Representative Director and President of Enterbrain, Inc.
		November 2002:	Representative Director of MediaLeaves, Inc.
		November 2003:	Representative Director and President of MediaLeaves, Inc.
6	Hirokazu Hamamura(February 8, 1961)	September 2009:	Representative Director and President of Kadokawa Content Gate Corp. (present BOOK WALKER Co., Ltd.)	7,100 shares
		June 2012:	Director of the Company
		March 2013:	Director of smiledge Co., Ltd. (present)
		April 2013:	Managing Director and Executive General Manager of the General Media & Information Business Headquarters of the Company (present)

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Candidate No.	Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	Number of the Company's shares held
		May 1986:	Director of Kadokawa Media Office
		June 1992:	Representative Director and Managing Director of Kadokawa Media Office
		October 1992:	Representative Director of MediaWorks Inc.
		March 1993:	Representative Director and Senior Managing Director of MediaWorks Inc.
		June 1995:	Representative Director and President of MediaWorks Inc.
		June 1999:	Director of the Company
		April 2000:	Representative Director and President of Toy's Works Inc.
		September 2000:	Auditor of DWANGO Co., Ltd.
		April 2003:	Managing Director of the Company
7	Tatsuo Sato	April 2003:	Representative Director and President of Character & Anime.com Corporation (present Chara-Ani Corporation)
	(September 18, 1952)	June 2004:	Representative Director and President of MediaLeaves, Inc.
		June 2004:	Representative Director and Chairman of Enterbrain, Inc.
		April 2005:	Representative Director and Chairman of MediaWorks Inc.
		October 2005:	Director and Chairman of Fujimi Shobo Co., Ltd.	159,300 shares
		December 2005:	Representative Director and President of Kadokawa Mobile Inc. (present BOOK WALKER Co., Ltd.)
		February 2006:	Representative Director, Chairman and President of MediaLeaves, Inc.
		February 2006:	Representative Director and President of ASCII Corporation
		June 2006:	Director of the Company
		April 2007:	Representative Director and Chairman of Kadokawa Production Inc.
		April 2008:	Representative Director, President and COO of the Company
		December 2009:	Director of DWANGO Co., Ltd. (present)
		June 2010:	Representative Director and President of the Company
		March 2013:	Director and Vice Chairman of smiledge Co., Ltd. (present)
		April 2013:	Representative Director, President, Executive General Manager of the General IP Business Headquarters and Executive General Manager of the General International Business Headquarters of the Company
		April 2014:	Director and Adviser, Executive General Manager of the General IP Business Headquarters and Executive General Manager of the General International Business Headquarters of the Company (present)
		April 1974:	Joined Sumitomo Corporation
		July 1991:	Director of Asmik, Inc. (present Asmik Ace Inc.)
		June 2000:	Representative Director and President of Asmik, Inc.
		March 2004:	Representative Director and President of Kadokawa Entertainment, Inc.
8	Yasushi Shiina	June 2004:	Director of the Company
	(September 16, 1951)	March 2007:	Representative Director and Senior Managing Director of Kadokawa Pictures, Inc.
		November 2009:	Representative Director and President of Kadokawa Pictures, Inc.
		June 2010:	Director of the Company
		January 2011:	Representative Director and Senior Managing Director of Kadokawa Shoten Co., Ltd.	11,300 shares
		June 2012:	Director and Adviser of Kadokawa Shoten Co., Ltd.
		April 2013:	In charge of international business of the General International Business Headquarters of the Company
		June 2013:	Director and Adviser, In charge of international business of the General International Business Headquarters of the Company (present)

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Candidate No.	Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	Number of the Company's shares held
		May 1986:	Joined Kadokawa Media Office
		November 1992:	Joined MediaWorks Inc.
		June 2002:	Director of MediaWorks Inc.
		June 2007:	Representative Director and President of ASCII Corp.
9	Kiyoshi Takano	April 2008:	Representative Director and President of ASCII MediaWorks Inc.
	(September 30, 1958)	April 2010:	Representative Director and Vice-Chairman of Maho-no i-rando Co.
		June 2012:	Director of the Company	21,600 shares
		June 2012:	Representative Director and President of Kadokawa Content Gate Corp. (present BOOK WALKER Co., Ltd.)
		April 2013:	Director and Executive Deputy General Manager of the General Administrative Headquarters of the Company
		March 2014:	Manager of the Structural Reform Promotion Division of the Company (present)
		April 1980:	Joined Tohan Corp.
		March 1999:	Joined the Company
10	Susumu Tsukamoto	August 2009:	President of Kadokawa Media (TAIWAN) Co., Ltd. (present KADOKAWA TAIWAN CORPORATION) (present)	3,800 shares
	(February 19, 1956)	June 2012:	Director of the Company
		July 2012:	Director and General Manager of the Overseas Business Promotion Division of the Company
		April 2013:	Director and Executive Deputy General Manager of the General International Business Headquarters of the Company (present)
		September 1982:	Joined The Television Co.
		December 1999:	Representative Director and Senior Managing Director of Kadokawa Interactive Media Co.
		April 2006:	Representative Director and Senior Managing Director of Kadokawa The Television Co.
		June 2007:	Representative Director and President of Kadokawa The Television Co.
		September 2009:	Representative Director and President of Kadokawa SS Communications Inc.
11	Osamu Ota	September 2009:	Representative Director and President of Kadokawa Magazines Inc.	11,500 shares
	(October 17, 1955)	September 2009:	Representative Director and President of K. Sense Co. (present)
		January 2011:	Representative Director and Vice-President of Kadokawa Marketing Co.
		April 2011:	Representative Director and President of Kadokawa Marketing Co.
		June 2011:	Director of the Company
		April 2013:	Executive Deputy General Manager of the General Media & Information Business Headquarters of the Company
		June 2013:	Executive Deputy General Manager of the General Media & Information Business Headquarters of the Company (present)
		April 1980:	Joined Japan Recruit Center Co. (present Recruit Holdings Co., Ltd.)
		June 1999:	Director of Media Factory, Inc.
12	Toshiyuki Yoshihara	January 2001:	Representative Director and President of Media Factory, Inc.	2,400 shares
	(December 4, 1957)	April 2013:	Executive Deputy General Manager of the General Entertainment Content Creation Business Headquarters of the Company
		June 2013:	Director and Executive Deputy General Manager of the General Entertainment Content Creation Business Headquarters of the Company (present)

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Candidate No.	Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	Number of the Company's shares held
		March 1993:	Joined the Company
		November 1993:	Registered as a certified tax accountant
13	Akira Watanabe	March 2006:	Manager of the Accounting Division of the Company	5,300 shares
	(July 1, 1959)	June 2010:	Director of Kadokawa Shoten Co., Ltd.
		January 2011:	Representative Director and President of Japanese Film Fund Co.
		June 2013:	Director and Executive Deputy Manager of the General Management Headquarters of the Company (present)
		February 1995:	Joined MediaWorks Inc.
14	Tomomichi Akiyama	January 2009:	Director of MediaWorks Inc.	4,500 shares
	(November 23, 1959)	April 2013:	Executive Deputy General Manager of the General Media & Information Business Headquarters of the Company
		June 2013:	Executive Deputy General Manager of the General Media & Information Business Headquarters of the Company (present)
		April 1998:	Joined the Company
		April 2005:	Manager of the Business Accounting Group of the Accounting Department of Kadokawa Shoten Publishing Co., Ltd.
15	Shin Mizushima	July 2006:	Manager of the Information Systems Group of the General and Personnel Affairs Department of Kadokawa Shoten Publishing Co., Ltd.	2,100 shares
	(May 13, 1962)	January 2007:	Manager of the IT Division of the Company
		June 2010:	Statutory Auditor of the Company
		June 2013:	Director and Executive Deputy General Manager of the General Entertainment Content Creation Business Headquarters of the Company (present)
		January 1986:	Joined the Company
		January 2007:	Director of Kadokawa Shoten Co., Ltd.
		October 2010:	Representative Director and Chairman of PRODUCTION ACE Co., Ltd. (present)
16	Takeshi Yasuda	May 2012:	Representative Director and President of DOCOMO ANIME STORE INC. (present)	8,400 shares
	(October 23, 1962)	June 2012:	Managing Director of Kadokawa Shoten Co., Ltd.
		April 2013:	Executive Deputy General Manager of the General Entertainment Content Creation Business Headquarters of the Company
		June 2013:	Director, Executive Deputy General Manager of the General Entertainment Content Creation Business Headquarters of the Company (present)
		October 1991:	Joined Kadokawa Media Office
		November 1992:	Joined MediaWorks Inc.
		January 2007:	Joined Kadokawa Group Publishing Co., Ltd.
17	Takashi Yokozawa	June 2012:	Director of Kadokawa Group Publishing Co., Ltd.	1,200 shares
	(June 18, 1964)	June 2012:	Representative Director and President of Kadokawa Cineplex Inc.
		April 2013:	Executive Deputy General Manager of the General Sales and Marketing Headquarters of the Company
		June 2013:	Director and Executive Deputy General Manager of the General Entertainment Content Creation Business Headquarters of the Company (present)

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Candidate No.	Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	Number of the Company's shares held
		January 1981:	Joined the Company
		June 2007:	Representative Director and President of Fujimi Shobo Co., Ltd.
18	Naohisa Yamashita	April 2010:	Representative Director and President of Kadokawa Gakugei Shuppan Publishing Co., Ltd.	8,300 shares
	(February 9, 1958)	June 2012:	Representative Director and Senior Managing Director of Kadokawa Shoten Co., Ltd.
		June 2012:	Representative Director and President of KADOKAWA EDITORIAL CO., LTD. (present Imagica Kadokawa Editorial Co., Ltd.) (present)
		October 2013:	President of KADOKAWA SHOTEN Brand Company of the General Entertainment Content Creation Business Headquarters of the Company (present)
		April 1991:	Joined Software Japan Co., Ltd.
		August 1997:	Representative Director and President of Dwango Co., Ltd.
19	Nobuo Kawakami	September 2000:	Representative Director and Chairman of Dwango Co., Ltd. (present)
	(September 6, 1968)	June 2006:	Director of Avex Group Holdings Inc.	0 shares
		June 2011:	Director of the Company (present)
		March 2013:	Director and Chairman of smiledge Co., Ltd. (present)
		June 2013:	Managing Director of khara, Inc. (present)
		April 1981:	Joined Recruit Co., Ltd. (present Recruit Holdings Co., Ltd.)
		April 1998:	Joined Transcosmos Inc.
		June 1998:	Managing Director of Transcosmos Inc.
		June 1999:	Senior Managing Director of Transcosmos Inc.
		December 1999:	Director of Kadokawa Interactive Media Co., Ltd.
20	Koji Funatsu	April 2000:	Representative Director and Vice-president of Transcosmos Inc.	0 shares
	(March 18, 1952)	September 2002:	Representative Director, President and CEO of Transcosmos Inc.
		June 2003:	Representative Director, Chairman and CEO of Transcosmos Inc. (present)
		June 2005:	Auditor of Walker Plus Co.
		November 2005:	Auditor of Chara-Ani Corporation
		June 2006:	Director of Kadokawa Cross Media Co.
		June 2006:	Director of Kadokawa The Television Co.
		June 2008:	Director of Kadokawa Marketing Co., Ltd.
		June 2009:	Director of the Company (present)
		April 1970:	Joined Sumitomo Corporation
		January 1995:	Chairman of Phoenixcor Inc.
		October 1996:	Representative Director and President of Jupiter Shop Channel Co., Ltd.
		February 2000:	Representative Director and President of Jupiter Programming Co., Ltd.
21	Tomoyuki Moriizumi	February 2000:	Representative Director and President of Jupiter Satellite Broadcasting Co., Ltd.	0 shares
	(January 3,1948)	April 2000:	Corporate Officer of Sumitomo Corporation
		March 2003:	Representative Director, President and Chief Executive Officer of Jupiter Telecommunications Co., Ltd.
		March 2011:	Advisor to Sumitomo Corporation
		June 2011:	Director of the Company (present)
		May 2012:	Director of Hawaiian Holdings, Inc. (present)

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Candidate No.	Name (Date of birth)	Brief personal history, positions and responsibilities in the Company and important concurrent positions in other companies	Number of the Company's shares held
		April 1968:	Joined The Sanwa Bank, Ltd.
		April 1996:	Joined BANDAI Co., Ltd.
		June 1996:	Representative Director and President of BANDAI HOLDINGS CORPORATION
		June 1997:	Managing Director of BANDAI Co., Ltd.
		March 1999:	Representative Director and President of BANDAI Co., Ltd.
22	Takeo Takasu	June 2005:	Representative Director and Chairman of BANDAI Co., Ltd.	0 shares
	(June24, 1945)	September 2005:	Representative Director and President of NAMCO BANDAI Holdings Inc.
		April 2009:	Representative Director and Chairman of NAMCO BANDAI Holdings Inc.
		June 2012:	Advisor of NAMCO BANDAI Holdings Inc.
		March 2013:	Director of Bell-Park Co., Ltd. (present)
		June 2013:	Director of the Company (present)
		November 2013:	Director of Cool Japan Fund Inc. (present)

Notes:	1.	Of the candidates for directors, Mr. Naohisa Yamashita is one to be newly appointed and the other 21 to be reappointed.

2.	The following candidates for directors have beneficial relationships with the Company, as described below:

1)
The candidate for director Mr. Tsuguhiko Kadokawa serves concurrently as Executive President of the Kadokawa Culture Promotion Foundation, with which the Company has business relations, including the lease of real estate and purchase/sale of real estate.

2)	The candidate for director Mr. Masaki Matsubara has business relations of transactions of shares of Kinokuniya Company Ltd. with the Company.

3)
The candidate for director Mr. Takeshi Yasuda serves as Representative Director and Chairman of PRODUCTION ACE Co., Ltd., with which the Company has business relations, including the payment of performance fees to voice actors. He also serves as Representative Director and President of DOCOMO ANIME STORE INC., with which the Company has business relations, including license sales.

4)
The candidate for director Naohisa Yamashita serves concurrently as Representative Director and President of IMAGICA KADOKAWA EDITORIAL CO., LTD., with which the Company has business relations, including business consignment.

5)	The candidate for director Mr. Nobuo Kawakami concurrently serves as Representative Director and Chairman of Dwango Co., Ltd., with which the Company has business relations, including licensing.

6)
The candidate for director Mr. Koji Funatsu serves concurrently as Representative Director, Chairman and CEO of Transcosmos Inc., with which the Company has business relations, including the payment of advertisement fees, etc. There are also transactions of shares of FromSoftware, Inc. held by Transcosmos Inc. in connection with the conversion of FromSoftware, Inc. into the Company's subsidiary.

3.
The candidates for directors Messrs. Koji Funatsu, Tomoyuki Moriizumi, and Takeo Takasu are candidates to become outside directors as provided for in Article 2, paragraph 3, item 7 of the Ordinance for Enforcement of the Companies Act.

Of the candidates for director, Messrs. Koji Funatsu, Tomoyuki Moriizumi and Takeo Takasu are the candidates for independent officer whom the Tokyo Stock Exchange requires us to appoint for the purpose of protecting general shareholders.

1)
We propose the reelection of Mr. Koji Funatsu as an outside director because we would like to make the most of his expertise in the IT field and as a business manager. His term of office as outside director will be five years.

2)
We propose the reelection of Mr. Tomoyuki Moriizumi as an outside director because we would like to make the most of his long experience and good judgment as a business manager, mainly in cable TV business. His term of office as outside director will be three years.

3)	We propose the election of Mr. Takeo Takasu as an outside director because we would like to

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make the most of his long experience and good judgment as a business manager familiar with entertainment business. His term of office as outside director will be one year.

4.
To help our outside directors play the roles assigned to them fully, we have signed a contract with all of the outside directors in order to limit the scope of the outside directors' liability for compensation for damage to the Company. The outline of the agreement is as described below. If the candidates for outside directors are elected as proposed, the Company will enter into this liability limitation agreement with each of them.

•
The agreement limits the liability for compensation for damage provided for in Article 423, paragraph 1 of the Companies Act in accordance with the provisions of Article 427, paragraph 1 of the Companies Act.

•
The maximum amount of an outside director's liability for compensation for damage to the Company under the agreement shall be an amount of 7.2 million yen, or the minimum amount of liability provided for in laws and regulations, whichever is higher.

Proposal 4: To Elect One (1) Statutory Auditor

The term of office of Statutory Auditor Mr. Yasuaki Takayama will expire at the close of this general meeting of shareholders. Accordingly, we propose the election of one statutory auditor.

We have obtained the consent of the Board of Statutory Auditors to this proposal.

The candidate for statutory auditor is as follows:
Name (Date of birth)	Brief personal history and positions in the Company and important concurrent positions in other companies		Number of the Company's shares held
	April 1971:	Joined independent auditor Asahi Accounting Firm (present KPMG AZSA LLC)
	March 1974:	Registered as certified public accountant
	May 1987:	Took office as partner of Asahi Accounting Firm
	May 1996:	Took office as representative partner of Asahi Accounting Firm
	April 2009:	Head of the Financial Affairs Division of the Company
	June 2009:	Director of the Company
Yasuaki Takayama	July 2009:	Director and General Manager of the Accounting Division, the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of the Company	3,700 shares
(October 14, 1948)	October 2009:	Director, General Manager of the Accounting Division, the Overseas Business Promotion Division and Head of the Financial Affairs Division and the IR/Publicity Division of the Company
	April 2010:	Director, General Manager of the Accounting Division and Head of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of the Company
	July 2010:	Director and General Manager of the Accounting Division of the Company
	March 2013:	Statutory Auditor of smiledge Co., Ltd. (present)
	April 2013:	Director and Executive Deputy Manager of the General Management Headquarters of the Company
	June 2013:	Statutory Auditor of the Company (present)

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DWANGO Co., Ltd.
[Attachment]

THE 60TH GENERAL MEETING OF SHAREHOLDERS

Internet Disclosure Items

Pursuant to the provisions of relevant laws, regulations and the Company's Articles of Incorporation, the following information is provided to shareholders by disclosing on the website of the Company instead of attaching it to the Notice of the General Meeting of Shareholders.

Proposal 2: To Approve the Share Transfer Plan

Disclosure pursuant to the provisions of Article 206 of the Enforcement Regulations of the Companies Act

Financial Statements, etc. for the immediately preceding fiscal year of the other wholly owned subsidiary company in the share transfer (Dwango Co., Ltd.)

KADOKAWA CORPORATION

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DWANGO Co., Ltd.

Business Report
[From October 1, 2012 to September 30, 2013]

1.      Overview of Business

(1)	Business Conditions in the Fiscal Year under Review

1)	Progress and results of business

The Japanese economy started to show promising signs of recovery during the fiscal year under review, despite slower economic growth in developing countries. Under the new government's economic policies and monetary easing by the Bank of Japan, the yen started to weaken and shares rallied, which in turn helped support an upturn in consumer confidence along with an improvement in corporate earnings.

Conditions surrounding the Company and its consolidated subsidiaries and affiliated companies ("the Group") improved as smartphone penetration rates continued to rise amid the release of a varied range of tablet devices with advanced communication capabilities. Device evolution and diversification led to the appearance of new applications and services, supporting continual expansion of the smartphone-related market. Usage of social networking services (SNS), video-sharing sites and electronic documents all increased.

Under these conditions, the Group focused on developing and supplying new network-based communications services to contribute to development of network entertainment services and contents for the mobile phone, smartphone, PC, video game software and other markets.

A review of performance by business segment is provided below.

The Company changed its method of calculating reporting segment profits and losses beginning with the fiscal year under review. Segment earnings for earlier years have been restated using the new calculation method to enable previous-year comparisons.

Portal segment

DWANGO used the Nico Live channel to broadcast online debates between political party leaders via the nicofarre event site prior to the Lower House general election. For the Upper House election, DWANGO organized the first live political leaders' debate broadcast simultaneously across multiple media platforms, an event that stimulated considerable public interest.

The second Niconico Mega-Conference held by DWANGO on April 27 to 28, 2013 at Makuhari Messe attracted 5.09 million online participants. The Niconico Town Hall Meeting Tour 2013 event, which was hosted at eight sites around Japan, attracted a total of 1.52 million online participants and 1.2 million comments. Among other events, DWANGO organized the second Japanese chess tournament featuring five human grand masters competing against five of the strongest computer opponents. This event proved

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DWANGO Co., Ltd.

popular, attracting over 2.3 million viewers. DWANGO increased its efforts to create collaborative events for digital broadcast, including advance screenings of popular dramas, Vocaloid singing contests and variety programs.

DWANGO's subscriber base at the end of September 2013 was 36.26 million, with 2.11 million people paying for the premium service that includes a range of exclusive events and contents.

Steady growth in the number of premium service subscribers contributed to higher sales.

Segment sales increased 14.9% year on year to 16,044 million yen. Segment operating income rose 62.8% to 2,115 million yen.

Mobile segment

In the smartphone sector, DWANGO introduced the "animelo mix" service on dwango.jp to deliver high-quality music to iPhone users. This move extended the availability of this service to the iPhone (DWANGO had previously supplied the service only for devices running the Android™ OS).

In addition to the latest singles, this service grants access to such exclusive contents as popular Vocaloid tunes from the Niconico Douga video site. DWANGO focused on upgrading and expanding the service, and on developing effective related advertising methods. The subscriber base of smartphone users grew significantly as a result.

Efforts also focused on increasing the satisfaction of older mobile handset users through popular music-related site-based services such as Chaku-Uta® and Chaku-Uta Full®. Subscriber numbers continued to decline substantially, however, as smartphone adoption continued apace.

As concerns expenses, while copyright royalties continued declining, DWANGO also invested in strategic advertising campaigns to secure more smartphone users as subscribers.

Mobile segment sales declined 6.9% to 13,313 million yen. Segment operating income fell 11.5% to 1,987 million yen.

Game segment

Conditions remained challenging in the markets for video games played on PCs as well as on handheld consoles. Hit titles included Super Dangan Ronpa 2: Sayonara Zetsubo Gakuen, which was re-ordered widely within the trade.

Other popular games that contributed to sales included Pokémon Fushigi no Danjon: Magna Gate to Mugendai Meikyu, a title jointly developed with The Pokémon Company, and localized versions of several overseas titles such as Saints Row: The Third and Terraria.

Sales were lower than in the previous year, reflecting the smaller number of in-house-branded game titles released by the Group.

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DWANGO Co., Ltd.

Game segment sales declined 28.9% to 4,136 million yen. Segment operating income declined 20.5% to 352 million yen.

Live segment

More than 103 thousand people attended the second Niconico Mega-Conference held at Makuhari Messe from April 27 to 28, 2013. The Niconico Town Hall Meeting Tour 2013 event, which was hosted at eight sites around Japan, also proved highly popular, with total participants exceeding 185 thousand.

Dwango organized online debates between political party leaders using the Nicofarre event site in the run-up to the Lower House general election and the Tokyo gubernatorial election. In addition, the Company organized a number of concerts, game-related events and other live events linked to the Niconico site. Dwango also generated income by hiring out venues for various events.

Segment sales increased 76.5% to 1,153 million yen. The segment recorded an operating loss of 540 million yen (compared with an operating loss of 954 million yen in the previous year).

Other businesses

The major contributors to sales in other businesses were the publishing of music CDs and DVDs linked to animations and contents originating on the Niconico site, together with related copyright royalty income.

Sales in other businesses declined 29.2% to 1,908 million yen. The other businesses recorded an operating loss of 247 million yen (compared with a previous-year operating loss of 272 million yen).

Aforementioned business performance resulted, on year-on-year basis, that net sales fell 0.8% to 35,946 million yen, operating income rose 58.3% to 2,130 million yen, ordinary income increased 78.4% to 2,292 million yen, and net income was 2,271 million yen (compared with a previous-year net loss of 506 million yen).

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DWANGO Co., Ltd.

2)	Capital investment

Group capital expenditures on internal systems development amounted to 2,155 million yen in the year under review. These investments were related to the upgrading and expansion of services, game development and business expansion efforts.

Major capital expenditures are listed by business segment below.

(Millions of yen)
Business segment	Amount	Principal business
Portal	1,291	Server upgrades for online video community services
Mobile	91	Addition of systems infrastructure
Games	110	Purchases of equipment used in development
Live	76	Purchases of equipment for events
Others	36	Investments related to animations
Corporate	548	Work related to head office relocation, purchases of fittings
Total	2,155
Note that capital expenditure amounts include intangible assets as well as property, plant and equipment.

3)	Financing

Not applicable

4)	Business transfers, absorption-type company split or incorporation-type of company split

Effective January 1, 2013, the Company spun off part of its operations of the Portal and Live business segments into the wholly owned subsidiary CELL Co., Ltd., which also assumed all the rights related to these operations. The company was renamed DWANGO CONTENTS, Inc.

5)	Business transfer from other companies

Not applicable

6)	Inheritance of rights and obligations related to business of other judicial persons or entities through absorption-type merger or absorption-type company split

Not applicable

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DWANGO Co., Ltd.

7)	Acquisition and disposal of shares, equity stakes or share warrants in other companies

Purchases of shares in other companies by the Company in the fiscal year under review are shown in the following table.

(Millions of yen)
Company name	Capital stock (million yen)	Company's ratio of voting rights (%)	Principal business
smiledge Co., Ltd.	99	100	Sales of advertising, advertising agency business
 (Note)
On March 7, 2013, the Company transferred 60% of the outstanding shares in smiledge Co., Ltd. to KADOKAWA CORPORATION (formerly Kadokawa Group Holdings, Inc.).

(2)	Status of Assets and Profit and Loss in the Three Preceding Fiscal Years

Status of the Group's assets and profit and loss

Division	14th fiscal year (ended September 2010)	15th fiscal year (ended September 2011)	16th fiscal year (ended September 2012)	17th fiscal year (fiscal year under review, ended September 2013)
Net sales (thousand yen)	30,373,050	34,298,386	36,243,875	35,946,004
Ordinary income (thousand yen)	2,032,604	1,473,844	1,284,814	2,292,454
Net income/loss (thousand yen)	1,419,877	1,238,503	(506,387)	2,271,828
Net income/loss per share (yen)	7,582.71	6,439.97	(2,522.08)	55.68
Total assets (thousand yen)	21,798,565	27,018,467	24,653,007	28,853,586
Net assets (thousand yen)	15,862,084	20,550,638	18,260,824	20,736,071
 (Notes)
1.	Net income or loss per share is calculated using the average number of shares outstanding for the fiscal year in question.
2.
Effective October 1, 2013, the Company conducted a 1-for-200 stock split of ordinary shares. Net income per share has been calculated as if the share split had been conducted at the start of the fiscal year in question.

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DWANGO Co., Ltd.

(3)	Status of Significant Subsidiaries

Significant subsidiaries

(Thousands of yen)
Company name	Capital stock	Company's ratio of voting rights (%)	Principal business
DWANGO MOBILE, Inc.	100,000	100.0%	Planning, development and operation of contents for mobile handsets and smartphones
DWANGO CONTENTS, Inc.	391,250	100.0%	Planning, creation and operation of network entertainment contents; creation and management of broadcast programming
Dwango User Entertainment, Inc.	50,000	100.0%	Management and operation of music copyrights and performance rights; planning, creation and sale of music/video CDs and DVDs
niwango, inc.	90,000	80.1% (5.0%)	Planning, creation and operation of mobile e-mail, contents and other data distribution services; operation of online video community services
Spike Chunsoft Co., Ltd.	480,900	100.0%	Planning, development and sale of game software
Qteras, Inc.	60,000	100.0%	Development of software for consumer gaming equipment
 (Notes)
1.	On January 1, 2013, CELL Co., Ltd., was renamed DWANGO CONTENTS, Inc.
2.	On January 1, 2013, Dwango Music Entertainment, Inc. was renamed Dwango User Entertainment, Inc.
3.	Subsidiary T&E SOFT Inc. merged with Spike Chunsoft Co., Ltd. on January 7, 2013, with the latter as the surviving entity.
4.	Consolidated subsidiary Mobile Contents Inc. was excluded from the scope of consolidation after its business was wound up on December 20, 2012 and liquidated on February 28, 2013.
5.
smiledge Co., Ltd. (formerly Skyscraper, Inc.), which was a consolidated subsidiary as of the previous fiscal year-end, was excluded from the scope of consolidation after the Company sold a majority equity stake in the firm on March 7, 2013.

6.
Consolidated subsidiary DWANGO TAIWAN Co., Ltd. was excluded from the scope of consolidation owing to a lack of materiality. This company's business was wound up on June 4, 2013 and was in the process of being liquidated as of the fiscal year-end.

7.	Voting right percentages in parentheses show indirect shareholdings.

(4)	Issues to Address

The market for network entertainment continues to expand in Japan with the ongoing adoption of smartphones and other advanced mobile devices and the development of high-speed communications networks. For the Group, the critical challenge remains to develop business in the next-generation network entertainment space through a fusion of "online" and "reality" contents.

The following is a brief review of the operational status of each segment and the key issues facing the Group in that business.

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DWANGO Co., Ltd.

1)	Portal segment

DWANGO aims to boost awareness of the Niconico video community site as a media platform by supplying users with attractive services and contents based on novel ideas and strong network-related technical capabilities. This will help to stimulate interest in the site and increase user satisfaction, while generating additional income not only from premium subscribers, but also from advertisers and points.

2)	Mobile segment

DWANGO is focused on actively developing new services and contents targeting smartphone users, while also seeking to differentiate its music services such as Chaku-Uta® and Chaku-Uta Full® from the video contents available on the Niconico site. In addition, the aim in this segment is to secure new subscribers through effective promotions, based on applying original ideas to provide new services and functions that can increase user satisfaction in various ways.

3)	Game segment

Focusing on the planning, development and sale of original game software for PCs, handheld game consoles, mobile devices and smartphones, the Group continues to respond to changing market conditions amid a shift towards more varied and advanced platforms and ongoing diversification of user needs. The Group is pursuing a dynamic business strategy aimed at ensuring that Group resources are allocated in an optimal manner and at heightening DWANGO's competitiveness and brand power within this sector.

4)	Live segment

The Group aims to create new forms of entertainment by forging opportunities for real-time experience of niconico video contents through events such as the Niconico Mega-Conference, Niconico Town Hall Meeting, Niconico Honsha, and the next-generation event site nicofarre. Organizing and hosting a variety of such events will support increased awareness of the Niconico site.

(5)	Main Businesses of the Company (as of September 30, 2013)

Business segment	Principal business
Portal	Operation of online video community services
Mobile	Planning, development and operation of services/contents for mobile handsets and smartphones
Games	Planning, development and sale of game software
Live	Event planning and management; leasing of event venues

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DWANGO Co., Ltd.

(6)	Main Business Sites and Plants (as of September 30, 2013)

1)	Main offices of the Company

Head Office	4-12-15, Ginza, Chuo-ku, Tokyo

2)	Significant Subsidiaries

DWANGO MOBILE, Inc.	7-1-1, Akasaka, Minato-ku, Tokyo
DWANGO CONTENTS, Inc.	4-12-15, Ginza, Chuo-ku, Tokyo
Dwango User Entertainment, Inc.	4-12-15, Ginza, Chuo-ku, Tokyo
niwango, inc.	1-15-2, Jingumae, Shibuya-ku, Tokyo
Spike Chunsoft Co., Ltd.	2-17-7, Akasaka, Minato-ku, Tokyo
Qteras, Inc.	4-12-15, Ginza, Chuo-ku, Tokyo

(7)	Employees (as of September 30, 2013)

1)	Employees of the Group

Number of employees	Increase (decrease) from the end of previous consolidated fiscal year
928 [ 250 ]	(104) [ (74) ]
 (Notes)
1.
Employees include full-time and part-time staff. The average number of temporary staff (including contract workers, part-time staff and persons dispatched by employment service agencies) during the year is shown in brackets.

2.	The decline of 104 in the number of employees compared with the previous fiscal year-end was mainly the result of operational rationalization associated with the establishment of DWANGO CONTENTS, Inc.

2)	Employees of the Company

Number of Employees	Increase (decrease) from the end of the previous fiscal year	Average age	Average years of employment
420 [ 47 ]	(103) [ (165) ]	32 years 4 months	3 years 6 months
 (Notes)
1.
Employees include full-time and part-time staff. The average number of temporary staff (including contract workers, part-time staff and persons dispatched by employment service agencies) during the year is shown in brackets.

2.	The decline of 103 in the number of employees relative to the previous fiscal year-end was mainly the result of establishing DWANGO CONTENTS, Inc.

(8)	Major Lenders (as of September 30, 2013)

Not applicable

(9)	Other Significant Matters Concerning the Current Status of the Group

Not applicable

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DWANGO Co., Ltd.

2.      Current Status of the Company

(1)	Overview of Shares (as of September 30, 2013)

1)	Total number of shares authorized:	528,000 shares
2)	Number of shares issued:	204,052 shares
3)	Number of shareholders:	15,436 shares
4)	Major shareholders

Name of shareholder	Number of shares held	Shareholding ratio (%)
Nobuo Kawakami	34,395	16.85%
KADOKAWA CORPORATION	24,963	12.23%
Avex Group Holdings Inc.	12,337	6.04%
Nippon Television Network Corporation	10,200	4.99%
NIPPON TETEGRAPH AND TELEPHONE CORPORATION	10,200	4.99%
Daisuke Yokosawa	6,522	3.19%
THE TACHIBANA SECURITIES CO., LTD.	6,451	3.16%
Toyoki Ota	4,750	2.32%
Japan Securities Finance Co., Ltd.	4,304	2.10%
Credit Suisse Securities (Europe) Limited Main Account Standing Proxy Credit Suisse	3,783	1.85%
 (Notes)
1.	Shareholding percentage calculations exclude treasury stock (43 shares) and have been rounded down to the second decimal place.
2.
Joho Capital, L.L.C. issued a change in shareholding notice on July 4, 2013 to the effect that it had acquired 10,667 shares in the Company, making it a leading shareholder as of that date. Joho Capital is not included in the above list, however, because the Company had not confirmed the shareholding as of the fiscal year-end. Information about Joho Capital, L.L.C. is provided below.

Major shareholder:	Joho Capital, L.L.C.
Address:	Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware, U.S.A.
Shareholding:	10,667 shares

5)	Other significant stock-related matters

The Company conducted a 1-for-200 stock split of ordinary shares on October 1, 2013. This increased the number of shares outstanding by 40,606,348 shares to 40,810,400 shares. The total number of authorized shares was also increased on the same date, to 105,600,000 shares.

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DWANGO Co., Ltd.

(2)	Status of the Company's Officers

1)	Directors and corporate auditors (as of September 30, 2013)

Title	Name	Responsibilities in the Company and significant concurrent positions outside the Company
Representative Director and Chairman	Nobuo Kawakami	Director of KADOKAWA CORPORATION Director of Khara Inc. Chairman of the Board of smiledge Co., Ltd.
Representative Director and President	Takashi Araki	Director of DWANGO MOBILE, Inc. Director of Spike Chunsoft Co., Ltd. Director of smiledge Co., Ltd.
Director and Adviser	Hiroshi Kobayashi	Director of Spike Chunsoft Co., Ltd.
Director	Takeshi Natsuno
Visiting Professor of KEIO UNIVERSUTY Graduate School of Media and Governance
Outside Director of SEGA SAMMY HOLDINGS INC.
Director of Pia Corporation
Outside Director of transcosmos inc.
Outside Director of GREE, Inc.
Outside Director of Trenders, Inc.

Director	Iwao Aso	Representative Director and President of ASO CORPORATION Director of ASO CEMENT Co., Ltd. Representative Director and President of GYOSEI Corporation
Director	Tatsuo Sato	Representative Director and President of KADOKAWA CORPORATION Director and Senior Vice Chairman of smiledge Co., Ltd.
Director	Koji Hoshino	Representative Director and President of STUDIO GHIBURI INC.
Standing Corporate Auditor	Satoshi Koike	Corporate Auditor of DWANGO CONTENTS Inc.
Corporate Auditor	Yuichi Suzuki	President of Yaesu Sogo Law Office Outside Corporate Auditor of OKAMURA CORPORATION
Corporate Auditor	Takashi Fujita
Corporate Auditor	Kazuo Nakata	Corporate Auditor of DWANGO CONTENTS Inc.
(Notes)
1.	Mr. Iwao Aso, Mr. Tatsuo Sato and Mr. Koji Hoshino are Outside Directors.
2.	Mr. Yuichi Suzuki and Mr. Takashi Fujita are Outside Corporate Auditors.
3.	The following personnel changes occurred during the year ended September 30, 2013:
1)	Auditor Akira Nagano resigned from this position on November 14, 2012.
2)	At the conclusion of the 16th Annual Meeting of Shareholders held on December 19, 2012, Director Tomoyuki Hara and Director Daisuke Yokosawa resigned from their positions.
3)	Mr. Takashi Araki and Mr. Koji Hoshino were newly elected as Directors at the 16th Annual Meeting of Shareholders held on December 19, 2012, and assumed offices, respectively.
4)	Mr. Kazuo Nakata was newly elected as Director and assumed office at the 16th Annual Meeting of Shareholders held on December 19, 2012.
4.	In accordance with the rules of the Tokyo Stock Exchange, the Company has registered the names of Corporate Auditor Yuichi Suzuki and Corporate Auditor Takashi Fujita as independent directors.

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DWANGO Co., Ltd.

2)	Remuneration to directors and corporate auditors

Category	Number of persons paid	Amount paid (Thousands of yen)
Directors [thereof: Outside Directors]	7 [ 2]	154,471 [ 9,600]
Corporate Auditors [thereof: Outside Corporate Auditors]	5 [ 3]	28,883 [ 9,600]
Total	12	183,355
 (Notes)
1.
The upper limit of the annual remuneration for members of the Board of Directors was determined as 210 million yen (excluding employee salaries) at the 8th Annual Meeting of Shareholders held on December 22, 2004.

2.	The upper limit of the annual remuneration for Corporate Auditors was determined as 40 million yen at the 8th Annual Meeting of Shareholders held on December 22, 2004.
3.
The figures in the table include one Director who resigned at the end of the 16th Annual General Meeting of Shareholders held on December 19, 2012 and one Corporate Auditor who resigned from this position on November 14, 2012 (but neither is included in the numbers of Directors and Corporate Auditors in the second column of the table due to non-remuneration). As of the fiscal year-end, there were 7 Directors (including one non-remunerated Director) and 4 Corporate Auditors.

3)	Matters concerning outside officers

i)	Significant concurrent positions held at other organizations and the relationships between these organizations and the Company

•	Director Tatsuo Sato also serves as president of KADOKAWA CORPORATION, with which the Company has concluded a business alliance and capital tie-up.
•	Director Koji Hoshino also serves as president of STUDIO GHIBLI, INC., with which the Company has concluded agreements related to IP.
•	There is no business relationship of special note between the companies at which the officers have important concurrent positions and the Company.

ii)	Principal activities

Title	Name	Principal activities
Director	Iwao Aso
Attended 16 of the 17 meetings of the Board of Directors during the fiscal year under review, objectively providing advice and opinions to support proper decision-making by the Board based on his wealth of general business knowledge and experience.

Director	Tatsuo Sato
Attended 14 of the 17 meetings of the Board of Directors during the fiscal year under review, objectively providing advice and opinions to support proper decision-making by the Board based on his wealth of general business knowledge and experience.

Director	Koji Hoshino
Attended 11 of the 15 meetings of the Board of Directors during the fiscal year under review following his election as outside director, objectively providing advice and opinions to support proper decision-making by the Board based on his wealth of general knowledge and experience of business gained outside the Company.

Corporate Auditor	Yuichi Suzuki
Attended 14 of the 17 meetings of the Board of Directors during the fiscal year under review, providing the necessary input based on his experience as an attorney to support proper decision-making by the Board. Attended 11 of the 12 meetings of the Board of Auditors in the fiscal year under review, providing input as required to the deliberations of the Board.

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DWANGO Co., Ltd.

Corporate Auditor	Takashi Fujita
Attended all 17 meetings of the Board of Directors during the fiscal year under review, providing input based on his depth of experience within the securities industry to support proper decision-making by the Board. Attended all 12 meetings of the Board of Auditors in the fiscal year under review, providing input as required to the deliberations of the Board.

 (Note)
In addition to the formal meetings of the Board of Directors as noted above, based on the provisions of Section 370 of the Companies Act and Article 26 of the Company's Articles of Incorporation, there were six occasions during the fiscal year under review when directors were deemed to have made official Board decisions following formation of the requisite quorum.

iii)	Overview of limited liability agreements

The Company has concluded limited liability agreements with its Directors and Corporate Auditors based on the provisions of Article 427 (1) of the Companies Act. The limits on compensation stipulated in these agreements are the minimum amounts as prescribed in Article 425 (1) of the Companies Act.

(3)	Status of the Independent Auditor

1)	Name of the independent auditor: Deloitte Touche Tohmatsu LLC

2)	Amount of compensation, etc.

Amount paid (Thousands of yen)
Total amount of remuneration, etc., to be paid by the Company	45,000
Total amount of money and other asset-type remuneration to be paid by the Company and its subsidiaries:	45,000
 (Note)
The total amount of remuneration, etc., to be paid by the Company shows the total of all audit fees combined, because, in the audit contracts between the Company and its audit corporation, the audit fees for Companies Act-based audits and Financial Instruments and Exchange Law-based audits are not clearly differentiated, nor can they be differentiated in reality.

3)	Non-audit tasks

Not applicable

4)	Policy regarding dismissal or non-reinstatement of the independent auditor

Subsequent to obtaining approval and receiving a related request from the Board of Auditors, the Board of Directors shall, if necessary, propose a resolution to the General Meeting of Shareholders to dismiss or otherwise not reinstate the Independent Auditor in the event of any serious impediment to the execution of duties by the Independent Auditor.

If it is considered that the Independent Auditor comes under any of the items of Article 340, Paragraph 1 of the Company Law, the Board of Corporate Auditors will dismiss the Independent Auditor based on the consent of all the corporate auditors. In this case, a corporate auditor elected by the Board of Corporate Auditors will report the fact that the Independent Auditor was dismissed and the reasons for such dismissal

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DWANGO Co., Ltd.

at the first General Meeting of Shareholders held after such dismissal.

5)	Overview of limited liability agreements

The Company has concluded no limited liability agreement with the Independent Auditor.

(4)	System for Assuring Proper Business Conduct

The following presents an overview of the internal systems and rules ensuring that the Directors execute their duties in compliance with laws and regulations and the Company's Articles of Incorporation, and that other corporate duties are conducted in an appropriate manner.

1)	Storage and management of information related to execution of duties by the directors

Based on internal rules governing document management, the Company has instituted procedures for storage and management of information regarding the execution of duties by the Directors on storage media, and for maintenance of such media to facilitate reviews of such documentation.

2)	Regulations and other systems governing management of potential losses

The Company has instituted risk management regulations as a basis for its internal risk management systems, and appoints managers with responsibility for overseeing risks in accordance with these regulations.

3)	System for assuring efficient execution of duties by directors

i)
As a rule, the Board of Directors meets once a month and the Executive Management Committee once a week to provide a basis for the Directors to execute their duties in an efficient manner. Extraordinary meetings can also be convened, if necessary.

ii)	The President is the executive with senior executive responsibility.
iii)	The Company has established appropriate administrative and command structures to support the efficient execution of duties.

4)	Systems to ensure that the directors and employees execute their duties in compliance with laws, regulations and the Articles of Incorporation

i)
The Company has instituted internal compliance regulations to ensure that the Directors and employees execute their duties in compliance with laws, regulations and the Articles of Incorporation, and in a manner that respects business ethics and supports the Company in fulfilling its corporate social responsibility. The Company ensures that the rules on compliance are disseminated among all the Directors and employees.

ii)	The Company has established the Compliance Committee to support cultivation of a compliance-oriented corporate culture.

5)	System for assuring proper operations of the corporate group comprising the Company and its subsidiaries

i)	The Company has instituted internal rules governing the management of affiliated companies to ensure

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DWANGO Co., Ltd.

their proper operation. In accordance with these rules, affiliated companies are required to seek approval from the Company and to submit reports related to important business matters. The Company has also established appropriate procedures to monitor affiliate operations, as required.

ii)	The Company has instituted internal procedures to ensure that any transactions between the Company and affiliated companies are conducted fairly.

iii)
The Company has instituted a system to enable whistleblowers to report compliance violations or breaches of the rules governing the management of affiliated companies. Compliance violations are handled appropriately in accordance with the rules established by the Compliance Committee.

6)	System concerning employee-related issues should the Company's auditors decide to assign employees to assist the corporate auditors in fulfilling their duties

i)	Employees shall be assigned as required to assist the Corporate Auditors.

ii)
The independence from the Directors of any employees assigned to assist the Corporate Auditors shall be maintained with regard to any personnel matters related to their assignment, evaluation or discipline. The Board of Auditors shall give approval for such matters in advance.

7)	System for directors and employees to report to the corporate auditors, etc.

i)
In accordance with laws, regulations and the Articles of Incorporation, the Corporate Auditors can request reports from the Directors and employees at any time as required to ensure the proper operation of reporting systems for the Corporate Auditors' benefit and to enable the Corporate Auditors to carry out their auditing duties effectively. The Corporate Auditors attend all meetings of the Board of Directors, at which they are required to provide their opinions as deemed necessary.

ii)	The Company has instituted a system to enable whistleblowers to report to the Corporate Auditors as appropriate concerning compliance violations or related issues.

(Note)
Except where otherwise noted, all yen and share amounts in this report have been rounded down to the nearest unit, and all the ratios and other figures have been rounded to the nearest unit.

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DWANGO Co., Ltd.

Consolidated Balance Sheets
(As of September 30, 2013)
(Thousands of yen)
	Amount		Amount
Assets		Liabilities
Current assets:	18,297,582	Current liabilities	7,367,157
Cash and deposits	8,697,504	Accounts payable - trade	1,871,705
Notes and accounts receivable - trade	6,322,457	Lease obligations	2,912
Merchandise and finished goods	120,315	Accounts payable - other	2,618,335
Work in process	1,091,474	Income taxes payable	210,052
Supplies	1,844	Provision for bonuses	558,317
Deferred tax assets	893,138	Provision for point card certificates	28,901
Other	1,172,272	Asset retirement obligations	23,078
Allowance for doubtful accounts	(1,423)	Other	2,053,854
Non-current assets:	10,556,003	Non-current liabilities	750,357
Property, plant and equipment	2,258,403	Lease obligations	4,514
Buildings and structures	699,844	Deferred tax liabilities	413,051
Tools, furniture and fixtures	1,553,415	Other	332,790
Lease assets	5,144	Total liabilities	8,117,514
Intangible assets	2,484,064	Net assets
Goodwill	773,927	Shareholders' equity	20,078,055
Software	1,708,132	Capital stock	10,616,302
Other	2,004	Capital surplus	9,089,327
Investments and other assets	5,813,535	Retained earnings	378,062
Investment securities	4,645,380	Treasury stock	(5,636)
Long-term loans receivable	149,360	Total accumulated other comprehensive income	606,368
Other	1,231,495
Allowance for doubtful accounts	(212,702)	Valuation difference on available-for-sale securities	606,368

		Minority interests	51,647
		Total net assets	20,736,071
Total assets	28,853,586	Total liabilities and net assets	28,853,586
 (Note) Amounts are rounded down to the nearest thousand yen.

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DWANGO Co., Ltd.

Consolidated Statements of Income
(October 1, 2012 through September 30, 2013)

	(Thousands of yen)
	Amount
Net sales		35,946,004
Cost of sales		20,432,951
Gross profit		15,513,053
Selling, general and administrative expenses		13,382,329
Operating income		2,130,724
Non-operating income
Interest income	2,578
Dividend income	36,100
Equity in earnings of affiliates	35,420
Equity income from investment partnerships	23,546
Other	67,491	165,137
Non-operating expenses
Interest expenses	2,361
Other	1,045	3,407
Ordinary income		2,292,454
Extraordinary income
Gain on sales of subsidiaries and affiliates' stocks	4,476
Gain on liquidation of subsidiaries and affiliates	1,341	5,817
Extraordinary losses
Loss on valuation of investment securities	133,939
Loss on valuation of golf club memberships	5,810
Other	1,200	140,949
Income before income taxes		2,157,322
Income taxes - current	352,602
Income taxes - deferred	(490,080)	(137,477)
Income before minority interests		2,294,800
Minority interests in income		22,971
Net income		2,271,828
(Note) Amounts are rounded down to the nearest thousand yen.

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DWANGO Co., Ltd.

Consolidated Statements of Shareholders' Equity
(October 1, 2012 through September 30, 2013)

(Thousands of yen)

	Shareholders' equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Treasury stock
Balance at October 1, 2012	10,616,302	9,497,345	(1,893,765)	(5,636)	18,214,245
Changes of items during the period
Dividends from surplus	－	(408,018)	－	－	(408,018)
Net income	－	－	2,271,828	－	2,271,828
Net changes of items other than shareholders' equity	－	－	－	－	－
Total changes of items during the period	－	(408,018)	2,271,828	－	1,863,810
Balance at September 30, 2013	10,616,302	9,089,327	378,062	(5,636)	20,078,055

	Accumulated other comprehensive income
	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income	Minority interests	Total net assets
Balance at October 1, 2012	4,726	(1,101)	3,625	42,954	18,260,824
Changes of items during the period
Dividends from surplus	－	－	－	－	(408,018)
Net income	－	－	－	－	2,271,828
Net changes of items other than shareholders' equity	601,642	1,101	602,743	8,693	611,436
Total changes of items during the period	601,642	1,101	602,743	8,693	2,475,247
Balance at September 30, 2013	606,368	－	606,368	51,647	20,736,071
 (Note) Amounts are rounded down to the nearest thousand yen.

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DWANGO Co., Ltd.

Notes to the Consolidated Financial Statements
1.	Notes on significant matters forming the basis for preparing consolidated financial statements
(1)	Scope of consolidation
1)	Consolidated subsidiaries
• Number of consolidated subsidiaries:	6
• Names of principal consolidated subsidiaries:	DWANGO MOBILE, Inc. DWANGO CONTENTS, Inc. Dwango User Entertainment, Inc. niwango, inc. Spike Chunsoft Co., Ltd. Qteras, Inc.

•  Changes in the scope of consolidation:
On January 1, 2013, consolidated subsidiary CELL Co., Ltd., was renamed DWANGO CONTENTS, Inc.
On January 1, 2013, consolidated subsidiary Dwango Music Entertainment, Inc. was renamed Dwango User Entertainment, Inc.
Consolidated subsidiary T&E SOFT Inc. was excluded from the scope of consolidation beginning with the year under review as a result of a merger with the consolidated subsidiary Spike Chunsoft Co., Ltd. on January 7, 2013 in which the latter was the surviving entity.
Consolidated subsidiary MOBILE CONTENTS Co., Ltd. was excluded from the scope of consolidation beginning with the year under review after its business was wound up on December 20, 2012 and liquidated on February 28, 2013.
Consolidated subsidiary smiledge Co., Ltd. (formerly Skyscraper, Inc.), was excluded from the scope of consolidation and became an equity-method affiliate as of the year under review after the Company sold a majority equity stake in the firm on March 7, 2013.
Consolidated subsidiary DWANGO TAIWAN Co., Ltd. was excluded from the scope of consolidation owing to a lack of materiality. This company's business was wound up on June 4, 2013 and was in the process of being liquidated as of the fiscal year-end.

2)  Principal non-consolidated subsidiaries
• Names of principal non-consolidated subsidiaries: Nico Nico Inc. F'smile, Inc.
•    Reason for exclusion from consolidation:
These nonconsolidated subsidiaries are small in scale, and their effects on the consolidated financial statements in terms of total assets, sales, net income for the term (amount corresponding to ownership share), and retained earnings (amount corresponding to ownership share) are not significant.

(2)   Application of the equity method
1)               Non-consolidated subsidiaries and affiliated companies accounted for applying equity method
• Number of affiliated companies accounted for applying the equity method:2
• Names of principal companies:
Non-consolidated subsidiaries:	Not applicable
Affiliated companies:	MAGES. Inc. smiledge Co., Ltd
•   Changes in scope of application of the equity method
The consolidated subsidiary smiledge Co., Ltd. (formerly Skyscraper, Inc.), was excluded from the scope of consolidation and became an equity-method affiliate from the year under review after the Company sold a majority equity stake in the firm on March 7, 2013.

2)  Non-consolidated subsidiaries and affiliated companies not accounted for applying the equity method
• Names of principal companies: Principal non-consolidated subsidiaries: Principal affiliated companies:	Nico Nico Inc. F'smile, Inc M'sGadget. Flyhigh Works Co., Ltd.

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DWANGO Co., Ltd.

•   Reason for non-application of the equity method
The results of the non-consolidated subsidiaries that are not accounted for by the equity method (Nico Nico Inc. and F'smile, Inc.) and the affiliated companies (M'sGadget and Flyhigh Works Co., Ltd.) have been excluded from the scope of application of the equity method because of a general lack of materiality and the fact that, even without applying the equity method, the net income and retained earnings (proportional to the Company's shareholding in each affiliate) would not have a material impact on the consolidated results.

(3)     Fiscal year, etc. of the consolidated subsidiaries
  The balance sheet dates of all consolidated subsidiaries coincide with the balance sheet date of the consolidated financial statements.

(4)     Accounting policies
 1)  Valuation basis and methods for significant assets
   Marketable securities
   Other securities
Securities with fair value:
Market-value method based on the market price at the end of the consolidated fiscal year, etc. (Valuation differences are included in a separate component of net assets, and cost of sales is determined based on the moving-average method.)

Securities without fair value:	Cost method calculated by the moving-average method
Inventory assets
Merchandise and finished goods:	Stated at cost using the moving-average method (method of reducing the book value in accordance with the decline in profitability of assets).

Work in process:	Stated at cost using the specific identification method (method of reducing the book value in accordance with the decline in profitability of assets).

Supplies:	Stated at cost using the specific identification method (method of reducing the book value in accordance with the decline in profitability of assets).

2)    Depreciation and amortization method for important depreciable assets
   Tangible fixed assets (except lease assets):
The Company and its domestic consolidated subsidiaries apply the declining balance method (except for the application of the straight-line method for any buildings, excluding any attached facilities, acquired after March 31, 1998). Overseas-based consolidated subsidiaries apply the straight-line method, based on the relevant national accounting standards.
Major useful lives are as follows:
Buildings and structures:                   10 to 15 years
Tools, furniture and fixtures:              2 to 10 years
Intangible fixed assets (except leased assets):
Intangible fixed assets are stated based on the straight-line method. Software for internal use by the Company and its domestic consolidated subsidiaries is amortized by the straight-line method over the usable period by the companies (5 years).
Leased assets:
Straight-line method, assuming that economic life is equal to the lease period without residual value.

3)    Significant allowances and provisions
   Allowance for doubtful accounts:
To provide for doubtful accounts that arise in relation to accounts receivable - trade, loans, etc., the Company and its domestic consolidated subsidiaries recognize allowances for nonspecific receivables on the basis of a statutory deduction ratio.
   Provision for bonuses:
For payment of employee bonuses by the Company and its domestic consolidated subsidiaries, the amount expected to be paid is recognized which is incurred in the current fiscal year.

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DWANGO Co., Ltd.

Provision for point card certificates:
To cover the costs arising from the future utilization of "Niconico Points," which have been issued gratis, the amount is recognized for expected point utilization in the following fiscal years based on the past expenses ratio.

4) Conversion of major foreign currency-denominated assets and liabilities to yen
Monetary receivables and liabilities denominated in foreign currencies are translated into Japanese yen using the spot exchange rates on the consolidated balance sheet date with translation differences treated as gains or losses. In addition, the assets and liabilities of overseas subsidiaries are translated into Japanese yen using the spot exchange rates on the consolidated balance sheet date. Revenue and expenses are translated into Japanese yen using the average exchange rates of the fiscal year. The translation differences are included in foreign currency translation adjustment and minority interests in net assets section.

5) Revenue recognition in the Mobile business segment
In the Mobile business segment, revenue is recognized based on changes in the number of subscribers as recorded on the Company's servers, and any differences between these amounts and those on the payment notice received later from mobile carriers are booked as adjustments to revenue. A portion of revenue in the Portal business segment is also subject to such adjustments.

6) Amortization of goodwill
Amounts of goodwill as derived from rational estimates are amortized using the straight-line method.

7) Other significant matters for preparing the consolidated financial statements
Accounting treatment of consumption taxes:
Transactions subject to national consumption tax and local consumption tax are recorded at amounts exclusive of consumption taxes.
Application of consolidated taxation system:
The Company and some of its consolidated subsidiaries have applied the consolidated taxation system from the fiscal year under review.
Accounting treatment of investment partnership:
With respect to equity income from investment partnerships, income or losses resulting from the operations of the investment partnership to which the Company contribute are recorded by recognizing the amount corresponding to the equity holdings of the investment securities. Changes in the valuation of other marketable securities owned by the investment partnership are recognized as valuation differences within net assets, based on the change in the value of the underlying investment securities.

2.    Notes to the consolidated balance sheet
Accumulated amount of depreciation of tangible fixed assets: 3,731,598 thousand yen

3.    Notes to the consolidated statements of shareholders' equity
(1)     Total shares outstanding as of the end of the fiscal year under review
Number of shares as of September 30, 2013 (Shares)
Common stock	204,052
Total	204,052

(2)     Total treasury shares as of the end of the fiscal year under review
Type of shares	Number of shares at the beginning of the current fiscal year	Increase	Decrease	Number of shares at the end of the current fiscal year
Common stock	43 shares	－	－	43 shares

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(3)   Dividends from surplus
1) Amount of dividend payments etc.
     Details of dividend resolved at the 16th General Meeting of Shareholders held on December 19, 2012
・Total amount of dividends:	408,018 thousand yen
・Source of dividends:	Capital surplus
・Dividend per share:	2,000 yen
・Record date:	September 30, 2012
・Effective date:	December 20, 2012

2)
Dividend for which record date is in the current fiscal year with effective date in the following fiscal year
The details of dividend proposed at the 17th General Meeting of Shareholders held on December 18, 2013 were as follows.

・Total amount of dividends:	408,018 thousand yen
・Source of dividends:	Capital surplus
・Dividend per share:	2,000 yen
・Record date:	September 30, 2012
・Effective date:	December 19, 2012

4.    Notes on financial instruments
(1)   Status of financial instruments
The Company invests temporary cash surplus in low-risk financial instruments and raises its necessary short-term funds for operating through bank loans.
Notes and accounts receivable - trade, which are operating receivables are exposed to credit risk of customers. The Company takes measures to mitigate this risk in accordance with internal credit management rules. Marketable securities and investment securities, which mainly comprise shares of business partners and receivables from short-term investments regarding the temporary cash surplus, are exposed to fluctuations in their market prices. The Company monitors the market prices of these instruments and the financial position of the issuers (including trading partners) on a regular basis, and listed shares are subject to regular market valuation.

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(2)
Fair values of financial instruments
The following table shows carrying amount, fair value and the differences between the two values as of September 30, 2013 (the balance sheet date of the current fiscal year).

(Thousands of yen)
	Carrying amount	Fair value	Difference
1) Cash and deposits	8,697,504	8,697,504	－
2) Notes and accounts receivable - trade	6,322,457
Allowance for doubtful accounts (*1)	(1,423)
	6,321,034	6,321,034	－
3) Investment securities
Other securities	2,697,942	2,697,942	－
4) Long-term loans receivable (*2)	153,154
Allowance for doubtful accounts (*1)	(148,394)
	4,759	4,759	－
Total	17,721,239	17,721,239	－
5) Accounts payable - trade	1,871,705	1,871,705	－
6) Accounts payable - other	2,618,335	2,618,335	－
7) Lease obligations (current liabilities)	2,912	2,999	87
8) Income taxes payable	210,052	210,052	－
9) Lease obligations (non-current liabilities)	4,514	4,628	113
Total	4,707,521	4,707,721	200
(*1)	Notes and accounts receivable - trade and long-term loans receivable are stated exclusive of the respective allowances for doubtful accounts.
(*2)	The amount of long-term loans receivable includes loans receivable due within one year.

(Notes)
1.	Measurement methods for fair values of financial instruments
Assets
1)	Cash and deposits and 2) Notes and accounts receivable - trade
These are all stated at book value, since these assets are subject to short-term settlement and the book values and fair values do not differ significantly.
3)	Investment securities
Investment securities are stated at their market prices quoted on the stock exchange.
4)	Long-term loans receivable
With regard to long-term loans receivable which are doubtful to collect, fair value of those long-term loans are based on the carrying amount as of the balance sheet date less the respective allowance for doubtful accounts calculated based on the expected uncollectible amounts considering the collectability of the individual loans. Fair value of long-term loans receivable from other general borrowers are calculated by discounting the total of the principal and interest by the interest rate assumed in a case where the same loan is newly made. Since the fair value of such loans receivable approximately is the book value, the book value is used as the fair value of these loans receivable.
Liabilities
5)	Accounts payable – trade, 6) Accounts payable – other, and 8) Income taxes payable
These are all stated at book value, since these assets are subject to short-term settlement and the book values and fair values do not differ significantly.
7)	Lease obligations (current liabilities) and 9) Lease obligations (non-current liabilities)
Fair values for these liabilities are calculated by discounting the total of the principal and interest by the interest rate assumed in a case where the same lease transaction is newly made.

2.
Unlisted shares (carrying amount: ¥1,947,438 thousand) are not included in 3) Investment securities since their fair values are considered to be extremely difficult to determine due to the lack of their market prices and difficulty to estimate their future cash flow.

I-1-117

DWANGO Co., Ltd.

5.    Notes on per-share-related information
(1) Net assets per share:	506.95 yen
(2) Net income per share:	55.68 yen
(Note)
The Company conducted a 1-for-200 stock split of ordinary shares on October 1, 2013.
Net assets per share and net income per share are calculated as if the stock split was conducted at the beginning of the fiscal year.

6.	Notes on important subsequent events
I.	Stock split and adoption of a minimum trading unit
Following the resolution of the meeting of the Board of Directors held on August 22, 2013, the Company executed a stock split and adopted the share trading unit system effective October 1, 2013.

(1)	Objective of stock split and adoption of the share trading unit system
The objective of stock split is to increase the liquidity of the Company's shares and to broaden its investor base by reducing the price of one investment unit of the Company's stock. In addition, the Company adopted the share trading unit system in which each share of common stock will be split into 200 shares and the stock will trade in 100-share units in view of the intent of the "Action Plan for Aggregating Share Trading Units," which was released by the Japanese Stock Exchange.

(2)	Outline of stock split
1)	Stock split
Each of the shares of the Company held by shareholders included or recorded in the final register of shareholders as of the record date of September 30, 2013 was split into 200 shares.
2)	Increase in number of shares in connection with the stock split
Total issued shares prior to stock split:	204,052 shares
Increase in shares in connection with stock split:	40,606,348 shares
Total issued shares following stock split:	40,810,400 shares
Total authorized shares following stock split:	105,600,000 shares
3)	Stock split schedule
Announcement of record date	September 13, 2013
Record date	September 30, 2013
Effective date	October 1, 2013

(3)	Adoption of the share trading unit system
1)	Number of shares in the new share trading unit system
The Company adopted the share trading unit system of 100 shares.
2)	Adoption schedule
Effective date:                           October 1, 2013

(4)	Others
1)	The stock split does not involve any change in capital stock.
2)	Since the stock split took effect on October 1, 2013, the final dividend for the fiscal period ended September 30, 2013 is based on the number of shares prior to the stock split.
3)	Per-share information is calculated based on the assumption that the stock split was executed at the beginning of the current fiscal year.

I-1-118

DWANGO Co., Ltd.

II.     Share acquisition making an affiliate a wholly owned subsidiary
At the meeting of the Board of Directors held on October 30, 2013, it was resolved that the additional shares of MAGES. Inc., an affiliate of the Company applying the equity method, be acquired as follows to make MAGES. Inc. a wholly owned subsidiary of the Company. Following this resolution, the Company concluded the relevant share transfer agreement as of the same date.

(1)	Outline of the business combination
1)     Name, nature of business and size of operations of acquired entity
Name of acquired entity: MAGES. Inc.
Nature of business: Planning/development of game software; production/sale of CDs and DVDs; event planning/management; operation of schools
Size:	Total assets:	2,621,854 thousand yen
	Net assets:	810,484 thousand yen
	Net sales:	5,348,269 thousand yen
Figures stated are as of/ for the fiscal year ended September 30, 2013.
2) Rationale for business combination
The Company already operates in close collaboration with MAGES. Inc. across a wide range of businesses, including planning and production of animations, school operations, production management and event management.
The additional acquisition of shares of MAGES. Inc. will help to accelerate decision-making and reinforce efforts to create synergies within the Group.
3) Effective date of business combination
December 2, 2013 (planned)
4) Legal form of business combination
Share acquisition in exchange for cash
5) Name of the Company subsequent to the business combination
No change
6) Ownership ratio of voting rights acquired
Ownership ratio of voting rights immediately prior to the business combination: 46.9%
Ownership ratio of additional voting rights acquired on the effective date of the business combination: 46.9%
Ownership ratio of voting rights subsequent to the business combination: 93.8%
7) Number of shares acquired
122 shares
8) Names of sellers of shares
Nippon Cultural Broadcasting Inc.
Japan Central Music Ltd.
9) Rational for decision of sellers
The Company intends to acquire the shares in exchange for cash.

(2) Acquisition cost of the acquired company and its details
  1)  Acquisition cost (planned)
   600,000 thousand yen
  2)  Gain or loss on step acquisition
   To be determined

(3)	Amounts, cause, amortization method and period of goodwill incurred as well as amount of gain and cause of negative goodwill incurred
To be determined

(4)	Amounts of assets acquired and liabilities assumed on the business combination date and its details
To be determined

I-1-119

DWANGO Co., Ltd.

Non-consolidated Balance Sheets
(As of September 30, 2013)
(Thousands of yen)
	Amount		Amount
Assets		Liabilities
Current assets:	9,711,037	Current liabilities	4,737,008
Cash and deposits	4,210,152	Accounts payable - trade	1,297,392
Accounts receivable - trade	3,617,449	Accounts payable - other	1,630,894
Merchandise and finished goods	59,075	Accrued expenses	257,642
Work in process	157,707	Income taxes payable	65,077
Supplies	1,773	Advances received	317,337
Advance payments - trade	118,472	Deposits received	739,108
Prepaid expenses	366,509	Provision for bonuses	318,061
Deferred tax assets	633,227	Provision for point card certificates	28,901
Accounts receivable - other	364,928	Asset retirement obligations	23,078
Other	181,741	Other	59,515
Non-current assets:	15,315,512	Non-current liabilities	614,004
Property, plant and equipment	1,720,201	Deferred tax liabilities	386,533
Buildings	419,729	Asset retirement obligations	227,341
Tools, furniture and fixtures	1,298,930	Other	129
Lease assets	1,541	Total liabilities	5,351,013
Intangible assets	1,398,240	Net assets
Software	1,398,073	Shareholders' equity	19,069,008
Other	167	Capital stock	10,616,302
Investments and other assets	12,197,070	Capital surplus	8,963,344
Investment securities	3,694,337	Legal capital surplus	3,166,825
Stocks of subsidiaries and affiliates	7,629,559	Other capital surplus	5,796,518
Long-term loans receivable	148,394	Retained earnings	(505,000)
Long-term prepaid expenses	52,090	Legal retained earnings	15,903
Lease and guarantee deposits	772,768	Other retained earnings	(520,904)
Other	80,072	Retained earnings brought forward	(520,904)
Allowance for doubtful accounts	(180,152)
		Treasury stock	(5,636)
		Valuation and translation adjustments	606,527

		Valuation difference on available-for-sale securities	606,527

		Total net assets	19,675,536
Total assets	25,026,549	Total liabilities and net assets	25,026,549
 (Note) Amounts are rounded down to the nearest thousand yen.

I-1-120

DWANGO Co., Ltd.

Non-consolidated Statements of Income
(Year ended September 30, 2013)

(Thousands of yen)
	Amount
Net sales		19,178,237
Cost of sales		12,637,501
Gross profit		6,540,736
Selling, general and administrative expenses		5,998,124
Operating income		542,611
Non-operating income
Interest income	1,655
Dividend income	225,720
Rent income	17,180
Fiduciary obligation fee	571,094
Other	55,097	870,747
Non-operating expenses
Interest expenses	851
Other	195	1,047
Ordinary income		1,412,311
Extraordinary income
Gain on sales of subsidiaries' and affiliates' stocks	84,132
Gain on liquidations of subsidiaries and affiliates	8,935	93,067
Extraordinary losses
Loss on valuation of investment securities	133,939
Loss on valuation of golf club memberships	5,810
Loss on liquidations of subsidiaries and affiliates	6,802	146,552
Income before income taxes		1,358,826
Income taxes - current	(153,381)
Income taxes - deferred	(439,148)	(592,530)
Net income		1,951,356
 (Note) Amounts are rounded down to the nearest thousand yen.

I-1-121

DWANGO Co., Ltd.

Non-consolidated Statements of Shareholders' Equity
(Year ended September 30, 2013)
 (Thousands of yen)
	Shareholders' equity
	Capital stock	Capital surplus			Retained earnings
		Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings	Total retained earnings
						Retained earnings brought forward
Balance at October 1, 2012	10,616,302	3,166,825	6,330,519	9,497,345	15,903	(2,472,261)	(2,456,357)
Changes of items during the period
Dividends from surplus	－	－	(408,018)	(408,018)	－	－	－
Net income	－	－	－	－	－	1,951,356	1,951,356
Decrease due to company split	－	－	(125,983)	(125,983)	－	－	－
Net changes of items other than shareholders' equity	－	－	－	－	－	－	－
Total changes of items during the period	－	－	(534,001)	(534,001)	－	1,951,356	1,951,356
Balance at September 30, 2013	10,616,302	3,166,825	5,796,518	8,963,344	15,903	(520,904)	(505,000)

	Shareholders' equity		Valuation and translation adjustments
	Treasury stock	Total shareholders' equity	Valuation difference on available-for-sale securities	Total valuation and translation adjustments	Total net assets
Balance at October 1, 2012	(5,636)	17,651,652	4,885	4,885	17,656,538
Changes of items during the period
Dividends from surplus	－	(408,018)	－	－	(408,018)
Net income	－	1,951,356	－	－	1,951,356
Decrease due to company split	－	(125,983)	－	－	(125,983)
Net changes of items other than shareholders' equity	－	－	601,642	601,642	601,642
Total changes of items during the period	－	1,417,355	601,642	601,642	2,018,997
Balance at September 30, 2013	(5,636)	19,069,008	606,527	606,527	19,675,536
(Note) Amounts are rounded down to the nearest thousand yen.

I-1-122

DWANGO Co., Ltd.

Notes to the Non-consolidated Financial Statements
1.    Accounting policies
(1)   Valuation basis and method for significant assets
Valuation basis and method for marketable securities
Shares in subsidiaries and affiliated companies: stated at cost using the moving-average method
Other securities
Securities with fair value:
Market-value method based on the market price at the end of the consolidated fiscal year, etc. (Valuation differences are included in a separate component of net assets, and cost of sales is determined based on the moving-average method)

Securities without fair value:	Cost method calculated by the moving-average method

Inventory assets
Merchandise and finished goods:	Stated at cost using the moving-average method (method of reducing the book value in accordance with the decline in profitability of assets).

Work in process:	Stated at cost using the specific identification method (method of reducing the book value in accordance with the decline in profitability of assets).
Supplies:	Stated at cost using the specific identification method (method of reducing the book value in accordance with the decline in profitability of assets).

(2)      Depreciation and amortization method for non-current assets
           Tangible fixed assets (except lease assets):
The Company applies the declining balance method (except for the application of the straight-line method for any buildings, excluding any attached facilities, acquired after March 31, 1998).

Major useful lives are as follows:
Buildings:	10 to 15 years
Tools, furniture and fixtures:	2 to 10 years

             Intangible fixed assets (except leased assets):
Intangible fixed assets are stated based on the straight-line method. Software for internal use by the Company is amortized by the straight-line method over the usable period by the companies (5 years).

Leased assets: Straight-line method, assuming that economic life is equal to the lease period without residual value.

(3)    Allowance and provisions
Allowance for doubtful accounts:
To provide for doubtful accounts that arise in relation to accounts receivable - trade, loans, etc., the Company recognizes allowances for nonspecific receivables on the basis of a statutory deduction ratio.
Provision for bonuses:
For payment of the Company employees' bonuses, the amount expected to be paid is recognized which is incurred in the current fiscal year.
Provision for point card certificates:
To cover the costs arising from the future utilization of "Niconico Points," which have been issued gratis, the amount is recognized for expected point utilization in the following fiscal years based on the past expenses ratio.

(4)      Other significant matters for preparing the financial statements
           Accounting treatment of consumption taxes:
Transactions subject to national consumption tax and local consumption tax are recorded at amounts exclusive of consumption taxes.
Application of the consolidated taxation system:
The Company and has applied the consolidated taxation system from the fiscal year under review.

I-1-123

DWANGO Co., Ltd.

Accounting treatment of investment partnerships:
With respect to equity income from investment partnerships, income or losses resulting from the operations of the investment partnership to which the Company contribute are recorded by recognizing the amount corresponding to the equity holdings of the investment securities. Changes in the valuation of other marketable securities owned by the investment partnership are recognized as valuation differences within net assets, based on the change in the value of the underlying investment securities.

2.    Changes in method of presentation
"Accounts receivable - other" (83,272 thousand yen in the previous fiscal year), which was included in "Other" under current assets, is separately presented due to the increased materiality of the amount from the fiscal year under review.
"Dividend income" (27,700 thousand yen in the previous fiscal year), which was included in "Other" under non-operating income, is separately presented due to the increased materiality of the amount from the fiscal year under review.

3.    Notes to the balance sheets
(1) Accumulated amount of depreciation of tangible fixed assets: 2,998,788 thousand yen

(2)    Monetary receivables from and payables to subsidiaries and affiliated companies are as follows:
1) Short-term monetary receivables:	1,271,074 thousand yen
2) Long-term monetary receivables:	88,042 thousand yen
3) Long-term monetary payables:	666,597 thousand yen

4.    Notes to the statements of income
Amount of transactions with subsidiaries and affiliated companies
1) Operating revenues	3,254,465 thousand yen
2) Operating expenses	2,429,037 thousand yen
3) Non-operating transactions Non-operating income	781,434 thousand yen

5.     Notes to the statements of shareholders' equity
Total treasury stock as of the end of the fiscal year under review
Type of shares	Number of shares at the beginning of the current fiscal year	Increase	Decrease	Number of shares at the end of the current fiscal year
Common stock	43 shares	－	－	43 shares

I-1-124

DWANGO Co., Ltd.

6.	Notes to tax-effect accounting Breakdown of deferred tax assets and liabilities by major cause

(Thousands of yen)
Deferred tax assets (current)
Excess of provision for bonuses	120,863
Denial of research and development expenses	62,843
Accrued enterprise tax	23,851
Accrued business office taxes	4,395
Unrecognized assets for lump-sum amortization	9,845
Bonus allowance social insurance premiums	14,164
Accounts payable - trade	155,748
Unrecognized creative incentives	47,338
Provision for point card certificates	10,982
Loss carried forward	177,233
Other	24,006
Valuation allowance	(18,046)
Deferred tax assets (current)	633,227
Deferred tax assets (non-current)
Denial of research and development expenses	81,762
Unrecognized assets for lump-sum amortization	3,037
Denial of loss on valuation of non-current assets	428,127
Denial of loss on valuation of investment securities	150,381
Denial of prepaid expenses	57,330
Asset retirement obligations	89,149
Allowance for doubtful accounts	64,134
Loss carried forward	311,848
Valuation allowance	(1,185,772)
Deferred tax assets (non-current)	－
Deferred tax liabilities (non-current)
Assets corresponding to asset retirement liabilities	(51,247)
Valuation difference on available-for-sale securities	(335,285)
Deferred tax liabilities (non-current)	(386,533)
Deferred tax assets - net	246,694

7.    Note to the transaction with related parties
(1)      Parent company and primary institutional shareholders, etc.
Types	Name	Capital or investment (Thousands of yen)	Type of business or occupation	% of voting rights held (%)	Relationship with related party	Type of transaction	Value of transaction (Thousands of yen)	Accounting classification	Balance at term end (Thousands of yen)
Major share- holders	KADOKAWA CORPORATION	26,330,700	Development, production and sale of contents for published and visual materials, and associated operations	(Owning) Direct: 2.67% (Owned) Direct: 12.23%	Concurrent executive oversight of advertising and digital content operations	Subsidiary Share sale	147,074	―	―
(Notes)
1.	Transaction amounts do not include consumption tax.
2.	Transaction conditions and policies regarding decisions on transaction conditions: As determined in specific agreements

I-1-125

DWANGO Co., Ltd.

(2)      Subsidiaries
Types	Name	Capital or investment (Thousands of yen)	Type of business or occupation	% of voting rights held (%)	Relationship with related party	Type of transaction	Value of transaction (Thousands of yen)	Accounting classification	Balance at term-end (Thousands of yen)
Subsidiary	DWANGO MOBILE, Inc.	100,000	Planning, development and operation of contents for mobile handsets and smartphones	(Owning) Direct: 100%	Concurrent executive oversight of domain usage approvals	Domain usage fees	2,073,285	Accounts receivable - trade	582,289
						―	―	Deposits received	303,706
						Consulting fee income	363,108	Accounts receivable - other	32,419
Subsidiary	DWANGO CONTENTS, Inc.	391,250	Production and management of live broadcast programming	(Owning) Direct: 100%	Concurrent executive oversight of management of live broadcast programming and production outsourcing	Outsourcing of content planning and production	1,725,998	Accounts payable - trade	280,044
						Consulting fee income	95,344	Accounts receivable - other	11,413
 (Notes)
1.	The transaction amounts shown above do not include consumption taxes; year-end balances include consumption taxes.
2.	Transaction conditions and policies regarding decisions on transaction conditions:
As determined in specific agreements, based on mutual consultation

8.    Notes on per-share-related information
(1)      Net assets per share:               482.22 yen
(2)      Net income per share:              47.83 yen
(Note)
The Company conducted a 1-for-200 stock split of ordinary shares on October 1, 2013.
Net assets per share and net income per share are calculated as if the stock split was conducted at the beginning of the fiscal year.

9.    Notes on important subsequent events
I.     Stock split and adoption of a minimum trading unit
Following the resolution of the meeting of the Board of Directors held on August 22, 2013, the Company executed a stock split and adopted the share trading unit system effective October 1, 2013.

(1)   Objective of stock split and adoption of the share trading unit system
The objective of stock split is to increase the liquidity of the Company's shares and to broaden its investor base by reducing the price of one investment unit of the Company's stock. In addition, the Company adopted the share trading unit system in which each share of common stock will be split into 200 shares and the stock will trade in 100-share units in view of the intent of the "Action Plan for Aggregating Share Trading Units," which was released by the Japanese Stock Exchange.

(2)   Outline of stock split
1)     Stock split
        Each of the shares of the Company held by shareholders included or recorded in the final register of shareholders as of the record date of September 30, 2013 was split into 200 shares.
2)     Increase in number of shares in connection with the stock split
Total issued shares prior to stock split:	204,052 shares
Increase in issued shares due to stock split:	40,606,348 shares
Total issued shares following stock split:	40,810,400 shares
Total authorized shares after stock split:	105,600,000 shares

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DWANGO Co., Ltd.

3)     Stock split timetable
Announcement of record date:	September 13, 2013
Record date:	September 30, 2013
Effective date:	October 1, 2013

(3)   Adoption of the share trading unit system
1)     Number of shares in new share trading unit system
The Company adopted the share trading unit system of 100 shares.
2)     Adoption schedule
Effective date: October 1, 2013

(4)  Others
1)	The stock split does not involve any change in capital stock.
2)	Since the stock split took effect on October 1, 2013, the final dividend for the fiscal period ended September 30, 2013 is based on the number of shares prior to the stock split.
3)	Per-share information is calculated based on the assumption that the stock split was executed at the beginning of the current fiscal year.

I-1-127

DWANGO Co., Ltd.

Independent Auditors' Report on the Consolidated Financial Statements

Independent auditors' report

November 8, 2013
To the Board of Directors
DWANGO Co., Ltd.

Deloitte Touche Tohmatsu LLC
Masaya Shibata, CPA Seal
Designated Limited Liability Partner, Engagement Partner

Hajime Seshi, CPA Seal
Designated Limited Liability Partner, Engagement Partner

Pursuant to the provisions of Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements for the consolidated fiscal year from October 1, 2012 to September 30, 2013 of DWANGO Co., Ltd., that is, the consolidated balance sheets, the consolidated statements of income, the consolidated statements of shareholders' equity and the notes to the consolidated financial statements.

Responsibility of the Company's management for consolidated financial statements
The responsibility of the Company's management is to prepare and present properly consolidated financial statements in accordance with the accounting standards generally accepted in Japan. This includes establishing and operating the internal control that the management considers necessary in order to prepare and present properly such consolidated financial statements free of any material misstatement due to dishonesty or an error.

Auditors' responsibility
Our responsibility is to express an opinion on the consolidated financial statements as independent auditors on the basis of the audit we conducted. We conducted our audit in accordance with the auditing standards generally accepted in Japan. Those standards require that we draw up an audit plan and conduct audit based on the audit plan in order to obtain reasonable reassurance about whether the consolidated financial statements are free of any material misstatement.

In our audit, we perform the procedure for obtaining audit evidence as to the amounts and disclosure of the consolidated financial statements. The audit procedure is selected and used, according to our judgment, on the basis of the assessment of the risk of material misstatements on the consolidated financial statements due to dishonesty or an error. Although the purpose of our audit is not to express our opinion on the validity of the internal control, we examine the internal control related to the preparation and proper presentation of consolidated financial statements in order to plan a proper audit procedure according to the situation in conducting the assessment of the risk. Our audit includes examining the overall presentation of the consolidated financial statements, including the assessment of the accounting policies and their application methods adopted by the management and of the estimates made by the management.
We believe that we have obtained the sufficient and appropriate audit evidence that serve as a basis for expressing our opinions.

Audit opinion
In our opinion, the above consolidated financial statements present properly in every material point the situations of the assets as well as the income and losses of the Group composed of DWANGO Co., Ltd. and its consolidated subsidiaries for the year related to these consolidated financial statements in accordance with the accounting standards generally accepted in Japan.

Emphasis of Matter
As stated in the important subsequent events in the notes to the consolidated financial statements, the Company in its Board of Directors held on October 30, 2013 adopted a resolution to make its equity method affiliate, Mages Inc., a consolidated subsidiary through additional acquisition of the shares. The Company entered into a share transfer agreement on the same date.
This matter does not affect our conclusion.

Interests or relationships
Neither the above audit corporation nor its engagement partners have any interest in the Company (DWANGO Co., Ltd.) that should be disclosed pursuant to the provisions of the Certified Public Accountants Law.

I-1-128

DWANGO Co., Ltd.

Independent Auditors' Report on the Non-consolidated Financial Statements

Independent auditors' report

November 8, 2013
To the Board of Directors
DWANGO Co., Ltd.

Deloitte Touche Tohmatsu LLC
Masaya Shibata, CPA Seal
Designated Limited Liability Partner, Engagement Partner

Hajime Seshi, CPA Seal
Designated Limited Liability Partner, Engagement Partner

Pursuant to the provisions of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements for the 17th fiscal year from October 1, 2012 to September 30, 2013 of DWANGO Co., Ltd., that is, the non-consolidated balance sheets, the non-consolidated statements of income, the non-consolidated statements of shareholders' equity, the notes to the non-consolidated financial statements and its supplementary statement.

Responsibility of the Company's management for non-consolidated financial statements
The responsibility of the Company's management is to prepare and present properly non-consolidated financial statements and their supporting schedules in accordance with the accounting standards generally accepted in Japan. This includes establishing and operating the internal control that the management considers necessary in order to prepare and present properly such non-consolidated financial statements and their supporting schedules free of any material misstatement due to dishonesty or an error.

Auditors' responsibility
Our responsibility is to express an opinion on the non-consolidated financial statements and their supporting schedules as independent auditors on the basis of the audit we conducted. We conducted our audit in accordance with the auditing standards generally accepted in Japan. Those standards require that we draw up an audit plan and conduct audit based on the audit plan in order to obtain reasonable reassurance about whether the non-consolidated financial statements and their supporting schedules are free of any material misstatement.

In our audit, we perform the procedure for obtaining audit evidence as to the amounts and disclosure of the non-consolidated financial statements and their supporting schedules. The audit procedure is selected and used, according to our judgment, on the basis of the assessment of the risk of material misstatements on the non-consolidated financial statements and their supporting schedules due to dishonesty or an error. Although the purpose of our audit is not to express our opinion on the validity of the internal control, we examine the internal control related to the preparation and proper presentation of non-consolidated financial statements and their supporting schedules in order to plan a proper audit procedure according to the situation in conducting the assessment of the risk. Our audit also includes the overall presentation of the non-consolidated financial statements and their supporting schedules, including the assessment of the accounting policies and their application methods adopted by the management and of the estimates made by the management.

We believe that we have been able to have a reasonable basis for expressing our opinions as a result of our audit.

Audit opinion
In our opinion, the above non-consolidated financial and statements and their supporting schedules present properly in every material point the situations of the assets as well as the income and losses for the year related to these non-consolidated financial statements and their supporting schedules in accordance with the accounting standards generally accepted in Japan.

Interests or relationships
Neither the above audit corporation nor its engagement partners have any interest in the Company (DWANGO Co., Ltd.) that should be disclosed pursuant to the provisions of the Certified Public Accountants Law.

I-1-129

DWANGO Co., Ltd.

Audit Report by the Board of Corporate Auditors

Audit Report

Regarding the performance of duties by the Directors for the 17th fiscal year from October 1, 2012 to September 30, 2013, the Board of Corporate Auditors hereby submits its audit report, which has been prepared through discussions based on the reports prepared by the respective corporate auditors.

1.	Auditing methods employed by the Corporate Auditors and the Board of Corporate Auditors

The Board of Corporate Auditors determined the auditing policies, the assignment of tasks to corporate auditors, etc., and received reports from each corporate auditor the situation of auditing work and its result. In addition, it received reports on the performance of duties, and if necessary, asked for explanations, from directors, etc., and from independent auditors.

In accordance with the auditing policies, the assignment of tasks to corporate auditors, etc., each corporate auditor kept up communications with directors, the internal audit office, other employees, etc., and worked to collect information and improve the auditing environment. Corporate auditors also attended the meetings of the Board of Directors and other important meetings, received reports on the performance of duties from the directors, employees, etc., read important authorized documents, etc., and studied the operations and financial positions. In addition, they regularly received reports and asked explanations whenever necessary from directors, employees, etc., and expressed their opinions about the content of the resolutions of the Board of Directors regarding the development of the system for ensuring that the performance of directors' duties stated in the business report conforms to laws and regulations as well as to the Articles of Incorporation and other systems provided for in Article 100, Paragraphs 1 and 3 of the Companies Act Enforcement Regulations as necessary to ensure the proper conduct of business of a corporation and about the establishment and operating situation of the system (internal control system) established according to the resolutions. As for the subsidiaries, we worked to keep up communications and exchange information with the directors, corporate auditors, etc. of these subsidiaries and, if necessary, received reports on business from the subsidiaries. We examined the business report and its supporting schedules for the fiscal year in the way described above.

In addition, the Corporate Auditors monitored and inspected to check whether the independent auditors kept their independence and conducted their audit work properly, and received reports from them about their performance of their duties and, if necessary, asked them for explanations. We also had a report from them to the effect that they established the "System for Ensuring That the Independent Auditors Properly Perform Their Duties" (matters stated in each item of Article 131 of the Regulations for Corporate Accounting) according to the "Standards for Quality Control of Auditing" (Business Accounting Council; October 28, 2005), etc., and, if necessary, asked them for explanations. We examined the financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets and notes to the non-consolidated financial statements) and their supporting schedules as well as the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and notes to the consolidated financial statements) in the way described above.

I-1-130

DWANGO Co., Ltd.

2.	Audit results
(1)	Audit results of the business report, etc.
1)	In our opinion, the business report and its supporting schedules fairly represent the Company's conditions in accordance with the laws and regulations and the Articles of Incorporation.
2)	With regard to the performance of duties by the directors, we have found no evidence of wrongful act or no material violation of the laws and regulations or the Articles of Incorporation.
3)
In our opinion, the resolution of the Board of Directors regarding the internal control system is fair and reasonable. As for the statement regarding such internal control system in the business report and the performance of directors' duties concerning the internal control system, too, we have found no matters to point out.

(2)
Audit results of the non-consolidated financial statements and their supporting schedules
In our opinion, the audit method and results employed and rendered by the independent auditors Deloitte Touche Tohmatsu LLC are fair and reasonable.

(3)
Audit results of the consolidated financial statements
In our opinion, the audit method and results employed and rendered by the independent auditors Deloitte Touche Tohmatsu LLC are fair and reasonable.

November 14, 2013

Board of Corporate Auditors of DWANGO Co., Ltd.:
Satoshi Koike Seal
Standing Corporate Auditor

Yuichi Suzuki Seal
Outside Corporate Auditor

Takashi Fujita Seal
Outside Corporate Auditor

Kazuo Nakata Seal
Corporate Auditor

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